As filed with the Securities and Exchange Commission on April 3, 2017

FILE NO. 333-203376

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 2

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY

(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1221 N Street, Suite 200, Lincoln, Nebraska 68508

(800) 525-9287

(Address and Phone Number of Registrant’s Principal Executive Office)

ROBYN WYATT

LINCOLN BENEFIT LIFE COMPANY

1221 N Street, Suite 200

Lincoln, NE 68508

1-800-525-9287

(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Table of Contents

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Deferred annuity interests and participating interests therein	$ N/A	$(1)	$ N/A	$ N/A

(1)	The Contract does not provide for a predetermined amount or number of units.
(2)	By filing dated April 13, 2015, Lincoln Benefit Life Company registered $12,500,000 ($12.5 million) in market value adjusted annuity contract securities and because a filing fee of $1,433 previously had been paid with respect to those securities, there was no filing fee under that registration statement. In this Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2017

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2017

CONSULTANT I PROSPECTUS DATED MAY 1, 2017

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions about persistency and lapses, which could negatively impact the Company’s performance. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results.

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium, investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”).

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

Changes to the Internal Revenue Code, the issuance of administrative rulings or court decisions could increase our effective tax rate, make our current contractholders’ products less desirable and lower our net income on both a statutory accounting and GAAP basis. For example, the Republican members of the House Ways and Means Committee released “A Better Way, Our Vision for a Confident America” on June 24, 2016, which provides an outline for comprehensive tax reform. While, at this point, we cannot predict the likelihood of tax reform occurring in 2017 or beyond, both President Trump and key members of Congress have indicated that comprehensive tax reform is a high priority for the new Administration. If comprehensive tax reform legislation moves forward, there may be an impact to the life insurance company tax regime.

Current discussions focus on three major changes: (i) lowering the corporate and individual tax rates and reducing the number of tax brackets, (ii) moving towards a cash-flow based system of taxation for corporations and other businesses and (iii) reforming the international tax regime by moving to a territorial system of international taxation. However, none of the proposals being discussed includes sufficient detail to understand their full effect. Based on the detail that has been provided, these proposals could, among other things, change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the dividends-received deduction. The dividends-received deduction reduces the amount of dividend income significant component of the difference between our actual tax expense and expected amount determined using the federal statutory tax rate of 35%.

In addition, should the current proposals move forward, they could change the manner in which we deduct policy acquisition expenses, impose limitations on the deductibility of interest expense and the availability of net operating loss deductions and repeal the corporate Alternative Minimum Tax. These and other changes have been proposed in the context of tax simplification and as part of a plan to reduce the statutory corporate tax rate from a current rate of 35% to a rate of 20%. At this point, it is impossible to predict the enactment of any of the proposals, whether as part of a comprehensive tax reform act or as discrete legislative changes. We continue to closely monitor developments related to potential changes in the tax law and assess, when possible, the potential impact to both our earnings and our products in runoff.

Department of Labor (“DOL”) regulation defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in nature and amount of compensation and fees.

On April 8, 2016, the DOL released the DOL “Fiduciary Rule”, which, when effective, will substantially expand the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code. Under the DOL Fiduciary Rule, the investment-related information and support that our advisors and employees may provide to plan sponsors, participants and IRA holders on a non-fiduciary basis will be limited beyond what is allowed under the current law. As a result, changes to the methods that we use to deliver services may be required. As a closed block of annuity business, without a large concentration of qualified retirement plans, the Fiduciary Rule as currently drafted should not cause material changes to the manner in which we deliver products and services, or pay commissions and fees.

As of the date of this filing, President Trump directed the DOL to prepare an updated economic and legal analysis on whether the DOL Fiduciary Rule (i) has harmed or is likely to harm investors due to a reduction of Americans’ access to certain retirement savings offerings, retirement product structures, retirement savings information or related advice, (ii) has resulted in dislocations or disruptions within the retirement services industry that may adversely affect investors or retirees and (iii) is likely to cause an increase in litigation and an increase in prices that investors or retirees must pay to gain access to retirement services. This analysis may result in an implementation delay beyond the current implementation date.

The Company is dependent on the performance of others.

The Company’s results may be affected by the performance of others because the Company has entered into various arrangements in support of our business operations involving third parties. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities including the administration of its contractholders’ activities or the management of its invested assets on a day-to-day basis. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of investors, regulators and rating agencies.

Business combinations related to Lincoln Benefit could be disruptive to our operations.

Lincoln Benefit may be involved in a Resolution Life, Inc. acquisition, disposition, or combination with business from unrelated insurers. The risks and uncertainties related to these transactions include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the transactions;

•	disruption of current plans and operations caused by the closing of the transactions and the transition to or integration with new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents, competitors and regulators to the closing of the transactions.

Lincoln Benefit’s failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Deteriorating financial performance impacting commercial mortgage loans, securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets.

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions, some of which involve claims for substantial amounts. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations, books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive laws and regulations. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations can limit our ability to maintain the profitability of our business.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Although we endeavor to maintain all required licenses and approvals, we may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of December 31, 2016, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any licenses to conduct insurance business in any state or issued an order of supervision with respect to the Company, which would have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, impact the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our ceded insurance risks include all new business sold in the Allstate exclusive agency channel following the closing of our acquisition by Resolution Life, Inc., which business will be entirely ceded to Allstate Life Insurance Company. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations, and are important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including our competitors in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these regulatory reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

Specifically, the FASB is working on a project that could result in significant changes to how we account for and report our insurance contracts and VOBA. Depending on the magnitude of the changes ultimately adopted by the FASB, the proposed changes to generally accepted accounting principles may impose special demands on issuers in the areas of employee training, internal controls and disclosure and may affect how we manage our business. The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively. In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented.

As an insurance company, we are also subject to statutory accounting principles (“SAP”). Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, examination of statutory accounting disclosures for separate accounts, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices, and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers, collateral pledged to support FHLB advances, and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

We depend heavily upon computer systems to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party vendors to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, we have not experienced a material breach of cybersecurity, administrative and technical controls and other preventive actions we take to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our third party service providers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Although we conduct due diligence, negotiate contractual provisions and, in many cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of contractholders and revenues and otherwise adversely affect our business and financial results.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used change frequently or are not recognized until launched and because cyber-attacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, contractholders or other users of our system to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of our contractholders. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost sales, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability and material claims and penalties that we cannot currently predict or anticipate. As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance our protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences security events or other technological failures, it may be subject to regulatory inquiries or proceedings, litigation or reputational damage or be required to pay claims, fines or penalties.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We rely on services and products provided by many vendors in the United States and abroad, specifically third party administrators of our policies, our invested assets, and vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations.

Our associates may take risks not in accordance with our risk management policies which could negatively affect our financial condition and business.

As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, investment professionals, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. We endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks; however, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, and to prevent employee misconduct, these controls and procedures may not be effective. In such instances, the impact of those risks could harm our reputation and have a material adverse effect on our financial condition and business operations.

We may be unable to retain our highly qualified employees.

Resolution Life, Inc. is the employer of all staff that oversee the Company. Resolution Life, Inc. must attract and retain employees to service our contractholders and manage and grow our business. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations, and internal controls could be materially adversely affected if we are unsuccessful in retaining highly qualified employees. Resolution Life, Inc.’s inability to recruit or our failure to retain a sufficient number of qualified individuals in the future may impair our efficiency and effectiveness to service contractholders, meet regulatory deadlines, and our ability to pursue growth opportunities.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P. (the “Limited Partnership”), a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

On April 1, 2014, Resolution Life, Inc. acquired all the outstanding capital stock in Lincoln Benefit (the “Acquisition”) from Allstate Life Insurance Company (“ALIC”). Immediately prior to the closing of the transaction, Lincoln Benefit commuted certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC ((a), (b) and (c) collectively, the “Recaptured Business”). In connection with the closing, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement (the “ARRA”), pursuant to which ALIC continues to reinsure business that was ceded by Lincoln Benefit to ALIC before the closing, with the exception of the Recaptured Business (the “ALIC Reinsured Business”). ALIC continues to provide certain services with respect to the Recaptured

Business on a transitional basis, including services relating to processing of Life block commissions and agent licensing, 2015 agent bonus payments, and escheatment and unclaimed property processing.

ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC. The Allstate Financial sales channel will continue to sell Lincoln Benefit products until they are fully transitioned to a new Allstate company in 2017. As part of the Acquisition, ALIC has agreed to indemnify the Company for certain liabilities related to the pre-closing activities of the transferred business.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

Prior to July 18, 2013, we sold interest-sensitive traditional and variable life insurance and fixed annuities, including deferred and immediate, through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however, we continue to accept deposits on existing policies.

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder account balances, contract benefits and expenses are ceded to ALIC and other non-affiliated reinsurers.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of Resolution Life, Inc.)

Index

December 31, 2016

Page(s)

Reports of Independent Registered Public Accounting Firms	16

Consolidated Balance Sheets	18

Consolidated Statements of Operations and Comprehensive Income (Loss) (Successor) and Statement of Operations and Comprehensive Income (Loss) (Predecessor)	19

Consolidated Statements of Shareholder’s Equity (Successor) and Statement of Shareholder’s Equity (Predecessor)	20

Consolidated Statements of Cash Flows (Successor) and Statement of Cash Flows (Predecessor)	21

Notes to Consolidated Financial Statements	22

Schedule I — Consolidated Summary of Investments — Other than Investments in Related Parties	72

Schedule IV — Consolidated Reinsurance	73

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, Nebraska

We have audited the accompanying Statements of Operations and Comprehensive Income and Cash Flows of Lincoln Benefit Life Company (the “Company”) for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). Our audit also included Schedule IV – Reinsurance for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of Lincoln Benefit Life Company for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule IV – Reinsurance for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche, LLP

Chicago, Illinois

April 13, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Lincoln Benefit Life Company

In our opinion, the accompanying consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows for the years then ended and for the period from April 1, 2014 through December 31, 2014 present fairly, in all material respects, the financial position of Lincoln Benefit Life Company and its subsidiary (Successor) as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended and for the period from April 1, 2014 through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, Schedule I - Summary of Investments - Other than Investments in Related Parties as of December 31, 2016 and Schedule IV - Reinsurance for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014 present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 3, 2017

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Balance Sheets

December 31, 2016 and December 31, 2015

($ in thousands, except par value data and share amounts)

	December 31, 2016	December 31, 2015
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $8,299,496 and $8,274,194)	$8,212,740	$7,945,942
Common stocks	5,100	—
Commercial mortgage loans	1,455,156	1,509,132
Policy loans	178,890	186,827
Short-term investments	129,660	184,820
Other invested assets	19,406	18,412

Total Investments	$10,000,952	$9,845,133
Cash	3,388	49,121
Accrued investment income	92,997	91,214
Reinsurance recoverables	6,280,337	5,984,458
Valuation of business acquired	186,701	247,702
Deposit receivable	1,199,537	1,250,328
Other assets	682,654	633,091
Current income tax	2,051	1,472
Deferred tax asset, net	3,686	65,040
Separate account assets	1,342,220	1,395,141

Total Assets	$19,794,523	$19,562,700

LIABILITIES
Future policy benefits and other policyholder liabilities	5,111,791	4,757,641
Policyholders’ account balances	10,935,372	11,120,565
Accrued expenses and other liabilities	104,120	95,826
Modified coinsurance payable	1,199,537	1,250,328
Other long-term debt — affiliate	659,000	608,700
Separate account liabilities	1,342,220	1,395,141

Total Liabilities	$19,352,040	$19,228,201

SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	2,500	2,500
Additional paid-in capital	593,558	593,558
Accumulated other comprehensive income (loss)	(36,168)	(154,699)
Retained earnings (deficit)	(117,407)	(106,860)

Total Shareholder’s Equity	$442,483	$334,499

Total Liabilities and Shareholder’s Equity	$19,794,523	$19,562,700

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss) (Successor) and Statement of Operations and Comprehensive Income (Loss) (Predecessor)

For the Years Ended December 31, 2016 and 2015, the Period from April 1, 2014 through December 31, 2014, and the Period from January 1, 2014 through March 31, 2014

($ in thousands)

	Successor			Predecessor
	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014
Revenues
Premiums earned	$16,592	$8,841	$20,384	$—
Fee income from policyholders	346,027	353,932	259,169	—
Net investment income	397,083	398,931	288,571	2,350
Realized investment gains, net	73,720	113,538	46,092	285

Total revenues	$833,422	$875,242	$614,216	$2,635

Expenses
Policyholders’ benefits	449,118	351,744	216,543	—
Return credited to policyholders’ account balances	269,488	301,079	256,703	—
Operating and acquisition expenses	68,716	93,671	96,050	—

Total expenses	$787,322	$746,494	$569,296	$—

Income before federal income tax	$46,100	$128,748	$44,920	$2,635
Federal income tax expense (benefit)
Current	17,121	22,528	—	914
Deferred	(2,474)	23,566	14,234	8

Total income tax expense (benefit)	14,647	46,094	14,234	922

NET INCOME	$31,453	$82,654	$30,686	$1,713

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$100,439	$(290,511)	$131,433	$2,364
Reclassification adjustment for (gains) losses included in net income	(81,920)	79,023	—	285

Net unrealized investment gains (losses)	182,359	(369,534)	131,433	2,079

Other comprehensive (loss) income, before tax
Less: Income tax (benefit) related to:
Unrealized investment gains (losses) for the period	35,156	(101,679)	45,935	828
Reclassification adjustment for (gains) losses included in net income	28,672	(27,658)	—	(100)

Net unrealized investment gains (losses)	63,828	(129,337)	45,935	728

Other comprehensive (loss) income	118,531	(240,197)	85,498	1,351

Comprehensive (loss) income	$149,984	$(157,543)	$116,184	$3,064

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

Consolidated Statements of Shareholder’s Equity (Successor) and Statement of Shareholder’s Equity (Predecessor)

For the Years Ended December 31, 2016 and 2015, the Period from April 1, 2014 through December 31, 2014 and the Period from January 1, 2014 through March 31, 2014

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity

Predecessor	Shares	Amount
Balance, December 31, 2013	25,000	$2,500	$180,000	$157,325	$3,870	$343,695
Comprehensive income (loss)
Net income (loss)	—	—	—	1,713	—	1,713
Other comprehensive income (loss), net of tax	—	—	—	—	1,351	1,351

Total comprehensive income (loss)						3,064

Balance, March 31, 2014	25,000	$2,500	$180,000	$159,038	$5,221	$346,759

Successor
Balance, April 1, 2014	25,000	$2,500	$593,308	$—	$—	$595,808
Dividends to shareholder	—	—	—	(33,200)	—	(33,200)
Capital contribution	—	—	250	—	—	250
Comprehensive income (loss)
Net income (loss)	—	—	—	30,686	—	30,686
Other comprehensive income (loss), net of tax	—	—	—	—	85,498	85,498

Total comprehensive income (loss)						116,184

Balance, December 31, 2014	25,000	$2,500	$593,558	$(2,514)	$85,498	$679,042
Dividends to shareholder	—	—	—	(187,000)	—	(187,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	82,654	—	82,654
Other comprehensive income (loss), net of tax	—	—	—	—	(240,197)	(240,197)

Total comprehensive income (loss)						(157,543)

Balance, December 31, 2015	25,000	$2,500	$593,558	$(106,860)	$(154,699)	$334,499
Dividends to shareholder	—	—	—	(42,000)	—	(42,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	31,453	—	31,453
Other comprehensive income (loss), net of tax	—	—	—	—	118,531	118,531

Total comprehensive income (loss)						149,984

Balance, December 31, 2016	25,000	$2,500	$593,558	$(117,407)	$(36,168)	$442,483

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statements of Cash Flows (Successor) and Statement of Cash Flows (Predecessor)

For the Years Ended December 31, 2016 and 2015, the Period from April 1, 2014 through December 31, 2014 and the Period from January 1, 2014 through March 31, 2014

($ in thousands)

	Successor			Predecessor
	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014
Cash flows from operating activities:
Net income (loss)	$31,453	$82,654	$30,686	$1,713
Adjustments to reconcile net income (loss) to net cash:
Policy charges and fee income	(346,027)	(353,932)	(259,169)	—
Interest credited	269,488	301,079	256,703	—
Investment gains, net	(73,720)	(125,986)	(46,092)	(285)
Amortization/Accretion of bond premium, net	59,337	44,701	44,112	94
Amortization of VOBA	30,054	40,880	38,987	—
Changes in assets and liabilities:
Decrease (increase) in insurance related liabilities and policy-related balances	52,316	(24,884)	(21,964)	6,402
Decrease (increase) in receivable from/payable to affiliate	—	—	—	24,358
Deferred income tax expense (benefit)	(2,474)	23,566	14,234	921
Decrease (increase) in accrued investment income	(1,783)	5,194	6,838	—
Decrease (increase) in other assets and liabilities	(3,961)	(27,417)	31,780	(23,192)

Net cash provided by (used in) operating activities	14,683	(34,145)	96,115	10,011

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	3,806,768	4,739,792	1,844,344	21,341
Purchases	(3,823,450)	(3,703,237)	(1,898,874)	—
Commercial mortgage loans
Proceeds from sales and paydowns	265,414	164,658	150,849	—
Originations and purchases	(208,580)	(559,110)	—
Purchase of common stocks	(5,100)	—	—	—
Net purchases, sales, maturities of derivatives	2,642	(1,379)	(8,636)	—
Net purchases, sales, maturities of other investments	63,097	184,107	620,425	55,924

Net cash provided by (used in) investing activities	100,791	824,831	708,108	77,265

Cash flows from financing activities:
Policyholders’ account deposits	763,748	356,916	340,128	—
Policyholders’ account withdrawals	(905,014)	(922,215)	(1,141,289)	—
Dividends paid to shareholder	(42,000)	(187,000)	(33,200)	—
Change in overdrafts	22,059	(38,996)	39,089	—
Capital contribution	—	—	250	—

Net cash provided by (used in) financing activities	(161,207)	(791,295)	(795,022)	—

Net increase (decrease) in cash and cash equivalents	(45,733)	(609)	9,201	87,276
Cash and cash equivalents, beginning of period	49,121	49,730	40,529	5,100

Cash and cash equivalents, end of period	$3,388	$49,121	$49,730	$92,376

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$17,700	$24,000	$—	$—
Interest paid	$7,328	$6,671	$4,585	$—
Commutation Agreement proceeds (see Note 1):
Cash received on April 1, 2014	$—	$—	$—	$143,348
Cash received subsequent to April 1, 2014	$—	$—	$—	$5,946
Invested assets transferred	$—	$—	$—	$11,482,637
Noncash activities
Issuance of vehicle note	$—	$—	$513,000	$—
Issuance of other long-term debt	$—	$—	$513,000	$—
Interest income on vehicle note	$25,069	$22,880	$15,711	$—
Interest expense on other long-term debt	$25,069	$22,880	$15,711	$—
Increase in vehicle note and other long-term debt	$50,300	$57,100	$38,600	$—
Change in modified coinsurance payable and deposit receivable	$50,791	$133,060	$166,963	$—
Bond exchanges	$11,199	—	—	—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of Resolution Life, Inc. (“Resolution”), which in turn is a wholly owned subsidiary of Resolution Life Holdings, Inc. (“Holdings”). Resolution was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

On April 1, 2014, Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly owned subsidiary of Lincoln Benefit when it was contributed to Lincoln Benefit by Resolution.

The Company became a wholly owned subsidiary of Resolution on April 1, 2014 after receiving all required regulatory approvals. Prior to this date, it was a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”). On July 17, 2013, Holdings executed a Stock Purchase Agreement (the “Purchase Agreement”) to acquire 100% of the Company from ALIC (the “Acquisition”). In November 2013, Holdings assigned the right to acquire all of Lincoln Benefit’s outstanding capital stock to Resolution pursuant to an Assignment Agreement. The purchase price was $595.8 million.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Financial Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased, and sales through the Allstate Financial Sales channel will continue for a period after the closing date of Acquisition. The Company operates as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

On April 1, 2014, immediately prior to the Acquisition, the Company, pursuant to a Partial Commutation Agreement, recaptured all deferred annuity, long-term care, accident and health and life business sold through Lincoln Benefit’s independent master brokerage agencies, other than specified life business, previously reinsured by ALIC. The primary impacts of the Partial Commutation Agreement with ALIC were the receipt of investments, the reduction of the related reinsurance recoverable and the reestablishment of deferred acquisition costs. The Company’s assets and liabilities increased by $1.33 billion and $0.19 billion, respectively. Since the Partial Commutation Agreement occurred between entities under common control, the excess of assets received and liabilities assumed was recorded as a capital contribution through additional paid-in capital.

Additionally, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement where ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business will remain reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC.

As part of the Acquisition, ALIC has agreed to indemnify the Company for certain liabilities related to pre-closing activities of the transferred business.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at fair value at the date of acquisition. The following table summarizes the fair values of assets acquired and liabilities assumed as of April 1, 2014:

($ in thousands)
Assets
Fixed maturities	$9,194,903
Commercial mortgage loans	1,263,902
Policy loans	196,451
Short-term investments	979,728
Other invested assets	1,104
Cash	40,529
Accrued investment income	103,246
Reinsurance recoverable	5,606,879
Value of business acquired	290,795
Deposit receivable	1,550,351
Intangibles	5,200
Other assets	554,176
Separate account assets	1,661,007

Total assets acquired	21,448,271

Liabilities
Future policy benefits and other policyholder liabilities	6,682,833
Policyholders’ account balances	10,367,246
Accrued expenses and other liabilities	78,026
Modified coinsurance payable	1,550,351
Other long-term debt — affiliate	513,000
Separate account liabilities	1,661,007

Total liabilities assumed	20,852,463

Net assets acquired	$595,808

Included in the assets acquired is the value of business acquired (“VOBA”), which reflects the estimated fair value of in-force contracts acquired and represents the portion of the purchase price that is allocated to the future profits embedded in the acquired contracts at the acquisition date. See Note 11 for further explanation of VOBA. The assessment of fair value in accordance with ASC 805-20-25 included the establishment of intangible assets for VOBA and various state licenses.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The financial statements are presented for Successor and Predecessor Periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods. The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Consolidation

The accompanying consolidated financial statements of the Successor include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Significant Accounting Policies

Cash

Cash includes cash on hand, amounts due from banks, money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business and other debt instruments with maturities of three months or less when purchased. Cash equivalents mainly consist of government guaranteed money market mutual funds (“MMFs”) carried at amortized cost which approximates fair value.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows — Successor and Statement of Cash Flows — Predecessor.

Common stocks are comprised of Federal Home Loan Bank of Chicago (“FHLB”) stock, which is carried at cost.

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with ASC 320, Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value, the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities, the length and severity of the impairment, the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the noncredit loss. For corporate bonds, historical default (by rating) data is used as a proxy for the probability of default, and loss given default (by issuer) projections are applied to the par amount of the bond. Potential losses incurred on structured securities are based on expected loss models rather than incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan and lease losses (“ALLL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed equity index options and futures and interest rate swaps to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in Realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Equity index futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in Realized investment gains, net. If the option contract expires without being exercised, the premiums paid or received are reported as Realized investment gains, net and the corresponding asset or liability previously recorded is reversed. The change in the fair value of options contracts are reported in Realized investment gains, net, with an adjustment to a corresponding asset or liability.

The Company employs interest rate swaps to reduce interest rate risk associated with specific investments supporting certain annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The change in the fair value of the swap is reported in Realized investment gains, net, with an adjustment to the corresponding asset or liability. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to Realized investment gains, net. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities. The Company also has derivatives embedded in certain inverse floater bonds which are held at fair value option. The fair value option is used for valuing these securities given the complexity of bifurcating the economic components associated with the embedded derivatives.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on debt securities that are over 90 days delinquent or where collection of interest is improbable and commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held one commercial mortgage loan that was delinquent in 2016 and accruals suspended. The Company held no investments in non-accrual status as of December 31, 2015.

Realized investment gains and losses, net, include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Prior to April 1, 2014 (the “Predecessor Period”), the Company had reinsurance agreements whereby all premiums, fee income from policyholders and returns credited to policyholders, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Amounts reflected in the Statements of Operations and Comprehensive Income (Loss) are presented net of reinsurance.

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrenders on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. As of April 1, 2014, the Company has reinsurance agreements to transfer all the risk related to immediate annuities existing as of or prior to the Acquisition Date.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the policyholder account balance.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Returns credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable life and variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

The Company incurs costs in connection with renewal insurance business. All acquisition-related costs, including commissions, as well as all indirect costs, are expensed as incurred and reported in Other expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014 (the “Successor Period”).

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheets (Successor). However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.

Prior to April 1, 2014, the Company had reinsurance agreements whereby all insurance risks represented by premiums, fee income from policyholders, returns credited to policyholder account balances, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Additionally, investment income earned on the assets that supported policyholder account balances and future policy benefits and other policyholder funds were not included in the Company’s financial statements, as those assets were owned and managed by ALIC and other reinsurers under the terms of the reinsurance agreements.

Value of Business Acquired (“VOBA”)

For interest-sensitive life and annuity products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGPs”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Successor) or Statements of Operations and Comprehensive Income (Predecessor). Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives.

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed life and annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivatives and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. Additional liabilities for no lapse

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

guarantees on universal life products are calculated based on the application of a benefit ratio (the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract). The level and direction of the change in reserves will vary over time based on the emergence of actual experience and revisions to future assumptions.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Policyholders’ Account Balances

Policyholder account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Income Taxes — Successor

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date and a deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized. Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Income Taxes — Predecessor

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, accrued expenses and reinsurance recoverables. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department of Insurance deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department of Insurance pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $50.3 million, $57.1 million and $38.6 million in the Successor Periods for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014, respectively. Interest expense of $25.1 million, $22.9 million and $15.7 million was recognized in the Successor Periods for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014, respectively. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note and receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Adoption of New Accounting Pronouncements

In November 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to restricted cash (ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The new guidance specifies that restricted cash and cash equivalents are to be included with cash and cash equivalents in the Statement of Cash Flows. The Company will provide these additional disclosures in the Consolidated Statements of Cash Flows upon adoption date as applicable.

In June 2016, the FASB issued new guidance for recording credit losses (ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Current GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. The amendments replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information. The revisions affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. Credit losses on available-for-sale fixed maturities carried at fair value will continue to be measured as other-than-temporary impairments when incurred, however, the losses will be recognized through an allowance and no longer as an adjustment to cost

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

basis. The new guidance will also require purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance to be recorded based on the contractual amounts due and an initial allowance recorded at the date of purchase. The Company has not yet determined the timing for adoption or estimated the effect on the Company’s consolidated financial statements. Significant implementation matters yet to be addressed include estimating lifetime expected losses on debt instruments carried at other than fair value, determining the impact of valuation allowances on the effective interest method for recognizing interest income, and updating the investment accounting system functionality to adjust valuation allowances based on changes in fair value.

In February 2016, the FASB issued a new leasing standard (ASU 2016-02, Leases (Topic 842)). The leasing standard will be effective for calendar year-end public companies beginning after December 15, 2018. Early adoption is permitted. The core principle of the proposed requirements is that an entity should recognize assets and liabilities arising from a lease. In accordance with that principle, a lessee would recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. The Company is currently identifying all leases that are within the scope of this standard, and is currently evaluating the impact of this guidance on its consolidated financial statements. The adoption of this new guidance is not expected to have a material impact on the Company’s recognition of lease expense.

In January 2016, the FASB issued new guidance on the recognition and measurement of financial instruments (ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10); Recognition and Measurement of Financial Assets and Financial Liabilities). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for the instrument-specific credit risk provision. The new guidance will require investments in equity securities to be measured at fair value with any changes valuation reported in net income, except for those equity securities that result in consolidation or are accounted for under the equity method of accounting. The new guidance will also require a deferred tax asset resulting from net unrealized losses on available-for-sale fixed maturities that are recognized in accumulated other comprehensive income (loss) to be evaluated for recoverability in combination with the Company’s other deferred tax assets. Any difference in the evaluation of deferred tax assets may also affect stockholder’s equity. Cash flows will not be affected.

In May 2015, the FASB issued new guidance on short-duration insurance contracts (Accounting Standards Update (“ASU”) 2015-09, Financial Services — Insurance (Topic 944)): Disclosures about Short-Duration Contracts). The amendments in this new guidance are effective for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. The new guidance should be applied retrospectively by providing comparative disclosures for each period presented, except for those requirements that apply only to the current period. The new guidance requires insurance entities to provide users of financial statements with more transparent information about initial claim estimates and subsequent adjustments to these estimates, including reconciling from the claim development table to the balance sheet liability; methodologies and judgments in estimating claims; and the timing, and frequency of claims. The new disclosure required by this guidance has been added to Note 8.

In May 2015, the FASB issued new guidance on fair value measurement (ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)), effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years and which should be applied retrospectively to all periods presented. Earlier application is permitted. The new amendments in this ASU remove the requirement to categorize within the fair value

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

hierarchy all investments for which fair value is measured using the net asset value (“NAV”) per share practical expedient. In addition, the amendments remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the NAV per share practical expedient. The adoption of this guidance did not have a material impact to the Company’s consolidated financial statements.

In April 2015, the FASB issued new guidance on accounting for fees paid in a cloud computing arrangement (ASU 2015-05, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement), effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption of the new guidance is permitted and an entity can elect to adopt the guidance either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. The new guidance provides that all software licenses included in cloud computing arrangements be accounted for consistent with other licenses of intangible assets. However, if a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract, the accounting for which did not change. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Effective November 18, 2014, the Company adopted new guidance on when, if ever, the cost of acquiring an entity should be used to establish a new accounting basis (“pushdown”) in the acquired entity’s separate financial statements (ASU 2014-17, Business Combinations (Topic 805): Pushdown Accounting). The guidance provides an acquired entity and its subsidiaries with an irrevocable option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. If a reporting entity elects to apply pushdown accounting, its stand-alone financial statements would reflect the acquirer’s new basis in the acquired entity’s assets and liabilities. The election to apply pushdown accounting should be determined by an acquired entity for each individual change-in-control event in which an acquirer obtains control of the acquired entity; however, an entity that does not elect to apply pushdown accounting in the period of a change-in-control can later elect to retrospectively apply pushdown accounting to the most recent change-in-control transaction as a change in accounting principle. The Company has applied pushdown accounting as a result of the Acquisition in the Successor Period, as disclosed in Note 1.

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)) effective for fiscal years beginning after December 15, 2016 and interim periods within those years and should be applied retrospectively. In August 2015, the FASB amended the guidance (ASU 2015-14) to defer the effective date by one year, effective for the fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The new guidance will supersede nearly all existing revenue recognition guidance under GAAP; however, it will not impact the accounting for insurance contracts, leases, financial instruments and guarantees. For those contracts that are impacted by the new guidance, the guidance will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled, in exchange for those goods or services. The adoption of this guidance will not have a material impact to the Company’s consolidated financial position, results of operations or financial statement disclosures.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities as of December 31, 2016 and 2015 were as follows:

December 31, 2016 — Successor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Embedded Derivatives(1)	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$508,635	$7,681	$(14,979)	$—	$501,337
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, at fair value option	15,348	—	—	(733)	14,615
Obligations of U.S. States and Political Subdivisions	702,415	15,936	(8,614)	—	709,737
Foreign government	31,009	303	(3,257)	—	28,055
All other corporate securities	5,963,354	74,854	(151,382)	—	5,886,826
ABS	512,486	5,370	(10,093)	—	507,763
CMBS	385,757	1,283	(5,778)	—	381,262
RMBS	180,492	5,556	(2,903)	—	183,145

Total fixed maturities	$8,299,496	$110,983	$(197,006)	$(733)	$8,212,740
Equity securities	5,100	—	—	—	5,100

Total fixed maturities and equity securities investments	$8,304,596	$110,983	$(197,006)	$(733)	$8,217,840

December 31, 2015 — Successor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Embedded Derivatives(1)	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$163,096	$5,563	$(81)	$—	$168,578
Obligations of U.S. States and Political Subdivisions	712,948	14,827	(7,018)	—	720,757
Foreign government	72,042	202	(10,601)	—	61,643
All other corporate securities	6,060,561	31,263	(353,149)	—	5,738,675
ABS	542,503	2,517	(8,229)	—	536,791
CMBS	513,316	627	(7,244)	—	506,699
RMBS	209,728	4,600	(1,529)	—	212,799

Total fixed maturities	$8,274,194	$59,599	$(387,851)	$—	$7,945,942

(1)	Embedded derivatives within fixed maturity securities held at fair value option are reported with the host investment. The change in fair value of embedded derivatives are reported in Realized Investment Gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Scheduled Maturities

The scheduled maturities for fixed maturities are as follows as of December 31, 2016:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$89,822	$90,008
Due after one year through five years	1,095,001	1,111,271
Due after five years through ten years	1,443,613	1,469,357
Due after ten years	4,176,392	4,056,041

Total before asset and mortgage-backed securities	$6,804,828	$6,726,677
Asset and mortgage-backed securities	1,494,668	1,486,063

Total fixed maturities	$8,299,496	$8,212,740

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The following table presents the Company’s commercial mortgage loan portfolio by geographical region as of December 31, 2016 and 2015:

($ in thousands)	December 31, 2016	December 31, 2015
Alabama	$1,287	$1,508
Arizona	20,389	34,911
California	255,023	336,310
Colorado	57,269	57,207
Connecticut	25,317	25,374
Florida	123,194	86,698
Georgia	65,414	67,213
Hawaii	6,099	7,134
Illinois	114,549	92,813
Iowa	1,033	1,266
Kansas	9,200	9,200
Kentucky	7,154	7,696
Maine	3,686	3,905
Maryland	20,975	33,844
Massachusetts	77,772	90,897
Minnesota	132,395	148,346
Nevada	84,721	14,262
New Jersey	65,908	68,720
New York	66,502	94,985
North Carolina	55,851	58,078
Ohio	38,611	36,954
Oklahoma	—	10,803
Pennsylvania	31,929	41,975
South Carolina	1,948	2,532
Tennessee	3,238	5,278
Texas	133,020	107,279
Utah	42,641	44,366
Virginia	1,676	2,353
Washington	3,681	11,550
Wisconsin	4,674	5,675
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,455,156	$1,509,132

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment were as follows at December 31, 2016 and 2015:

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2016 ($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785,149	$36,743	$11,354	$833,246	57.3%	$848,702	57.9%
65% to 75%	581,188	25,317	—	606,505	41.7	601,587	41.1
76% to 80%	10,493	—	—	10,493	0.7	10,494	0.7
Greater than 80%	4,912	—	—	4,912	0.3	4,330	0.3

Total	$1,381,742	$62,060	$11,354	$1,455,156	100.0%	$1,465,113	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2015 ($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$869,470	$85,869	$19,862	$975,201	64.6%	$1,000,948	65.1%
65% to 75%	508,557	25,374	—	533,931	35.4	535,690	34.9
76% to 80%	—	—	—	—	0.0	—	0.0
Greater than 80%	—	—	—	—	0.0	—	0.0

Total	$1,378,027	$111,243	$19,862	$1,509,132	100.0%	$1,536,638	100.0%

As of December 31, 2016 and 2015, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2016, $1,450.3 million of commercial mortgage and other loans were in current status and one commercial mortgage loan with book value of $4.9 million was between 90-179 days past due. As of December 31, 2015, $1,509.1 million of commercial mortgage loans were in current status with no commercial mortgage or other loans classified as past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. During 2016 and 2015, the Company did not record any impairments related to commercial mortgage loans. For 2016, the fair value of the collateral less costs to sell the past due loan, described above, exceeded book value.

The Company’s commercial mortgages may occasionally be involved in a troubled debt restructuring. As of December 31, 2016 and 2015, the Company had no commitments to fund to borrowers that have been involved in a troubled debt restructuring. As of December 31, 2016 and 2015, the Company had no new troubled debt restructurings related to commercial mortgages and no payment defaults on commercial mortgages other than as described above.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Other Invested Assets

The following table sets forth the composition of “Other invested assets” as of December 31, 2016 and 2015:

Amortized Cost

($ in thousands)	December 31, 2016	December 31, 2015
Low income housing tax credit properties	$457	$677
Derivatives	18,949	17,735

	$19,406	$18,412

Net Investment Income

Net investment income for Successor Periods for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014 and the Predecessor Period from January 1, 2014 through March 31, 2014 were as follows:

	Successor			Predecessor
($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014
Fixed maturities	$330,707	$334,931	$231,972	$2,461
Commercial mortgage loans	69,360	63,028	49,417	—
Cash, cash equivalents and short-term investments	1,007	511	4,786	16
Other investment income	8,845	9,543	7,353	—

Gross investment income	$409,919	$408,013	$293,528	$2,477
Investment expenses	12,836	9,082	4,957	127

Net investment income	$397,083	$398,931	$288,571	$2,350

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Realized Investment Gains and Losses

Realized investment gains and losses for Successor Periods for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014 and the Predecessor Period from January 1, 2014 through March 31, 2014 were as follows:

	Successor			Predecessor
($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014
Realized investment gains, net
Fixed maturities, available for sale	$66,560	$120,421	$25,795	$285
Fixed maturities, at fair value option(1)	(733)	—	—	—
Commercial mortgage loans	4,037	2,325	2,880	—
Derivatives	3,856	(9,208)	17,417	—

Net realized gains	$73,720	$113,538	$46,092	$285

(1)	Relates to embedded derivatives within fixed maturity securities that are held at fair value option.

There were no other-than-temporary impairment losses recorded in the Successor Periods for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014.

There were no other-than-temporary impairment losses recorded in the Predecessor Period from January 1, 2014 through March 31, 2014. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2016 or 2015.

Proceeds from sales of fixed maturities and gross realized investment gains and losses for Successor Periods for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014 and the Predecessor Period for the period from January 1, 2014 through March 31, 2014 were as follows:

	Successor			Predecessor
($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014
Fixed maturities, available-for-sale
Proceeds from sales	$3,027,998	$3,864,356	$1,427,135	$5,277
Gross investment gains from sales	109,282	142,534	27,224	317
Gross investment losses from sales	(35,136)	(16,348)	(2,755)	(32)

Proceeds from sales excludes non-taxable exchanges of $11.1 million, $72.4 million and $3.0 million for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014, respectively.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Unrealized Investment Gains and Losses — Successor

The following table summarizes the gross unrealized losses and fair value of fixed maturities by the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2016 and 2015:

Fixed Maturities Available for Sale in a Loss Position

	Less than 12 months		Greater than 12 months
December 31, 2016 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$276,025	$(14,951)	$1,059	$(28)	$277,084	$(14,979)
Obligations of U.S. States and Political Subdivisions	206,090	(8,314)	5,274	(300)	211,364	(8,614)
Foreign government	769	(34)	14,632	(3,223)	15,401	(3,257)
All other corporate securities	2,385,689	(94,085)	512,710	(57,297)	2,898,399	(151,382)
ABS	204,555	(8,456)	39,450	(1,637)	244,005	(10,093)
CMBS	228,303	(5,231)	43,903	(547)	272,206	(5,778)
RMBS	61,058	(1,659)	40,454	(1,244)	101,512	(2,903)

Total fixed maturities	$3,362,489	$(132,730)	$657,482	$(64,276)	$4,019,971	$(197,006)

	Less than 12 months		Greater than 12 months
December 31, 2015 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$18,639	$(77)	$98	$(4)	$18,737	$(81)
Obligations of U.S. States and Political Subdivisions	207,889	(6,983)	4,030	(35)	211,919	(7,018)
Foreign government	41,507	(8,665)	5,965	(1,936)	47,472	(10,601)
All other corporate securities	3,523,371	(293,131)	209,474	(60,018)	3,732,845	(353,149)
ABS	397,884	(7,031)	15,040	(1,198)	412,924	(8,229)
CMBS	437,244	(7,164)	8,419	(80)	445,663	(7,244)
RMBS	65,470	(776)	29,659	(753)	95,129	(1,529)

Total fixed maturities	$4,692,004	$(323,827)	$272,685	$(64,024)	$4,964,689	$(387,851)

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Net Unrealized Investment Gains and Losses in AOCI

($ in thousands) Predecessor	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Benefit	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2013	$5,954	$—	$—	$(2,084)	$3,870
Net investment gains and losses on investments arising during the period	2,364	—	—	(828)	1,536
Reclassification adjustment for gains and losses included in net income	285	—	—	(100)	185

Balance, March 31, 2014	$8,033	$—	$—	$(2,812)	$5,221

Successor
Balance, April 1, 2014	$—	$—	$—	$—	$—
Net investment gains and losses on investments arising during the period	159,261	—	—	(55,675)	103,586
Reclassification adjustment for gains and losses included in net income	—	—	—	—	—
Impact of net unrealized investment gains and losses on VOBA	—	(20,287)	—	7,100	(13,187)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(7,541)	2,640	(4,901)

Balance, December 31, 2014	$159,261	$(20,287)	$(7,541)	$(45,935)	$85,498
Net investment gains and losses on investments arising during the period	(408,019)	—	—	142,807	(265,212)
Reclassification adjustment for gains and losses included in net income	79,023	—	—	(27,658)	51,365
Impact of net unrealized investment gains and losses on VOBA	—	57,061	—	(19,971)	37,090
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	60,447	(21,157)	39,290

Balance, December 31, 2015	$(327,781)	$36,774	$52,906	$83,402	$(154,699)
Net investment gains and losses on investments arising during the period	160,311	—	—	(56,111)	104,200
Reclassification adjustment for gains and losses included in net income	(81,920)	—	—	28,672	(53,248)
Impact of net unrealized investment gains and losses on VOBA	—	(30,948)	—	10,832	(20,116)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(28,924)	10,123	(18,801)

Balance, December 31, 2016	$(85,550)	$5,826	$23,982	$19,574	$(36,168)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The following table provides a summary of the notional and fair value positions of derivative financial instruments as of December 31, 2016 and 2015:

($ in thousands)	December 31, 2016				December 31, 2015
	Notional		Gross Fair Value		Notional		Gross Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Assets
Equity Options	$410,500	$419,225	$34,248	$(15,158)	$879,853	$839,994	$28,588	$(10,961)
Futures	16,913	—	—	(141)	15,373	—	108	—
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts(2)	$—	$1,281,993	$—	$(55,871)	$—	$1,494,084	$—	$(64,138)
Equity-indexed life contracts	—	460,261	—	(23,803)	—	401,511	—	(11,701)
Guaranteed accumulation benefits(1)	—	77,212	—	(6,724)	—	95,752	—	(7,499)
Guaranteed withdrawal benefits(1)	—	11,064	—	(111)	—	13,264	—	(315)

(1)	As of April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements
(2)	Notional amount represents account value of equity indexed contracts

The standardized ISDA Master Agreement under which the Company’s derivative transactions are executed include provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related Credit Support Annex (“CSA”) have been executed. At December 31, 2016 and 2015, the Company held $0.9 million and $0.8 million in cash and securities collateral pledged to trade counterparties respectively. This cash collateral is reported in Cash on the Consolidated Balance Sheet.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the Successor Period for the years ended December 31, 2016 and 2015, and for the period from April 1, 2014 through December 31, 2014:

	For the Year Ended December 31, 2016		For the Year Ended December 31, 2015		For the Period from April 1, 2014 through December 31, 2014
($ in thousands)	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits
Assets
Equity options	$2,472	$—	$(7,557)	$—	$15,230	$—
Futures	884	—	(1,651)	—	2,187	—
Interest rate swaps	500	—	—	—	—	—
Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$8,267	$—	$(478)	$—	$(5,622)
Equity-indexed life contracts	—	(121)	—	956	—	90

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments for the Predecessor Period from January 1, 2014 through March 31, 2014:

	For the Period from January 1, 2014 through March 31, 2014
($ in thousands)	Interest Credited(1)	Policyholder Benefits(1)
Liabilities
Policyholders’ account balances
Derivatives embedded in life and annuity contracts	$16,427	$946

(1)	Prior to April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheets (Successor) at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a) Quoted prices for similar assets or liabilities in active markets;

(b) Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Successor

There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2016 or 2015. The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2016 and 2015:

December 31, 2016
Description for Each Class of Asset or Liability ($ in thousands)	Level 1	Level 2	Level 3	Total
Assets at fair value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$97,836	$396,928	$6,573	$501,337
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, at fair value option(1)	—	14,615	—	14,615
Obligations of U.S. States and Political Subdivisions	—	709,737	—	709,737
Foreign government	—	28,055	—	28,055
All other corporate securities	—	5,867,475	19,351	5,886,826
ABS	—	481,628	26,135	507,763
CMBS	—	381,262	—	381,262
RMBS	—	183,145	—	183,145
Equity securities	5,100	—	—	5,100
Short term investments	129,660	—	—	129,660
Other invested assets
Equity options	19,090	—	—	19,090
Futures	(141)	—	—	(141)
Separate accounts assets	1,342,220	—	—	1,342,220

Total assets at fair value	$1,593,765	$8,062,845	$52,059	$9,708,669

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(55,871)	$(55,871)
Equity indexed life contracts	—	(23,803)	—	(23,803)
Guaranteed minimum accumulation benefits	—	—	(6,724)	(6,724)
Guaranteed minimum withdrawal benefits	—	—	(111)	(111)
Separate accounts liabilities	(1,342,220)	—	—	(1,342,220)

Total liabilities at fair value	$(1,342,220)	$(23,803)	$(62,706)	$(1,428,729)

(1)	Embedded derivatives within fixed maturity securities held at fair value option are reported with the host investment. The change in fair value of embedded derivatives are reported in Realized Investment Gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

December 31, 2015
Description for Each Class of Asset or Liability ($ in thousands)	Level 1	Level 2	Level 3	Total
Assets at fair value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$10,621	$157,957	$—	$168,578
Obligations of U.S. States and Political Subdivisions	—	720,757	—	720,757
Foreign government	—	61,643	—	61,643
All other corporate securities	—	5,727,155	11,520	5,738,675
ABS	—	522,531	14,260	536,791
CMBS	—	506,699	—	506,699
RMBS	—	212,799	—	212,799
Short term investments	166,358	18,462	—	184,820
Other invested assets
Equity options	17,627	—	—	17,627
Futures	108	—	—	108
Separate accounts assets	1,395,141	—	—	1,395,141

Total assets at fair value	$1,589,855	$7,928,003	$25,780	$9,543,638

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(64,138)	$(64,138)
Equity indexed life contracts	—	(11,701)	—	(11,701)
Guaranteed minimum accumulation benefits	—	—	(7,499)	(7,499)
Guaranteed minimum withdrawal benefits	—	—	(315)	(315)
Separate accounts liabilities	(1,395,141)	—	—	(1,395,141)

Total liabilities at fair value	$(1,395,141)	$(11,701)	$(71,952)	$(1,478,794)

There were no transfers between Level 1 and Level 2 during 2016. In 2015, U.S. Treasury securities were transferred to Level 1 as those securities are traded in an active market.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. U.S. Treasury securities are included within Level 1 due to the market activity. Typical inputs used by these pricing services include but are not limited to, reported trades,

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities, which are comprised of investments in private placement securities, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2016 or 2015.

Short-term Investments

Short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1. The remaining instruments in this category are generally fair valued based on market observable inputs and these investments have primarily been classified within Level 2. Short-term investments classified within Level 3 primarily consist of commercial mortgage loans. The fair value of the commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans. No short-term investments were classified as Level 3 as of December 31, 2016 or 2015.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

Level 3 Fair Value Measurements

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements as of December 31, 2016 and 2015:

December 31, 2016
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(55,871)	Option Pricing Technique	Projected Option Cost	1.40% - 1.84%	1.45%

December 31, 2015
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(64,138)	Option Pricing Technique	Projected Option Cost	1.40% - 2.11%	1.70%

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Excluded from the table above at December 31, 2016 and 2015 are approximately $52 million and $26 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014:

($ in thousands)	Balance, January 1, 2016	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2016
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$—	$(491)	$187	$—	$—	$6,877	$—	$—	$—	$6,573
All other corporate securities	11,520	(123)	(246)	15,370	(4,483)	—	(955)	—	(1,732)	19,351
ABS	14,260	(53)	347	3,093	—	11,165	—	—	(2,677)	26,135
Liabilities
Equity indexed annuity contracts	(64,138)	8,267	—	—	—	—	—	—	—	(55,871)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits(1)	(7,814)	979	—	—	—	—	—	—	—	(6,835)

($ in thousands)	Balance, January 1, 2015	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2015
Assets
Fixed income maturities
All other corporate securities	$7,336	$(282)	$30	$13,255	$(2,386)	$—	$—	$—	$(6,433)	$11,520
ABS	5,250	134	(2,338)	17,191	—	—	(5,000)	—	(977)	14,260
CMBS	2,693	23,506	314	—	—	—	(20,192)	—	(6,321)	—
Short-term investments	23,713	14	—	—	—	—	—	—	(23,727)	—
Liabilities
Equity indexed annuity contracts	(63,660)	(478)	—	—	—	—	—	—	—	(64,138)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits(1)	(6,733)	(1,081)	—	—	—	—	—	—	—	(7,814)

($ in thousands)	Balance, April 1, 2014	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2014
Assets
Fixed income maturities
All other corporate securities	$396,694	$4,514	$(7,472)	$—	$(289,172)	$—	$(97,228)	$—	$—	$7,336
ABS	436	—	(55)	—	—	4,930	—	—	(61)	5,250
CMBS	3,397	2,179	(314)	—	—	—	—	—	(2,569)	2,693
Short-term investments	24,095	29	—	—	—	—	(411)	—	—	23,713
Liabilities
Equity indexed annuity contracts	(58,038)	(5,622)	—	—	—	—	—	—	—	(63,660)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits(1)	(8,499)	1,766	—	—	—	—	—	—	—	(6,733)

(1)	These amounts are 100% ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

The following table presents the fair value by fair value hierarchy level of certain financial instruments that are not reported at fair value. However, in some cases, as described below, the carrying amount equals or approximates fair value as of December 31, 2016 and 2015:

December 31, 2016 ($ in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Commercial mortgage loans	$—	$—	$1,465,113	$1,465,113
Policy loans	—	—	178,890	178,890
Cash	648	—	—	648
Vehicle note	—	—	684,855	684,855

Total assets at fair value	$648	$—	$2,328,858	$2,329,506

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,418,188	$5,418,188
Other long-term debt	—	—	684,855	684,855

	$—	$—	$6,103,043	$6,103,043

December 31, 2015 ($ in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Commercial mortgage loans	$—	$—	$1,536,638	$1,536,638
Policy loans	—	—	186,827	186,827
Cash	49,121	—	—	49,121
Vehicle note	—	—	638,270	638,270

Total assets at fair value	$49,121	$—	$2,361,735	$2,410,856

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,967,973	$5,967,973
Other long-term debt	—	—	638,270	638,270

	$—	$—	$6,606,243	$6,606,243

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Cash

The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value.

Vehicle Note and Other Long-Term Debt

The fair value of the Vehicle note and Other long-term debt is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate.

Policyholders’ Account Balances — Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

Predecessor

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 Measurements

•	Fixed maturities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•	Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested and obtained daily from the fund managers.

Level 2 Measurements

•	Fixed maturities

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•	Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 Measurements

•	Policyholder account balances — Successor; contractholder funds Predecessor: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of nonmarket observable inputs.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the period from January 1, 2014 through March 31, 2014:

($ in thousands)		Total gains (losses) included in:
	Balance as of January 1, 2014	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(267,859)	$18,525	$—	$—	$—

Total recurring Level 3 liabilities	$(267,859)	$18,525	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of March 31, 2014
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(3,764)	$2,612	$(250,486)

Total recurring Level 3 liabilities	$—	$—	$(3,764)	$2,612	$(250,486)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during the period from January 1, 2014 through March 31, 2014.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities:

($ in thousands)	Period from January 1, 2014 through March 31, 2014
Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$18,525

Total recurring Level 3 liabilities	$18,525

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits in the period from January 1, 2014 through March 31, 2014. These amounts are ceded in accordance with the Company’s reinsurance agreements.

6.	Reinsurance

Successor

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance agreements and yearly renewable term agreements. As of December 31, 2016 and December 31, 2015, approximately 99.8% of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents approximately 75% of the Company’s reinsurance recoverables as of December 31, 2016 and 2015, and is supported by comfort trust of approximately $5.9 billion and $5.3 billion as of December 31, 2016 and 2015, respectively.

On April 1, 2014, the Company entered into an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer under which risk on certain universal life and fixed annuity products is transferred. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2016 and 2015, the Company had a deposit receivable and a modified coinsurance payable of $1,200 million and $1,250 million, respectively, related to this agreement.

The effects of reinsurance on premiums earned and fee income from policyholders for the Successor Period for the years ended December 31, 2016 and 2015, and the period from April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Direct	$1,328,917	$1,463,472	$921,444
Assumed	4,749	5,939	5,258
Ceded	(971,047)	(1,106,638)	(702,833)

Premiums and fee income, net of reinsurance	$362,619	$362,773	$223,869

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on return credited to policyholders’ account balances and policyholder benefits for the years ended December 31, 2016 and 2015, and the period from April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Direct	$1,643,710	$1,603,724	$1,104,420
Assumed	6,453	6,743	4,713
Ceded	(931,557)	(957,643)	(635,887)

Return credited to policyholders’ account balances and policyholders’ benefits, net of reinsurance	$718,606	$652,824	$473,246

Predecessor

Prior to April 1, 2014, the Company had reinsurance agreements under which it reinsured all of its business to ALIC, Lincoln Benefit Re (“LB Re”) or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to policyholders account balances, contract benefits and substantially all expenses were reinsured. The Company purchased reinsurance to limit aggregate and single losses on large risks. The Company ceded a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

The effects of reinsurance on premiums and contract charges are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014
Direct	$331,899
Assumed	1,581
Ceded:
Affiliate	(244,797)
Non-affiliate	(88,683)

Premiums and fee income, net of reinsurance	$—

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on return credited to policyholders’ account balances, policyholder benefits and other expenses are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014
Direct	$450,041
Assumed	2,606
Ceded:
Affiliate	(336,122)
Non-affiliate	(116,525)

Return credited to policyholders, contract benefits and expenses, net of reinsurance	$—

7.	Income Taxes

Successor

In connection with the Acquisition as defined in Note 1, ALIC made an election under Treasury Regulation Section 1.1502-36(d) for ALIC to eliminate tax basis in certain assets and tax attributes under the “unified loss rules”. As a result, the tax basis of certain of the Company’s assets was reduced immediately prior to the Acquisition. The reduced tax bases were used to determine the deferred tax impact under the acquisition method of accounting as discussed in Note 1.

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re file a separate life consolidated federal income tax return under Internal Revenue Code Section 1504 (c)(1).

Following the Acquisition, the Company exited The Allstate Corporation’s consolidated federal income tax return and is no longer a party to the tax allocation agreement with its former affiliates. Final tax settlements were agreed to with The Allstate Corporation and no future tax allocations are expected to occur with The Allstate Corporation.

As part of the Acquisition, although the Company remains jointly and severally liable for consolidated tax liabilities, the Company is held harmless by ALIC in accordance with the Acquisition agreement and believes that the possibility of a tax liability for the pre-sale tax years is remote. The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2016 and 2015. As of December 31, 2016, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31, 2016 and 2015 are as follows:

($ in thousands)	December 31, 2016	December 31, 2015
Deferred tax assets
Policyholder reserves	$2,139,431	$2,058,446
Deferred acquisition costs	65,002	41,664
Deferred financing costs	6,311	8,707
Investments	29,721	120,893
Other assets	5,137	688

Total deferred tax assets	$2,245,602	$2,230,398

Deferred tax liabilities
Value of business acquired	$(65,345)	$(86,696)
Amounts recoverable from reinsurers	(2,172,500)	(2,076,251)
Intangibles	(1,820)	(1,820)
Other liabilities	(2,251)	(591)

Total deferred tax liabilities	$(2,241,916)	$(2,165,358)

Net deferred tax asset (liability)	$3,686	$65,040

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The Company had no valuation allowance as of December 31, 2016 or 2015. With respect to deferred tax assets associated with investments, the Company has the ability and intent to hold these securities until recovery. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

At December 31, 2016 and 2015, the Company had no net operating loss carryforwards, no capital loss carryforwards, or tax credit carryforwards.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Expected federal income tax expense	$16,135	$45,062	$15,722
Dividends received deduction	(1,960)	(2,443)	(1,470)
Other	472	3,475	(18)

Total income tax expense	$14,647	$46,094	$14,234

Other represents tax credits and the establishment of additional deferred tax assets and liabilities that existed at the time of Acquisition and identified during the completion of the 2015 and 2014 consolidated federal income tax returns.

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 35%. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

Tax reform has been identified by both President Trump and congressional leadership as an important priority. Both President Trump’s tax plan and the House of Representatives Republican “blueprint” for tax reform (released in June 2016) include high level tax reform proposals, but do not yet provide detailed tax provisions. While the timing, substance, and effective date of any new tax rules are unknown, they could result in the elimination of some, or all, of the separate account DRD tax benefit the Company ultimately receives and impact the Company’s financial position and results from operations.

Predecessor

Prior to April 1, 2014, the Company joined The Allstate Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and was party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company paid to or received from The Allstate Corporation the amount, if any, by which the Allstate Group’s federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also had a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements resulted in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The IRS is currently examining the Allstate Group’s 2013 and 2014 federal income tax returns. The Allstate Group’s tax years prior to 2013 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of the Allstate Group’s tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The components of income tax expense are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014
Current	$914
Deferred	8

Total income tax expense	$922

The Company paid no income taxes in the period from January 1, 2014 through March 31, 2014. A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations is as follows:

Period from January 1, 2014 through March 31, 2014
Statutory federal income tax rate	35.0%
Other	—

Effective income tax rate	35.0%

8.	Future Policy Benefits and Other Policyholder Liabilities — Successor

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2016 and 2015, future policy benefits and other policyholder liabilities consisted of the following:

($ in thousands)	December 31, 2016	December 31, 2015
Traditional life insurance	$1,598,071	$1,567,388
Immediate fixed annuities	520,380	584,948
Accident and health insurance	1,693,598	1,580,809
Equity indexed annuities	40,298	38,739
Other	1,259,444	985,757

Total	$5,111,791	$4,757,641

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Accident and health insurance future policy benefit reserves include gross unpaid claim reserves of $218.0 million and $191.0 million as of December 31, 2016 and 2015, respectively. These amounts are fully reinsured as of December 31, 2016 and 2015.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

9.	Policyholder Account Balances — Successor

As of December 31, 2016 and 2015, policyholders’ account balances consisted of the following:

($ in thousands)	December 31, 2016	December 31, 2015
Interest-sensitive life contracts	$5,370,563	$5,210,152
Individual annuities	5,298,452	5,896,019
Funding agreements	255,200	—
Other	11,157	14,394

Total policyholders’ account balances	$10,935,372	$11,120,565

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%. Interest crediting rates for funding agreements range from 0.5% to 1.0%.

10.	Certain Nontraditional Long-Duration Contracts — Successor

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”); and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issued annuity contracts with and without market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issues certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities.” Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Predecessor).

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account balances. As of December 31, 2016 and 2015, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2016
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.1	$116.5	$10.9	$75.8
Net amount at risk	$57.5	$15.8	$0.1	$6.2
Average attained age of contractholders	61 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$348.0
General account value	$3,684.1
Net amount at risk	$77,609.0
Average attained age of contractholders	49 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

	December 31, 2015
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$608.8	$127.4	$12.8	$91.6
Net amount at risk	$66.3	$16.9	$0.1	$7.4
Average attained age of contractholders	61 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$307.3
General account value	$3,639.6
Net amount at risk	$84,370.9
Average attained age of contractholders	48 years

Liabilities for Guarantee Benefits

The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet (Successor) and the related changes in the liabilities are included in Policyholder benefits in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the Successor Period for the years ended December 31, 2016 and 2015, for the period from April 1, 2014 through December 31, 2014, and for the Predecessor Period for the period from January 1, 2014 through March 31, 2014. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet (Successor). The table below summarizes the changes in general account liabilities for guarantees on variable contracts.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

	GMDB	GMIB	GMWB/ GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Predecessor
Net balance as of December 31, 2013	—	—	—	—	—
Plus reinsurance recoverable	8,444	8,743	9,444	281,771	308,402

Balance as of December 31, 2013	$8,444	$8,743	$9,444	$281,771	$308,402

Less: reinsurance recoverable	8,444	8,743	9,444	281,771	308,402
Net balance as of December 31, 2013	—	—	—	—	—
Incurred guarantee benefits	—	—	—	—	—
Paid guarantee benefits	—	—	—	—	—

Net change	—	—	—	—	—
Net balance as of March 31, 2014	—	—	—	—	—
Plus reinsurance recoverable	8,057	7,122	8,499	293,704	317,382

Balance as of March 31, 2014	$8,057	$7,122	$8,499	$293,704	$317,382

Successor
Balance as of April 1, 2014	$8,057	$7,122	$8,499	$557,654	$581,332
Less: reinsurance recoverable	8,057	7,122	8,499	67,288	90,966

Net balance as of April 1, 2014	—	—	—	490,366	490,366
Incurred guarantee benefits	—	—	—	159,314	159,314
Paid guarantee benefits	—	—	—	(108,252)	(108,252)

Net change	—	—	—	51,062	51,062
Net balance as of December 31, 2014	—	—	—	541,428	541,428
Plus reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Balance as of December 31, 2014	$8,358	$8,240	$6,733	$625,161	$648,492

Less: reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Net balance as of April 1, 2014	—	—	—	541,428	541,428
Incurred guarantee benefits	—	—	—	217,603	217,603
Paid guarantee benefits	—	—	—	(118,063)	(118,063)

Net change	—	—	—	99,540	99,540
Net balance as of December 31, 2015	—	—	—	640,968	640,968
Plus reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Balance as of December 31, 2015	$8,844	$5,663	$7,814	$741,285	$763,606

Less: reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Net balance as of December 31, 2015	—	—	—	640,968	640,968
Incurred guarantee benefits	—	—	—	316,344	316,344
Paid guarantee benefits	—	—	—	(156,067)	(156,067)

Net change	—	—	—	160,277	160,277
Net balance as of December 31, 2016	—	—	—	801,245	801,245
Plus reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Balance as of December 31, 2016	$8,626	$3,440	$6,835	$923,853	$942,754

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired

The following reflects the changes to the VOBA asset:

($ in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Balance at beginning of period	$247,702	$231,521	$290,795
Business acquired	—	—	—
Amortized to expense during the year(1)	(30,053)	(40,880)	(38,987)
Adjustment for unrealized investment losses during the year	(30,948)	57,061	(20,287)

Balance at end of year	$186,701	$247,702	$231,521

(1)	Amount is included in Operating and acquisition expenses on the Consolidated Statements of Operations and Other Comprehensive Income (Loss)

The following table provides estimated percentage of the VOBA balance to be amortized for the years indicated:

VOBA Amortization
2017	14%
2018	11%
2019	9%
2020	8%
2021 and thereafter	58%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax and market conduct compliance. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating and acquisition expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2016, the Company accrued $3.6 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $7.6 million. At December 31, 2015, the Company accrued $6.7 million for guaranty fund assessments.

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law with market values of $8.8 million and $8.4 million at December 31, 2016 and 2015, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $0.9 million and $0.8 million at December 31, 2016 and 2015, respectively.

•	Funds pledged on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaling $14.2 million and $18.4 million at December 31, 2016 and 2015, respectively.

•	The Company is a member of the FHLB and is required to pledge collateral to back funding agreements issued to the FHLB. As of December 31, 2016, assets with a market value of approximately $339.9 million were pledged as collateral to the FHLB.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments at amortized cost. Statutory accounting practices do not give recognition to purchase accounting adjustments.

Statutory net income was $52 million, $74 million and $226 million for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, respectively. Statutory capital and surplus was $560 million and $555 million as of December 31, 2016 and December 31, 2015, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with the Acquisition, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to the Acquisition. The Company paid dividends of $42.0 million, $187.0 million and $33.2 million during the years ended December 31, 2016 and 2015, and the period from April 1, 2014 through December 31, 2014, respectively.

Other

Without the prior approval of the Nebraska Director of Insurance, the Company may not:

1.	Acquire or enter into an agreement or understanding to acquire control of any insurer, assumptively acquire policies, or bulk reinsure business during the period of three years after the Acquisition.

2.	Provide or propose to provide directly or indirectly any loans, advances, guarantees, pledges, or other financial assistance (excluding policy loans or investment portfolio transactions) during the period of three years after the Acquisition.

3.	Engage in any material transaction during the period of three years after the Acquisition. “Material transaction” shall mean any transfer or encumbrance of assets that, together with all other transfers or encumbrances made within the preceding twelve months, exceeds in value the greater of five percent of Lincoln Benefit’s surplus as of the December 31st of the last preceding, or the net gain from operations of Lincoln Benefit for the twelve-month period ending the December 31st of the last preceding. For the purposes of this clause, “Material Transaction” shall exclude: (i) investment portfolio transactions; (ii) settlement of balances due to policyholders, agents or third party reinsurers under existing reinsurance agreements; or (iii) settlement of ordinary course payables including but not limited to taxes, third party administrators, suppliers or other ordinary course creditors, and intercompany payables arising under any approved intercompany services agreement.

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

14.	Leases

In December 2014, the Company entered into a lease agreement, effective February 2015, to lease office space under a non-cancellable operating lease agreement that expires in January 31, 2026. For the years ended December 31, 2016 and 2015, the Company made payments of $0.2 million and $0.1 million, respectively, pursuant to this operating lease. For the period from April 1, 2014 through December 31, 2014, and the period from January 1, 2014 through March 31, 2014, the Company made no payments pursuant to this operating lease.

The minimum aggregate rental commitments as of December 31, 2016 were as follows:

($ in thousands)
2017	$194
2018	207
2019	212
2020	217
2021	222
All future years	1,489

Aggregate total	$2,541

15.	Related Parties

Successor

On April 1, 2014, the Company entered into a management services agreement with Resolution. Under this agreement, Resolution and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. Resolution provided $14.1 million, $13.9 million and $21.1 million in services to Lincoln Benefit for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014, respectively.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014 was approximately $7.3 million, $6.7 million and $4.3 million, respectively.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2016 and 2015 ($ in thousands):

	December 31, 2016	December 31, 2015
Resolution	$(2,795)	$(2,623)
Lanis	$(1,898)	$(1,742)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock is pledged as collateral on Resolution’s term loan agreement with a syndicate of lenders (“Term Loan”). The maturity date of the Term Loan is June 15, 2018. The Term Loan was funded on April 1, 2014.

On April 1, 2014, the Company and RLI entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten Business Days of such payment by the Company, RLI shall reimburse the Company in cash in an amount equal to such payment by the Company.

Predecessor

All intercompany balances were settled prior to the Acquisition.

Business operations

Prior to April 1, 2014, the Company used services performed by its affiliates, Allstate Insurance Company (“AIC”), ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shared the services of employees with AIC. The Company reimbursed its affiliates for the operating expenses incurred on behalf of the Company. The Company was charged for the cost of these operating expenses based on the level of services provided. Operating expenses allocated to the Company were $50.1 million in the period from January 1, 2014 through March 31, 2014. Of these costs, the Company retained investment related expenses on the invested assets that were not transferred under the reinsurance agreements. All other costs were ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

Prior to April 1, 2014, the Company had a service agreement with Allstate Distributors, L.L.C. (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promoted and marketed products sold by the Company. In return for these services, the Company recorded expense of $12 thousand in the period from January 1, 2014 through March 31, 2014 that was ceded to ALIC under the terms of the reinsurance agreements.

Prior to April 1, 2014, the Company received distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $2.2 million in the period from January 1, 2014 through March 31, 2014 that were ceded to ALIC under the terms of the reinsurance agreements.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income:

($ in thousands)	Period from January 1, 2014 through March 31, 2014
Premiums and contract charges	$244,797
Interest credited to contractholder funds, contract benefits and expenses	336,122

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re.

Income taxes

Prior to April 1, 2014, the Company was a party to a federal income tax allocation agreement with The Allstate Corporation (see Note 7).

Intercompany loan agreement

Prior to April 1, 2014, the Company had an intercompany loan agreement with The Allstate Corporation.

Lincoln Benefit Life Company

(A Wholly Owned Subsidiary of Resolution Life, Inc.)

Schedule I Summary of Investments Other Than Investments in Related Parties

December 31, 2016

($ in thousands)	Amortized Cost	Fair Value	Amount at which shown in the Consolidated Balance Sheet
Type of Investment
Fixed maturities:
Bonds:
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$508,635	$501,337	$501,337
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies, at fair value option	15,348	14,615	14,615
Obligations of U.S. States and Political Subdivisions	702,415	709,737	709,737
Foreign government	31,009	28,055	28,055
All other corporate bonds	5,963,354	5,886,826	5,886,826
ABS	512,486	507,763	507,763
CMBS	385,757	381,262	381,262
RMBS	180,492	183,145	183,145

Total fixed maturities	$8,299,496	$8,212,740	$8,212,740
Other securities:
Equity securities	$5,100	$5,100	$5,100
Commercial mortgage loans	1,455,156		1,455,156
Derivatives	15,581	18,949	18,949
Other long-term assets	457		457
Policy loans	178,890		178,890
Short-term investments	129,660		129,660

Total other securities	$1,784,844	$24,049	$1,788,212

Total investments	$10,084,340	$8,236,789	$10,000,952

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Schedule IV — Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Successor
Year Ended December 31, 2016
Life insurance in force	$365,008,309	$359,316,014	$4,180,222	$9,872,517	42.3%

Premiums and contract charges:
Life and annuities	$1,270,770	$(918,414)	$4,749	$357,105	1.3%
Accident and health insurance	58,147	(52,633)	—	5,514	0.0%

	$1,328,917	$(971,047)	$4,749	$362,619	1.3%

Year Ended December 31, 2015
Life insurance in force	$390,226,197	$384,704,438	$4,601,282	$10,123,041	45.5%

Premiums and contract charges:
Life and annuities	$1,405,005	$(1,056,276)	$5,939	$354,668	1.7%
Accident and health insurance	58,467	(50,362)	—	8,105	0.0%

	$1,463,472	$(1,106,638)	$5,939	$362,773	1.6%

Period from April 1, 2014 through December 31, 2014
Life insurance in force	$395,385,878	$388,790,881	$5,106,566	$11,701,563	43.6%

Premiums and contract charges:
Life and annuities	$869,472	$(669,382)	$5,258	$205,348	2.6%
Accident and health insurance	51,972	(33,451)	—	18,521	0.0%

	$921,444	$(702,833)	$5,258	$223,869	2.4%

Predecessor
Period from April 1, 2014 through December 31, 2014
Premiums and contract charges:
Life and annuities	$313,410	$(314,991)	$1,581	$—	0.0%
Accident and health insurance	18,489	(18,489)	—	—	0.0%

	$331,899	$(333,480)	$1,581	$—	0.0%

No reinsurance or coinsurance income was netted against premiums ceded in the years ended December 31, 2016 and 2015, the period from April 1, 2014 through December 31, 2014, or the period from January 1, 2014 to March 31, 2014.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period			Predecessor Period
($ in millions)	2016	2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014	2013	2012
Operating results
Net investment income	$397.1	$398.9	$288.6	$2.4	$10.9	$11.6
Realized capital gains and (losses)	73.7	113.5	46.1	0.3	—	0.6
Total Revenues	833.4	875.2	614.2	2.6	10.9	12.2
Net income	31.5	82.7	30.7	1.7	7.1	7.9
Financial position
Investments	$10,001.0	$9,845.1	$11,088.5	$—	$346.8	$354.8
Total assets	19,794.5	19,562.7	20,710.5	—	18,844.8	19,782.0
Future policy benefits, other policyholder liabilities and policyholders’ account balances	16,047.2	15,878.2	16,293.2	—	16,681.5	17,680.5
Shareholder’s equity	442.5	334.5	679.0	—	343.7	346.5

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, contract charges, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk based capital ratios and stress testing of overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry developments.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked primarily to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies), its guaranteed minimum death benefits (“GMDB”) associated with its variable universal life business, and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits (“GMIB”), guaranteed minimum accumulation benefits (“GMAB”), and GMWB associated with variable annuities are ceded to third party reinsurers with a small amount of retained GMWB coverage related to equity indexed annuities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums at an acquisition deal level are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), any provisions for adverse deviation (“PAD”), if material, would be released, then VOBA would be written off, and then, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired (“VOBA”), represents the estimated present value of future profits from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. For certain contracts, this evaluation is performed as part of our premium deficiency testing. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. We perform our annual review of assumptions during the third quarter.

Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated EGPs for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable life, and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually in the third quarter. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance as of December 31, 2016 and December 31, 2015, and net income for the years then ended:

($ in millions)	December 31, 2016	December 31, 2015

Decrease in future interest and mortality margin by 10%	$(5.2)	$(4.3)
Increase in future interest and mortality margin by 10%	$4.6	$3.8

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however we continue to receive deposits on existing policies.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with ALIC (the “Partial Commutation”), whereby we commuted certain business previously reinsured to ALIC, including: (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC; (b) all of the life insurance business written by the

Company through independent producers that was previously reinsured to ALIC, other than certain specified life business; and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC.

Immediately after the announcement of the execution of the Purchase Agreement in July 2013, we ceased soliciting and selling new policies through our independent agent channel. We continued to sell new policies provided through the Allstate exclusive agency channel for a transitional period following the execution of the Purchase Agreement until they are transitioned to a new Allstate company.

In connection with the Acquisition, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC continues to provide certain services for the Recaptured Business. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to administer the ALIC Reinsured Business pursuant to the ASA.

At the closing, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Our parent company, Resolution Life, Inc., is focused on the management of in-force policies of life insurance companies. Lincoln Benefit may be involved in a Resolution Life, Inc. acquisition, disposition, or combination with business from unrelated insurers.

Presentation of Financial Information

The financial statements are presented for Successor and Predecessor Periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

Diminished Comparability of Pre- and Post-Acquisition Financial Information

As a result of the Acquisition and Partial Commutation effective April 1, 2014, comparison of the results of operations for the pre- and post-acquisition periods is not meaningful. For purposes of the Management Discussion and Analysis, the Company has provided comparative analysis of the Balance Sheet as of December 31, 2016 compared to December 31, 2015. For the Results of Operations, the Company has provided summary level information for the Successor and Predecessor Periods, but has only provided more detailed analysis of the components of operations for the Successor Period.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2016 as compared to December 31, 2015:

($ in millions)	December 31, 2016	December 31, 2015
Assets
Cash and invested assets	$10,004.3	$9,894.2
Reinsurance recoverables	6,280.3	5,984.5
Valuation of business acquired (VOBA)	186.7	247.7
Deposit receivable	1,199.5	1,250.3
Other assets	781.5	790.9
Separate account assets	1,342.2	1,395.1

Total Assets	$19,794.5	$19,562.7

Liabilities
Future policy benefits	$5,111.8	$4,757.7
Policyholders’ account balances	10,935.4	11,120.6
ModCo payable	1,199.5	1,250.3
Long-term debt	659.0	608.7
Other liabilities	104.1	95.8
Separate account liabilities	1,342.2	1,395.1

Total Liabilities	$19,352.0	$19,228.2

Shareholder’s Equity
Common stock	$2.5	$2.5
Additional paid-in capital	593.6	593.6
Accumulated other comprehensive income	(36.2)	(154.7)
Retained earnings	(117.4)	(106.9)

Total Shareholder’s Equity	$442.5	$334.5

Total Liabilities and Shareholder’s Equity	$19,794.5	$19,562.7

December 31, 2016 vs. December 31, 2015

Assets

Total assets increased by $231.8 million, from $19.6 billion at December 31, 2015 to $19.8 billion at December 31, 2016. The increase in total assets is primarily related to the Company’s membership in 2016 with the FHLB, which resulted from continued asset and liability management initiatives. Approximately $255.0 million of funding agreements were issued in 2016 and proceeds from these funding agreements were invested in the general account. The continued runoff of our closed block of business offset this increase in total assets as a result of continued surrenders, primarily our annuities and universal life blocks.

Significant variances are as follows:

Cash and invested assets increased by $0.1 billion from $9.9 billion at December 31, 2015 to $10.0 billion at December 31, 2016. The significant components of this balance and related increase are described below.

The Company’s fixed maturities bond portfolio increased by $0.3 billion from $7.9 billion at December 31, 2015 to $8.2 billion at December 31, 2016. The increase is primarily due to the investment of funding agreements taken from the FHLB, offset by policy liability runoff. The fixed maturities bond portfolio is comprised of approximately 75% of publicly traded securities and approximately 25% in privately placed issuances.

Mortgage loans decreased by $53.9 million from $1.5 billion at December 31, 2015 to $1.45 billion at December 31, 2016. The decrease is related to maturing mortgage loans and paydowns.

Policy loans decreased by $7.9 million from $186.8 million at December 31, 2015 to $178.9 million at December 31, 2016. These balances are expected to continue to decline over time in conjunction with the runoff of the retained policies.

Derivatives increased by $1.2 million from $17.7 million at December 31, 2015 to $18.9 million at December 31, 2016. These balances are comprised primarily of options and futures that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as realized investment gains for GAAP reporting purposes. The increase in these balances is primarily related to the equity market movement in 2016.

Cash and short-term investments decreased by $100.9 million from $233.9 million at December 31, 2015 to $133.0 million at December 31, 2016. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of overall invested assets.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as an asset while the policyholder liabilities ceded under these contracts are reported as future policyholder benefits or policyholder account balances.

Reinsurance recoverables increased by $295.8 million from $6.0 billion at December 31, 2015 to $6.3 billion as of December 31, 2016. This increase is primarily related to growth in long-term care reserves and the increase in business written by and ceded to ALIC. In 2016, ALIC’s exclusive agency channel continued to write new business in Lincoln Benefit, however this business is 100% ceded to ALIC under the existing coinsurance agreement.

Additionally, the Company maintains reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance and yearly renewable term agreements to non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million at the acquisition date. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital.

This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

VOBA decreased by $61.0 million from $247.7 million at December 31, 2015 to $186.7 million at December 31, 2016. The decrease is primarily attributable to the decrease in the shadow adjustment resulting from the Company’s decrease in gross unrealized losses in 2016. VOBA balances before the impact of unrealized losses and gains were $210.9 million and $180.9 million at December 31, 2015 and December 31, 2016, respectively.

Deposit receivable and ModCo Payable decreased by $50.8 million from $1.25 billion at December 31, 2015 to $1.2 billion at December 31, 2016. The deposit receivable and ModCo payable arise from the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction under deposit accounting principles. Under deposit accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount. The decrease in the balance is consistent with the runoff of the reinsured blocks of business. We will continue to see these balances decline as the annuity blocks run off.

Other assets decreased by $9.4 million from $790.9 million at December 31, 2015 to $781.5 million at December 31, 2016. The balance is primarily comprised of the net deferred tax asset and an intercompany note, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the initial amount of $513.0 million. The net deferred tax asset declined $61.3 million from $65.0 million at December 31, 2015 to $3.7 million at December 31, 2016, resulting from the decline in gross unrealized losses in 2016. This decline in the net deferred tax asset was offset by the increase in the Vehicle Note balance. The Vehicle Note balance increased by $50.3 million from $608.7 million at December 31, 2015 to $659.0 million at December 31, 2016. Please see the discussion on the related Surplus Note in the Long Term Debt section below.

Separate Account assets and liabilities decreased by $52.9 million from $1,395.1 million at December 31, 2015 to $1,342.2 million at December 31, 2016. This decrease was primarily driven by variable annuity surrenders and benefits during the year offset by increased investment income related to the increase in the equity markets in 2016.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the Variable Life business are reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. As of December 31, 2016 and 2015, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Liabilities

Total liabilities increased by $121.1 million, from $19.2 billion at December 31, 2015 to $19.3 billion at December 31, 2016. The increase consists of the following components:

Future policy benefits increased by $354.1 million from $4.8 billion at December 31, 2015 to $5.1 billion at December 31, 2016. Such liabilities are established to meet the estimated future obligations of policies in-force. The increase in these liabilities is primarily related to the increase in reserves established for secondary guarantees on universal life products, long-term care reserves, and for payout annuities due to new annuitizations. Also included here are the amounts ultimately ceded to ALIC and other third party reinsurers.

Policyholders’ Account Balances decreased by $185.2 million, from $11.1 billion at December 31, 2015 to $11.0 billion at December 31, 2016 as a result of policyholder maturities and surrenders offset by funding agreements issued to FHLB. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities, and are comprised of cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for GMIB associated with variable annuities (and a small amount of GMDB associated with variable life business), which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including GMAB and GMWB are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers (with a small amount of retained GMWB coverage related to equity indexed annuities). For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt increased by $50.3 million from $608.7 million at December 31, 2015 to $659.0 million at December 31, 2016. This balance represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. With the Department of Insurance approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $50.3 million in 2016, primarily related to the increase in statutory universal life secondary guarantee reserves and term reserves. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other liabilities increased by $8.3 million from $95.8 million at December 31, 2015 to $104.1 million at December 31, 2016. This balance consists of various policyholder related liabilities, other liability balances related to general expenses, unsettled trades, etc. The increase in this balance is comprised of an increase in unsettled trades offset by a decrease in policyholder related liabilities.

Results of Operations

The following table outlines amounts reported in Net Income for the Successor and Predecessor Periods (Successor and Predecessor Periods are not comparable):

	Successor Period			Predecessor Period
($ in millions)	For the year ended December 31, 2016	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014
Income before federal income tax	$46.1	$128.7	$44.9	$2.6
Federal income taxes	14.6	46.1	14.2	0.9

Net Income	$31.5	$82.6	$30.7	$1.7

Other comprehensive income (loss) (“OCI”)	118.5	(240.2)	85.5	1.4

Comprehensive Income (Loss)	$150.0	$(157.6)	$116.2	$3.1

Results of Operations — Successor Period

For the Year Ended December 31, 2016

Net income of $31.5 million was primarily derived from net realized capital gains and product margins. Net realized capital gains arose from strategic reinvestment and our continued investment portfolio resegmentation to better align asset and liability cash flows. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2016, the mortality margin decreased due to higher policyholder benefits, as well as, changes to future assumptions.

Other comprehensive income of $118.5 million for year ended December 31, 2016 was primarily related to the decrease in net unrealized losses on fixed maturities of $242.2 million due to a decrease in spreads, particularly for corporates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $59.9 million, and tax effect of $63.8 million.

For the Year Ended December 31, 2015

Net income of $82.6 million was primarily derived from net realized capital gains and product margins. Net realized capital gains arising from strategic reinvestment and our investment portfolio resegmentation in 2015 to better align our asset and liability cash flows. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2015, the mortality margin improved due to lower policyholder benefits.

Other comprehensive loss of $240.2 million for year ended December 31, 2015 was primarily related to the increase in our net unrealized losses on fixed maturities of $487.0 million due to an increase in spreads on investments, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $117.0 million and tax effect of $129.8 million.

For the Period from April 1, 2014 to December 31, 2014

Net income of $30.7 million for nine months of the Successor Period from April 1, 2014 to December 31, 2014 was driven by realized capital gains, and product margins on annuity and life products. In 2014, the mortality margin was lower than expected due to higher policyholder benefits.

Other comprehensive income for the nine months from April 1, 2014 to December 31, 2014 of $85.5 million was primarily driven by unrealized gains on fixed maturities of $159.2 million as interest rates declined, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $27.8 million, and tax effect of $46.0 million.

The significant components of income in the Successor Period are summarized below:

	Successor Period
($ in millions)	For the year ended December 31, 2016	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014
Revenues
Premiums earned	$16.6	$8.8	$20.4
Fee income from policyholders	346.0	353.9	259.2
Net investment income	397.1	398.9	288.6
Realized investment gains, net	73.7	113.5	46.0

Total revenues	$833.4	$875.1	$614.2
Expenses
Policyholder benefits	$449.1	$351.7	$216.6
Interest credited to policyholders	269.5	301.1	256.7
Other operating expenses	38.6	52.7	57.0
Amortization of VOBA	30.1	40.9	39.0

Total expenses	$787.3	$746.4	$569.3

Net Income before Federal Income Taxes	$46.1	$128.7	$44.9

Premiums Earned and Fee Income

Premiums earned were $16.6 million and $8.8 million for the years ended December 31, 2016 and 2015, respectively, and $20.4 million for the nine-month period from April 1, 2014 to December 31, 2014. These premiums relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business. Yearly Renewable Term (“YRT) reinsurance premiums ceded on universal life products are shown here, while Cost of Insurance charges are included in fee income from policyholders. Therefore, the YRT premiums largely offset the direct premium from traditional products. The increase in premium in 2016 is due to increased annuitizations, and reinsurance premium refunds from reinsurance recaptures resulting from a new reinsurance treaty entered into in the last quarter of 2016 on the Company’s life products.

Fee income from policyholders was $346.0 million and $353.9 million for the years ended December 31, 2016 and 2015, respectively, and $259.2 million for the nine-month period from April 1, 2014 to December 31, 2014. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Fee income has been consistent on a quarterly basis and will continue to decline as business lapses, and expense loads and surrender charges grade down with policy duration.

Net investment income was $397.1 million and $398.9 million for the years ended December 31, 2016 and 2015, respectively, and $288.6 million for the nine-month period from April 1, 2014 to December 31, 2014. Net investment income was attributable to the following asset types:

($ in millions)	For the year ended December 31, 2016	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014
Fixed maturities	$330.7	$334.9	$232.0
Commercial mortgage loans	69.4	63.0	49.4
Cash & short-term investments	1.0	0.5	4.8
Other	8.8	9.6	7.4

Gross investment income	$409.9	$408.0	$293.6
Investment expenses	$12.8	$9.1	$5.0

Net investment income	$397.1	$398.9	$288.6

Overall, net investment income in 2016 remained consistent with 2015, as a result of continued asset liability management initiatives. Investment income increased in 2015 primarily due to reinvestment efforts to better match asset and liability cash flows and to improve overall portfolio yield. Average yields also increased by asset type in 2015. The investment expense increase is related to a specific investment initiative, with corresponding higher returns.

Realized investment gains were $73.7 million and $113.5 million for the years ended December 31, 2016 and 2015, respectively, and $46.0 million for the nine-month period from April 1, 2014 through December 31, 2014. The net realized gains in all years were related to asset liability management initiatives to improve yields and better match assets and liabilities.

Policyholder benefits were $449.1 million and $351.7 million for the years ended December 31, 2016 and 2015, respectively, and $216.6 million for the nine-month period from April 1, 2014 through December 31, 2014. Policyholder benefits include both incurred claims and the change in liability for future policy benefits. The increase in 2016 is primarily due to unfavorable mortality experience and annual updates to assumptions (including changes in economic environment, interest and mortality). A significant portion of the increase in reserves in 2016 is related to the recognition of realized capital gains of invested assets supporting the universal life secondary guarantee products reported in the net realized capital gains line discussed above.

Incurred claims decreased in 2015 compared to 2014 as mortality experience improved, but was offset by an increase in the change in the liability for future policy benefits related to universal life secondary guarantee products.

Interest credited to policyholders was $269.5 million and $301.1 million for the years ended December 31, 2016 and 2015, respectively, and $256.7 million for the nine-month period from April 1, 2014 to December 31, 2014. This line item represents interest credited to liabilities arising from interest-sensitive life insurance and annuity products. Interest credited to policyholders decreased in 2016 and 2015 due to lower account values resulting from runoff of business and lower amounts credited to the Company’s equity-indexed annuity products, resulting from equity market performance.

Operating and acquisition expenses were $38.6 million and $52.7 million for the years ended December 31, 2016 and 2015, respectively, and $57.0 million for the nine-month period from April 1, 2014 to December 31, 2014. These expenses are comprised of general operating expenses, premium taxes, and other fees associated with reinsurance. Operating and acquisition expenses for the year ended December 31, 2015 and the nine-month period from April 1, 2014 through December 31, 2014 included initial separation and integration costs that were not incurred in subsequent periods.

Amortization of VOBA was $30.1 million and $40.9 million for the years ended December 31, 2016 and 2015, respectively, and $39.0 million for the nine-month period from April 1, 2014 through December 31, 2014. VOBA amortization is expected to decline over time as the unamortized balance is amortized with expected gross profits on specific product lines. The amortization in 2016 was in line with expectations for the year, while 2015 amortization was higher than expected due to significant realized capital gains associated with those products lines.

Other Information Related to Successor Period

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014:

	For the year ended December 31, 2016		For the year ended December 31, 2015		For the period from April 1, 2014 through December 31, 2014
($ in millions)	Amounts	Rate	Amounts	Rate	Amounts	Rate
Annuities	$605.2	11.3%	$784.3	13.2%	$866.2	16.7%
Variable and interest-senstive life	$88.7	2.7%	$129.5	3.8%	$112.0	4.2%

Surrender rates for Life business decreased in 2016 primarily due to lower surrender activity on universal life with secondary guarantee and on equity-indexed (“EIUL”) products (primarily related to one large surrender in EIUL in 2015). In 2015, surrenders were lower mostly due to the equity indexed annuity product. In 2015, higher surrenders were reported for products reaching the end of specific guarantee periods (e.g., expiry of market value adjustments).

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

($ in millions)	December 31, 2016	December 31, 2015
Fixed maturities, available-for-sale, at fair value	$8,212.7	$7,945.9
Equity securities	5.1	—
Commercial mortgage loans	1,455.2	1,509.1
Policy loans	178.9	186.8
Cash and short-term investments	133.0	233.9
Other invested assets	19.4	18.4

Total Cash and Invested Assets	$10,004.3	$9,894.1

Assets listed in the “Other” category principally consist of derivative assets

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2016 and 2015 and for the period from April 1, 2014 through December 31, 2014:

	For the Year Ended December 31, 2016		For the Year Ended December 31, 2015		For the Period from April 1, 2014 through December 31, 2014
($ in millions)	Amount	Yield	Amount	Yield	Amount	Yield(1)
Fixed maturities	$330.7	4.12%	$334.9	3.88%	$232.0	3.48%
Commercial mortgage loans	69.4	3.50	63.0	3.66	49.4	3.14
Cash, cash equivalents and short-term investments	1.0	0.43	0.5	0.28	4.8	0.36
Other investment (loss) income	8.8		9.6		7.4

Gross investment income	$409.9		$408.0		$293.6

Investment Expense	12.8		9.1		5.0

Net Investment Income	$397.1		$398.9		$288.6

(1)	Annualized

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2016 and 2015, GAIA held CMBS with an amortized cost of $385.8 million and $513.3 million, respectively.

Fixed Maturities by Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these fixed maturities by industry category as of December 31, 2016 and 2015 along with their associated gross unrealized gains and losses:

December 31, 2016 ($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Embedded Derivatives(1)	Fair Value
Fixed maturities
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies, available for sale	$508.6	$7.7	$(15.0)	$—	$501.3
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies, at fair value option	15.3	—	—	(0.7)	14.6
Obligations of U.S. States and Political subdivisions	702.4	15.9	(8.6)	—	709.7
Foreign Governments	31.0	0.4	(3.3)	—	28.1
Corporate securities
Basic materials	331.0	10.5	(11.4)	—	330.1
Communications	564.6	6.0	(17.1)	—	553.5
Consumer, cyclical	505.2	7.4	(12.3)	—	500.3
Consumer, non-cyclical	888.6	9.0	(29.1)	—	868.5
Diversified	1.6	—	—	—	1.6
Energy	651.3	5.8	(23.9)	—	633.2
Financial	1,579.6	17.5	(24.5)	—	1,572.6
Industrial	522.3	7.7	(10.7)	—	519.3
Technology	320.2	3.5	(7.6)	—	316.1
Utilities	599.0	7.3	(14.7)	—	591.6
ABS	512.5	5.4	(10.1)	—	507.8
CMBS	385.8	1.3	(5.8)	—	381.3
RMBS	180.5	5.5	(2.9)	—	183.1

Total fixed maturities	$8,299.5	$110.9	$(197.0)	$(0.7)	$8,212.7
Equity securities	5.1	—	—	—	5.1

Total fixed maturities and equity securities investments	$8,304.6	$110.9	$(197.0)	$(0.7)	$8,217.8

(1)	Embedded derivatives within fixed maturity securities held at fair value option are reported with the host investment. The change in fair value of embedded derivatives are reported in Realized Investment Gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss).

December 31, 2015 ($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$163.1	$5.6	$(0.1)	$168.6
Obligations of U.S. States and Political Subdivisions	712.9	14.8	(7.0)	720.7
Foreign Governments	72.0	0.2	(10.6)	61.6
Corporate securities
Basic materials	406.8	0.9	(56.2)	351.5
Communications	556.1	1.1	(37.2)	520.0
Consumer, cyclical	464.7	2.9	(13.8)	453.8
Consumer, non-cyclical	825.1	7.4	(21.8)	810.7
Diversified	19.2	0.1	(0.1)	19.2
Energy	801.2	0.3	(151.6)	649.9
Financial	1,287.8	5.8	(36.5)	1,257.1
Industrial	1,063.4	9.1	(15.2)	1,057.3
Technology	236.8	1.7	(9.0)	229.5
Utilities	399.6	2.0	(11.9)	389.7
ABS	542.5	2.5	(8.2)	536.8
CMBS	513.3	0.6	(7.2)	506.7
RMBS	209.7	4.6	(1.5)	212.8

Total fixed maturities	$8,274.2	$59.6	$(387.9)	$7,945.9

Gross unrealized losses decreased by $190.9 million from $387.9 million at December 31, 2015 to $197 million at December 31, 2016. The decrease in unrealized losses was primarily due to a decrease in spreads, particularly corporates in 2016. There was also an increase in gross unrealized gains of $51.3 million, for a net change in unrealized loss of $242.2 million.

Fixed Maturities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated:

December 31, 2016 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Embedded Derivatives(1)	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,495.5	$40.6	$(76.8)	$—	$3,459.3
2	Baa	3,043.7	47.9	(69.7)	—	3,021.9

	Investment grade	$6,539.2	$88.5	$(146.5)	$—	$6,481.2
3	Ba	234.0	2.8	(16.5)	—	220.3
4	B	29.4	0.2	(6.0)	—	23.6
5	C and lower	2.2	—	(0.7)	—	1.5
6	In or near default	—	—	—	—	—

	Below investment grade	$265.6	$3.0	$(23.2)	$—	$245.4

	Total before asset and mortgage-backed securities	$6,804.8	$91.5	$(169.7)	$—	$6,726.6
	Asset and mortgage-backed securities	1,494.7	19.4	(27.3)	(0.7)	1,486.1

	Total fixed maturities	$8,299.5	$110.9	$(197.0)	$(0.7)	$8,212.7

December 31, 2015 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Embedded Derivatives(1)	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,170.2	$34.7	$(65.6)	$—	$3,139.3
2	Baa	3,430.2	15.5	(268.7)	—	3,177.0

	Investment grade	$6,600.4	$50.2	$(334.3)	$—	$6,316.3
3	Ba	391.7	1.0	(33.8)	—	358.9
4	B	16.6	0.7	(2.8)	—	14.5
5	C and lower	—	—	—	—	—
6	In or near default	—	—	—	—	—

	Below investment grade	$408.3	$1.7	$(36.6)	$—	$373.4

	Total before asset and mortgage-backed securities	$7,008.7	$51.9	$(370.9)	$—	$6,689.7
	Asset and mortgage-backed securities	1,265.5	7.7	(17.0)	—	1,256.2

	Total fixed maturities	$8,274.2	$59.6	$(387.9)	$—	$7,945.9

(1)	Embedded derivatives within fixed maturity securities held at fair value option are reported with the host investment. The change in fair value of embedded derivatives are reported in Realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Below investment grade fixed maturities represented 11.8% and 9.4% of the gross unrealized losses at December 31, 2016 and 2015, respectively.

Equity Securities

The equity securities of $5.1 million are entirely related to the ownership of FHLB stock.

Commercial Mortgage Loans

At December 31, 2016 and 2015, approximately 14.6% and 15.3% of GAIA were in commercial mortgage loans, respectively. At December 31, 2016 and 2015, the carrying value of commercial mortgage loans was $1,455.2 million and $1,509.1 million, respectively.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2016 and 2015:

($ in millions)	December 31, 2016	December 31, 2015
Alabama	$1.3	$1.5
Arizona	20.4	34.9
California	255.1	336.3
Colorado	57.3	57.2
Connecticut	25.3	25.3
Florida	123.2	86.7
Georgia	65.4	67.2
Hawaii	6.1	7.1
Illinois	114.5	92.8
Iowa	1.0	1.3
Kansas	9.2	9.2
Kentucky	7.2	7.7
Maine	3.7	3.9
Maryland	21.0	33.8
Massachusetts	77.8	90.9
Minnesota	132.4	148.3
Nevada	84.7	14.3
New Jersey	65.9	68.7
New York	66.5	94.9
North Carolina	55.9	58.1
Ohio	38.6	37.0
Oklahoma	—	10.8
Pennsylvania	31.9	42.0
South Carolina	1.9	2.5
Tennessee	3.2	5.3
Texas	133.0	107.3
Utah	42.6	44.4
Virginia	1.7	2.4
Washington	3.7	11.6
Wisconsin	4.7	5.7
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,455.2	$1,509.1

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2016 and 2015.

December 31, 2016	Recorded Investment
	Debt Service Coverage Ratios
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785.1	$36.8	$11.4	$833.3	57.3%	$848.7	57.9%
65% to 75%	581.2	25.3	—	606.5	41.7	601.6	41.1
76% to 80%	10.5	—	—	10.5	0.7	10.5	0.7
Greater than 80%	4.9	—	—	4.9	0.3	4.3	0.3

Total	$1,381.7	$62.1	$11.4	$1,455.2	100.0%	$1,465.1	100.0%

December 31, 2015	Recorded Investment
	Debt Service Coverage Ratios
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$869.5	$85.9	$19.8	$975.2	64.6%	$1,000.9	65.1%
65% to 75%	508.5	25.4	—	533.9	35.4	535.7	34.9
76% to 80%	—	—	—	—	0.0	—	0.0
Greater than 80%	—	—	—	—	0.0	—	0.0

Total	$1,378.0	$111.3	$19.8	$1,509.1	100.0%	$1,536.6	100.0%

All of our mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2016. At December 31, 2016, there was one mortgage loan that was not current in the amount of $4.9 million.

Results of Operations — Predecessor Period

Net income Net income for the period January 1, 2014 through March 31, 2014 is presented in the following table:

($ in thousands)	For the period January 1, 2014 through March 31, 2014
Net investment income	$2,350
Realized capital gains and losses	285
Income tax expense	(922)

Net income	$1,713

Under reinsurance agreements all premiums, contract charges, interest credited to policyholders’ account balances, contract benefits and substantially all expenses were ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of Lincoln Benefit during the Predecessor Period) and other non-affiliated reinsurers, and were reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Results of operations included net investment income and realized capital gains and losses recognized in connection with the assets that were not transferred under the reinsurance agreements.

Net income in the ninety day period ended March 31, 2014 was $1.7 million including net investment income and realized capital gains.

Net investment income The following table presents net investment income for the period January 1, 2014 through March 31, 2014:

($ in thousands)	For the period January 1, 2014 through March 31, 2014
Fixed maturities	$2,461
Short-term investments	16

Investment income, before expense	$2,477
Investment expense	(127)

Net investment income	$2,350

Net investment income was $2.4 million for the ninety-day period and was impacted by lower yields.

Realized capital gains and losses were $0.3 million in the ninety-day period, primarily related to sales of investments.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity needs and prudent diversification. Our asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as our investment advisors buy and sell within their respective markets based upon the acceptable boundaries established by our investment and other risk policies, which are overseen by our board of directors, and our investment and asset-liability management team.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk- free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 7.4 years and 6.2 years as of December 31, 2016 and December 31, 2015, respectively. The increase in asset duration year over year was due to a concerted extension effort throughout 2016 to decrease the duration gap inherited on April 1, 2014 and reduce our exposure to interest rate risk. However, given the duration of our assets remains shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future.

The difference between asset and liability duration is called the duration gap and is a measure of the mismatch between asset and liabilities. At the current time, because our asset durations are shorter than our liability durations, lower interest rate environments will in general result in more adverse financial outcomes than higher interest rate environments.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2016, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $740 million, compared to $620 million as of December 31, 2015. The increase in net fair value was due to a concerted extension effort throughout 2016 to decrease the duration gap inherited on April 1, 2014 and reduce our exposure to interest rate risk. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets by monitoring our spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. We manage this risk through a disciplined Asset-Liability Management process that endeavors to align expected liability cashflows with assets of a similar profile. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2016, the spread duration of assets was 7.6 years, compared to 6.7 years as of December 31, 2015. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2016, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $760 million as of December 31, 2016 compared to $670 million as of December 31, 2015. The increase is due to a concerted duration extension effort throughout 2016 to reduce the duration gap inherited on April 1, 2014.

The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries, and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 1% on the portfolio would result in a loss of $100 million as of December 31, 2016, compared to $74 million as of December 31, 2015. The increase is due to an increase in long duration fixed income assets as part of the 2016 duration extension program. The selection of 1% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees. The present value of a 20% decrease in equity values would result in a decline of account values of approximately $6 million as of December 31, 2016, compared to a decline of $4 million as of December 31, 2015. The selection of 20% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2016 and 2015, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.3 billion and $1.4 billion, respectively.

As of December 31, 2016 and 2015, we had $1.3 billion and $1.6 billion in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates based on the performance of the S&P 500, respectively. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2016 and December 31, 2015, we had $18.9 million and $17.7 million in market value of S&P 500 options and futures under the hedging program, respectively.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance in 2016 or 2015; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31, 2016 and 2015:

($ in millions)	2016	2015
Common stock, retained earnings and additional paid-in capital	$478.7	$489.2
Accumulated other comprehensive income	(36.2)	(154.7)

	$442.5	$334.5

Shareholder’s equity increased in 2016 primarily due to a decrease in unrealized capital losses due to lower interest rates and net income generated during the year, offset by the payment of dividends to our parent. Shareholder’s equity in 2015 decreased primarily due to the payment of dividends our parent and an increase in unrealized capital losses offset by net income.

Financial strength ratings. Our financial strength ratings as of December 31, 2016 and 2015, were A- from A.M. Best Company, Inc. and BBB+ from Standard & Poor’s Ratings Services. In July 2016, both S&P and A.M. Best changed the outlook to ‘negative’ the ‘negative’ outlook relates primarily to uncertainty regarding Lincoln Benefits ability to grow its business through acquisition of other closed block transactions. Both S&P and A.M. Best affirmed that capital levels are supportive of the ratings. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If we have insufficient capital, our regulator may act to reduce the amount of or deny the payment of, dividends. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by/(used in) operating activities was $15 million, $(34) million, $96 million, and $10 million for the years ended December 31, 2016 and 2015, the nine-month period from April 1, 2014 to December 31, 2014, and the three months ended March 31, 2014, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income, differences in the timing of reinsurance payments and other operating activities (e.g., tax payments, expenses, etc.) Prior to 2014, fluctuations in net cash provided by operating activities primarily occurred as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to Allstate affiliates.

Prior to our acquisition by Resolution Life, under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, were transferred to ALIC, which maintained the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), were reimbursed by ALIC, under the terms of the reinsurance agreements. Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. In addition, in connection with its approval of our acquisition by Resolution Life, the Department of Insurance order requires prior approval to pay any dividend for five years following the Acquisition. After receiving approval from the Department of Insurance, the Company paid dividends of $42.0 million, $187.0 million and $33.2 million in the years ended December 31, 2016 and 2015 and the period from April 1, 2014 through December 31, 2014, respectively. No dividends were paid in in the period from January 1, 2014 through March 31, 2014.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 1, 2016 are included below.

Clive Cowdery, 53, has been a director since April 2014. Mr. Cowdery is also a director of both Resolution Life Holdings, Inc. and Resolution Life, Inc. Mr. Cowdery was a director and President of Resolution Life GP Ltd. from December 2013 to September 2016, and a director of Resolution Life (Parallel) GP Ltd. from May 2014 to September 2016. Mr. Cowdery is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 49, has been a director since April 2014. Mr. Hack is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 53, has been a director since April 2014. Ms. Frohman is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of

Insurance, including Director. Ms. Frohman currently serves on the board of directors of Farmers Mutual of Nebraska. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised Resolution on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 68, has been a director since April 2014. Mr. Stein is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the boards of directors of Assurant, Inc. and Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 53, has been a director since April 2014. Ms. Vandecruze is also a director of Resolution Life Holdings, Inc. and Resolution Life, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 69, has been a director since April 2014. Mr. Carbone is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation and is an advisor to Hudson Structured Capital Management. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 50, has been a director since October 2015, and prior to that Mr. Campbell had been a director from May 2014 through May 2015. Mr. Campbell is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From June 2015 through September 2015, Mr. Campbell was a counselor in the domestic finance office of the U.S. Department of Treasury. Since July 2013, except while he was at the U.S. Department of Treasury, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc. and American Life & Accident Insurance Company of Kentucky.

W. Weldon Wilson, 56, has been a director and Chief Executive Officer since April 2014. Mr. Wilson also serves as a director and Chief Executive Officer for Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America Inc. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 52, has been Executive Vice President, Chief Financial Officer and Treasurer since April 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of Chartered Accountants Australia and New Zealand and The Canadian Institute of Chartered Accountants.

Keith Gubbay, 62, has been President and Chief Actuarial Officer since April 2014. Mr. Gubbay also serves as President and Chief Actuarial Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2004 until he joined Resolution Life, Mr. Gubbay held various leadership positions in Sun Life Financial U.S., including Senior Vice-President and Chief Financial Officer. Prior to that, he served in various senior executive roles at ING Americas. Mr. Gubbay is a Member of the American Academy of Actuaries and a Fellow in the Society of Actuaries.

Simon Packer, 52, has been Chief Transformation Officer since April 2014. Mr. Packer also serves as Chief Transformation Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. Prior to joining the Resolution Group in May 2006, Mr. Packer held leadership positions at a variety of U.K. life insurance companies, including Programme Manager at Clerical Medical Investment Group from August 2003 to April 2006 and Programme Manager at AXA Tech Ltd from April 2002 to January 2003.

Leigh McKegney, 33, has been Chief Legal Officer, Vice President and Secretary since May 2014. Ms. McKegney also serves as Chief Legal Officer, Vice President and Secretary of Resolution Life Holdings, Inc. and Resolution Life, Inc. From November 2010 to April 2014, Ms. McKegney was a corporate associate at Debevoise & Plimpton LLP. Ms. McKegney is a licensed attorney in the State of New York and registered as authorized house counsel in the State of Connecticut.

Item 11(l).	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive officers of Lincoln Benefit also serve as officers of Resolution and other subsidiaries of Resolution and these executive officers received no compensation directly from Lincoln Benefit. They were employees of Resolution or a subsidiary. Allocations of compensation were made for each named executive based on the amount of the named executive’s time allocated to Lincoln Benefit under the Services Agreement by and between Resolution Life and Lincoln Benefit, effective as of April 1, 2014 (the “Services Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this Compensation Discussion and Analysis disclosure. The named executive officers may have received additional compensation for services rendered to Resolution or other Resolution subsidiaries, including Resolution Life, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes Resolution’s executive compensation program and specifically describes, for the following named executive officers (“NEOs”) of Lincoln Benefit below, the total 2016 compensation attributable to services rendered to Lincoln Benefit:

W. Weldon Wilson — Chairman and Chief Executive Officer (“CEO”)

Robyn Wyatt — Chief Financial Officer (“CFO”), Executive Vice President and Treasurer

Keith Gubbay — President and Chief Actuary

Simon Packer — Chief Transformation Officer

Karl Chappell — Managing Director, Investments and Mergers and Acquisitions

2016 Compensation Philosophy

The objectives of Resolution’s executive compensation program for 2016 were to (i) create a link between pay and performance, (ii) attract, motivate and retain talented employees, (iii) align the interests of executives and other employees with the interests of Resolution’s shareholders and (iv) foster compliance and support sensible, but not excessive, risk taking. Resolution has designed the elements of its executive compensation program in order to meet these objectives.

Elements of the Compensation Program Design

All compensation and benefits paid to our officers is determined and paid or provided by Resolution. Resolution pays its executives, including the NEOs, base salary and bonus as set forth in each executive’s employment agreement. In addition, the executives, including NEOs, receive employee benefits on the same terms as other similarly situated executives of Resolution and its subsidiaries. The elements of compensation for the NEOs are determined pursuant to the terms of their individual employment agreements with Resolution. In 2015, Resolution established a compensation committee of its board of directors to oversee executive compensation matters, including advising on Resolution’s compensation policies and reviewing and approving the determination of annual bonus payments earned by the executives. Resolution reviewed data metrics from third party vendors, the Hay Group and DW Simpson, in order to benchmark, using the Hay Group, its employees’ compensation against a broad range of industries, and using DW Simpson, its actuaries’ compensation against other life insurance companies. Mr. Wilson assists the compensation committee in setting compensation for the other Resolution executives.

Employment Agreements

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with Resolution, the parent of Resolution Life. Resolution negotiated each employment agreement at the time the officer became employed by Resolution in 2013 or 2014, prior to its acquisition of Lincoln Benefit. The terms of each agreement, including salary and target bonus opportunities, were determined based on an evaluation of appropriate compensation levels in the insurance industry and the level of compensation, benefits and other entitlements that Resolution considered necessary to attract and retain the executives. The employment agreements set each executive’s base salary and provide for an annual bonus opportunity expressed as a percentage of base salary, and employee benefits on the same terms as similarly situated executives of Resolution. Mr. Wilson’s, Mr. Gubbay’s and Ms. Wyatt’s target annual bonus opportunity is 60%; and Mr. Chappell’s and Mr. Packer’s target annual bonus opportunity is 50%. The employment agreements of Messrs. Chappell and Packer also provided for reimbursement of certain relocation expenses incurred in 2014 or 2015. Mr. Gubbay’s and Ms. Wyatt’s employment agreement each provide for deferred sign-on bonuses payable in three equal amounts on the first through third anniversaries of the effective date of such employment agreement and such payments were completed during 2016. The amount of each of these elements of compensation that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Base Salary

For 2016, each NEO received the base salary set forth in his or her individual employment agreement, as adjusted by prior compensation committee approvals. The amount of each such NEO’s base salary for 2016 that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table. No changes were made in 2016 to the salaries of each NEO.

Annual Bonus Payments

Variable cash compensation in the form of annual bonuses is provided to reward executives for results based on the past performance year. Each NEO’s employment agreement provides for an annual performance-based bonus opportunity, with the target annual bonus amount expressed as a percentage of such NEO’s base salary. The compensation committee of the board of directors of Resolution approved a revised annual bonus plan formula in 2016 for all employees, including NEOs, comprised of two parts: a financial corporate performance factor and an individual performance factor. The corporate performance factor is based on the financial performance of Lincoln Benefit compared to an annual financial and capital plan approved by the board of directors. The financial performance targets are the risk-based capital ratio at year end and the amount of dividends paid by Lincoln Benefit during the fiscal year. The individual performance factor is based on the achievement of individual performance objectives. Each NEO’s annual bonus based on a ratio of 75% from the corporate performance factor and 25% from individual performance. For 2016, the compensation committee determined that the NEOs had earned his or her annual performance-based bonus at 85% of the target performance level. The amount of each such NEO’s annual bonus that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Long-Term Incentive Compensation

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt participate in Resolution’s long- term incentive compensation program, but have not received any long-term or equity-based compensation for their services to Lincoln Benefit. Grants under Resolution’s long-term incentive compensation program were made to our NEOs prior to the acquisition of Lincoln Benefit, and are subject to satisfaction of vesting criteria based on continued service to Resolution. As such equity was awarded prior to the acquisition of Lincoln Benefit and no expense related to such equity is allocated to Lincoln Benefit under the Services Agreement, such compensation is not included in the Summary Compensation Tables or other tables below.

Other Benefits

The NEOs participate in the benefit programs available to other employees of Resolution Life. These benefits include health and welfare coverage and participation in a Resolution 401(k) plan. Resolution matches employee contributions up to 6% of eligible pay.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for all services rendered to Lincoln Benefit for the last three fiscal years, in a manner consistent with the allocation of compensation under the Services Agreement or the Service and Expense Agreement, as applicable.

Name and Principal Position	Year(3)	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
W. Weldon Wilson
Chairman of the Board and	2014	487,500	292,500	—	—	—	—	5,850		785,850
Chief Executive Officer	2015	650,000	351,000	—	—	—	—	18,296		1,019,296
	2016	429,000	217,632	—	—	—	—	11,380		658,012
Robyn Wyatt
Executive Vice President,	2014	270,000	356,850	—	—	—	—	7,020		633,870
Chief Financial Officer and	2015	420,000	486,600	—	—	—	—	21,576		928,176
Treasurer	2016	420,000	472,866	—	—	—	—	15,544		908,410
Keith Gubbay
President and Chief	2014	262,500	357,375	—	—	—	—	5,850		625,725
Actuary	2015	175,000	227,750	—	—	—	—	7,593		410,343
	2016	140,000	177,622	—	—	—	—	8,291		325,913
Simon Packer
Chief Transformation	2014	297,000	148,500	—	—	—	—	43,277		488,777
Officer	2015	396,000	198,000	—	—	—	—	55,451	(2)	649,451
	2016	352,000	148,808	—	—	—	—	26,078		526,886
Karl Chappell
Managing Director,	2014	240,165	195,600	—	—	—	—	4,629		440,394
Investments and Mergers	2015	320,000	160,000	—	—	—	—	11,680		491,680
and Acquisitions	2016	320,000	135,280	—	—	—	—	25,434		480,714
(1)	Amounts in this column for each of Ms. Wyatt and Messrs. Wilson, Gubbay, Packer and Chappell represent the portion of the NEO’s annual performance-based bonus for 2016 that is attributable to services rendered to Lincoln Benefit, plus, in the case of Ms. Wyatt and Mr. Gubbay, the portion of the 2016 payment of the deferred sign-on bonus attributable to services rendered to Lincoln Benefit.
(2)	Includes $29,315 in relocation benefits and $18,270 in 401(k) matching contributions.
(3)	2014 represents compensation for the period from April 1, 2014 to December 31, 2014.

Other Compensation Information

Potential Payments as a Result of Termination or Change in Control (“CIC”)

Each of the NEOs is party to an employment agreement with Resolution that provides for severance and/or other payments on certain terminations of employment. If Messrs. Gubbay’s, Packer’s or Chappell’s or Ms. Wyatt’s employment is terminated by mutual agreement between Resolution and the NEO, by Resolution without “cause” or by the NEO with “good reason” (such terminations, “qualifying terminations”), the NEO is entitled to the severance benefit described in the paragraph below; a pro-rated bonus for the year of termination, based on actual Resolution performance; and continued medical coverage at the same premium rate paid by active employees for the period during which the NEO receives the severance benefit. If Mr. Wilson’s employment is terminated in a qualifying termination, he is entitled to a pro-rated bonus for the year of termination and continued medical coverage for twelve months at the same premium rate paid by active employees. Mr. Wilson’s employment agreement does not provide for other severance payments.

On a qualifying termination of Ms. Wyatt’s or Mr. Gubbay’s employment, the NEO’s severance benefit is equal to one year of base salary plus target bonus. On a qualifying termination of Mr. Chappell’s or Mr. Packer’s employment, he is entitled to an amount equal to one-half of the sum his annual base salary plus target bonus.

For these purposes, “cause” means (i) fraudulent statements or acts of the NEO with respect to the performance of his or her duties under the employment agreement, (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, any crime that constitutes a felony or any crime that constitutes a misdemeanor involving moral turpitude, deceit, dishonesty or fraud and that results in material harm to Resolution, (iii) willful misconduct by the NEO with respect to Resolution or any of its subsidiaries, or (iv) a material breach by the NEO of his or her employment agreement. “Good reason” for these purposes means (a) a reduction in the NEO’s base salary, annual bonus percentage, long-term incentive compensation percentage, or Resolution’s refusal to pay the NEO any compensation or benefits due, (b) a material diminution in the NEO’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action, (c) any willful breach by Resolution of a material term of the NEO’s employment agreement, (d) Resolution requiring the NEO to engage in any unlawful or criminal act or (e) the bankruptcy of Resolution. For Mr. Gubbay, “good reason” also includes a termination of employment by Mr. Gubbay if (X) Resolution requests that he relocate his residence from the Boston, Massachusetts area after the second anniversary of the effective date of his agreement, (Y) he declines such request to relocate and (Z) he continues to perform his duties from the Boston, Massachusetts area for six months following his decline of the request to relocate (or such shorter period as agreed by Resolution). In order to terminate his or her employment for “good reason,” an NEO must give Resolution written notice and Resolution shall have 30 days to cure.

An NEO’s severance payments are subject to such NEO signing a general release of claims. In addition, the NEOs are subject to covenants not to compete and not to solicit for one year following the date of termination (two years for Mr. Wilson), a non-disparagement covenant for three years following the date of termination, and an indefinite non-disclosure covenant.

Estimate of Potential Payments upon Termination of Employment or Change of Control

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements in connection with a termination of employment under various scenarios or a change in control and that are attributable to service to Lincoln Benefit and reimbursable under the Services Agreement, assuming such event occurred on December 31, 2016.

Name	Event(1)	Base Salary and Bonus($)(2)	Health & Welfare ($)	Total Payments ($)
W. Weldon Wilson	Qualifying Termination	257,400	6,133	263,533
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Robyn Wyatt	Qualifying Termination	924,000	6,913	930,913
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Keith Gubbay	Qualifying Termination	308,000	5,111	313,111
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Simon Packer	Qualifying Termination	440,000	9,190	449,190
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Karl Chappell	Qualifying Termination	400,000	11,920	411,920
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

(1)	For Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt, a “qualifying termination” is a termination by mutual agreement between Resolution and the executive, by the executive with “good reason” or by Resolution without “cause.” The amount included in the table is calculated based on the percentage of the executive’s time that would be allocated to Lincoln Benefit under the Services Agreement in the event of a qualifying termination on December 31, 2016.
(2)	Because the termination of employment is deemed to occur on December 31, 2016, the pro-rated portion of any 2016 bonus payable as a result of termination would be 100%.

Risk Management and Compensation

Resolution has performed a review of compensation policies and practices for all of its employees who provide services to Lincoln Benefit and has concluded that its compensation policies and practices are not reasonably likely to have a material adverse impact on Lincoln Benefit.

Director compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of Resolution and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. The portion of the annual retainer allocated to Lincoln Benefit for 2016 is set forth in the table below. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in Resolution Life L.P. and Resolution Life

(Parallel) Partnership (together, the “Partnerships”). The elected percentage of the Board retainer for a calendar year of service is converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year is available. The notional interest will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, the unvested portion of the notional interest will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest will vest. If the Partnerships pay a distribution to their partners, the electing director will be paid, on a current basis, a distribution in cash based on notional interest (both vested and unvested) held by such director as of the record date of the distribution. Vested portions of notional interests will be settled in cash on the first to occur of (1) a liquidity event of the Partnerships and (2) termination of the director’s board service, in which case settlement would occur in the year following the year in which the director’s board service ends.

The following table summarizes the allocation of compensation of each of Lincoln Benefit’s independent directors during 2016 for his or her services as a member of the Board of Directors of Lincoln Benefit and its committees in a manner consistent with the allocation of compensation under the Services Agreement. Directors who are officers or employees of Resolution and its subsidiaries and other non-independent directors do not receive any additional compensation for their services as a director of Lincoln Benefit.

Name of Non-Employee Director	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Stephen Campbell	$131,250	—	$131,250
Richard Carbone	$131,250	$—	$131,250
Ann Frohman	$131,250	$20,625	$151,875
Robert Stein	$131,250	$—	$131,250
Grace Vandecruze	$131,250	$—	$131,250
(1)	Includes the portion of the cash retainer paid in the form of a deferred notional interest in the Partnerships at the election of the director. The following table sets forth, by grant date, the allocation of the number of Resolution deferred notional interest of the Partnerships credited to each director, the grant date fair value of each award and the percentage of such notional interest held at December 31, 2016 with respect to service as a Lincoln Benefit director in 2016 in a manner consistent with the allocation of compensation under the Services Agreement. All deferred notional interests vested on December 31, 2016.
(2)	Reflects for Ms. Frohman, the portion of a legal fee retainer for services as regulatory counsel with respect to Lincoln Benefit in 2016 in a manner consistent with the allocation of compensation under the Services Agreement.

	Grant Date	Percentage of Notional Interest on each grant date		Grant Date Fair Value on each of January 1, 2016 and April 1, July 1 and October 1, 2016	Percentage of Notional Interest Held at December 31, 2016
Richard Carbone	January 1, 2016 April 1, July 1, October 1, 2016	0.0065 0.0048	% %	32,813 21,329	0.0646%
Robert Stein	January 1, 2016 April 1, July 1, October 1, 2016	0.0065 0.0074	% %	32,813 32,813	0.0749%
Grace Vandecruze	January 1, 2016 April 1, July 1, October 1, 2016	0.0016 0.0022	% %	8,203 9,844	0.0239%

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of Resolution Life Holdings, Inc. established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of Resolution Life Holdings, Inc.’s and its subsidiaries’ executive officers and other employees. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)

Capital Stock	Resolution Life, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	25,000	100%

N/A	Resolution Life Holdings, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Capital Limited 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Clive Cowdery 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to March 31, 2017 and restricted stock units for which restrictions expire on or prior to March 31, 2017. The following share amounts are as of March 31, 2017.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, Resolution Life,	n/a	n/a	Lincoln Benefit is an indirect
Inc., Resolution Life Holdings, Inc.,			wholly-owned subsidiary of (i)
Resolution Life L.P., Resolution			Resolution Life L.P., which is
Life GP Ltd., Resolution Life			controlled by its general partner
(Parallel) Partnership, Resolution			Resolution Life GP Ltd. and (ii)
Life (Parallel) GP Ltd.			Resolution Life (Parallel)
Partnership, which is controlled by
its managing partners, which
includes Resolution Life (Parallel)
GP Ltd. Resolution Life (Parallel)
GP Ltd. is wholly-owned by
Resolution Life GP Ltd.
Resolution Life GP Ltd. is wholly-
owned by Resolution Capital
Limited, which is wholly-owned
by Clive Cowdery.

Resolution Life L.P.	n/a	n/a	Clive Cowdery has indirectly
invested $8.997 million in
Resolution Life L.P., which currently
accounts for 1.768%
of the current total $509 million of
aggregate investment in
Resolution Life L.P. and
Resolution Life (Parallel)
Partnership.

Changes in Control

On December 31, 2013, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, Resolution Life Holdings, Inc. pledged the securities of Resolution Life, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to Resolution Life, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, Resolution Life, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If Resolution Life, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the Resolution Life, Inc. and Lincoln Benefit stock pledged under the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

Item 11(n). Transactions with Related Persons, Promoters and Certain Control Persons

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Prior to this transaction, Lincoln Benefit was a wholly-owned subsidiary of ALIC.

Transactions with Related Persons

Prior to the acquisition of Lincoln Benefit from ALIC by Resolution Life, Inc., Lincoln Benefit was a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the former direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), a former indirect parent of Lincoln Benefit;

•	Allstate Insurance Holdings, LLC (“AIH”), a former indirect parent of Lincoln Benefit; and

•	The Allstate Corporation (“AllCorp”), the former ultimate indirect parent of Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2014	4,351,172,343	[3]	157,557,526	[3]	1,451,026,309	[3]	0	10,193,363	[3]

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC	AIC		AIH	AllCorp
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.	2014	991,183,410	[4]	(118,361,063)	822,197,758		0	16,223,615
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2014	3,024,265	[5]	287,214 [5]	2,645,462	[5]	N/A	N/A
Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2014	4,119,257	[6]	(140,501)	N/A		N/A	N/A
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2014	129,435,627	[3]	49,913,891 [3]	68,450,895	[3]	N/A	0
Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2014	(97,926,475)[7]		(97,926,475)[7]	N/A		N/A	N/A

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC	AIH	AllCorp
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012.	2014	(99,556)[7]		N/A		N/A	N/A	N/A
Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, dated April 1, 2014.	2014	8,459,377	[8]	8,459,377	[8]	N/A	N/A	N/A
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014.	2014	83,830,677	[9]	83,830,677	[9]	N/A	N/A	N/A
(1)	Amounts are not included for fiscal year 2015 and 2016 because ALIC, AIC, AIH and AllCorp were not related persons in 2015 or 2016.
(2)	Each identified Related Person is a Party to the transaction.
(3)	Gross amount of expense received under the transaction.
(4)	Total amounts paid to the Internal Revenue Service.
(5)	Value of transfer transactions.
(6)	Gross amount of the transaction.
(7)	Net reinsurance expense.
(8)	Gross amount of the transaction.
(9)	Net reinsurance income.

After Lincoln Benefit was acquired by Resolution Life, Inc., Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Resolution Life, Inc. (“RLI”), the direct parent of Lincoln Benefit.

•	Resolution Life Holdings, Inc. (“RLH”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		RLH	RLI		Lanis LLC
Services Agreement between Resolution Life, Inc. and Lincoln Benefit Life Company effective April 1, 2014	2014 2015 2016	(21,087,752 (13,864,952 (14,147,918	)¹ )¹ )¹	N/A N/A N/A	21,087,752 13,864,952 14,147,918	¹ ¹ ¹	N/A N/A N/A
[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that Resolution Life, Inc., Resolution Life Holdings, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit Life Company have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		RLH	RLI	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014 2015 2016	(15,711,000 (22,880,000 (25,069,000	)² )² )²	N/A N/A N/A	N/A N/A N/A	15,711,000 22,880,000 25,069,000	² ² [2]
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014 2015 2016	15,711,000 22,880,000 25,069,000	² ² ²	N/A N/A N/A	N/A N/A N/A	(15,711,000 (22,880,000 (25,069,000	)² )² )[2]
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2014 2015 2016	(4,584,514 (6,670,882 (7,328,260	)[3] )[3] )[3]	N/A N/A N/A	N/A N/A N/A	4,584,514 6,670,882 7,328,260	[3] [3] [3]
[2]	Surplus/Vehicle Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

For the Period Prior to April 1, 2014

Prior to the acquisition of Lincoln Benefit from ALIC by Resolution Life, Inc., all intercompany agreements to which Lincoln Benefit was a party were approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation that was a party to the agreement. When required, intercompany agreements were submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process was documented in an internal procedure that captured the review and approval process of all intercompany agreements. All approvals were maintained in Lincoln Benefit’s corporate records.

Prior to the transaction with Resolution, while there was no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit were subject to the Allstate Code of Ethics (“Allstate Code”). The Allstate Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the former ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, was required to be disclosed to Human Resources. Human Resources worked with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest existed. Each director and executive officer was required to sign a Code of Ethics certification annually.

For the Period Beginning April 1, 2014

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of

Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

Subsequent to the acquisition by Resolution Life, Inc., while there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to Resolution Life’s Code of Conduct and its Conflict of Interest Guideline. The Resolution Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of Resolution Life, the parent company of Lincoln Benefit, and the Board of Directors of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or Resolution Life, or in a business that has a relationship with either entity, is required to be disclosed to Human

Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements and related financial schedule of Lincoln Benefit Life Company for the period from January 1, 2014 through March 31, 2014 included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lincoln Benefit Life Company as of December 31, 2016 and 2015 and for each of the years ended December 31, 2016 and 2015, and for the period from April 1, 2014 through December 31, 2014 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

The Consultant Solutions Variable Annuities

(Classic, Plus, Elite, Select)

Lincoln Benefit Life Company

Street Address: 5801 SW 6th Ave. Topeka, KS 66636

Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561

Telephone Number: 800-457-7617 / Fax Number: 1-785-228-4584

1940 Act file number: 811-07924

1933 Act file number: 333-109688

Prospectus dated May 1, 2017

Lincoln Benefit Life Company (“Lincoln Benefit”) is the issuer of the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):

•	Consultant Solutions Classic

•	Consultant Solutions Plus

•	Consultant Solutions Elite

•	Consultant Solutions Select

Effective November 30, 2006, this product is no longer being offered for sale.

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

This prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials, and other information concerning your contract throughout the year, Lincoln Benefit Life Company is not acting as a fiduciary as defined by any applicable laws and regulations. Lincoln Benefit Life Company is not in a position to provide you investment or retirement advice. Please consult with a qualified investment professional if you wish to obtain investment advice.

Each Contract currently offers several investment alternatives (“Investment Alternatives”). The Investment Alternatives include fixed account options (“Fixed Account Options”), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-accounts”) of the Lincoln Benefit Life Variable Annuity Account (“Variable Account”). Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

The Alger Portfolios

Fidelity® Variable Insurance Products

Goldman Sachs Variable Insurance Trust

Janus Aspen Series

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

MFS® Variable Insurance Trust

MFS® Variable Insurance Trust II

Morgan Stanley Variable Insurance Funds, Inc. (formerly, The Universal Institutional Funds, Inc.)

Oppenheimer Variable Account Funds

PIMCO Variable Insurance Trust

The Rydex Variable Trust

T. Rowe Price Equity Series, Inc.

VanEck VIP Trust

*	Certain Variable Sub-Accounts are closed to Contract owners not invested in the specified Variable Sub-Accounts by a designated date. Please see the “Investment Alternatives: the Variable Accounts” section of this prospectus for more information.

Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract value (“Contract Value”) a credit enhancement (“Credit Enhancement”) of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

We (Lincoln Benefit) have filed a Statement of Additional Information, dated May 1, 2017, with the Securities and Exchange Commission (“SEC”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. The contents of the Statement of Additional Information are described below – see Table of Contents. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.

IMPORTANT NOTICES

The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency.
Investment in the Contracts involves investment risks, including possible loss of principal.

The Contracts are not FDIC insured.

(3)

Glossary of Terms

Please refer to this list for the meaning of the following terms:

AB Factor- Is used to calculate the Accumulation benefit and is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.

Accumulation Benefit- Is equal to the Benefit Base multiplied by the AB Factor.

TrueReturn Accumulation Benefit Option- An option that guarantees a minimum Contract Value on the “Rider Maturity Date.”

Accumulation Phase- The period that begins on the date we issue your Contract (“Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.

Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.

Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).

Annual Increase Death Benefit Option- An option that, for an increased mortality and expense risk charge, provides for an increasing death benefit of 5% per year, subject to a cap.

Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

Automatic Additions Program- A program that permits subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.

Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.

•	Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

•	Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

Benefit Base- An amount used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. The Benefit Base will never be less than zero.

Benefit Payment- The amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.

Benefit Payment Remaining- The amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.

Benefit Year- The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

4

Code - The Internal Revenue Code of 1986, as amended

Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.

Contract*- Is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company.

Contract Anniversary- Each twelve-month period from the date of your contract’s issue date.

Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.

Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.

Credit Enhancement- For Consultant Solutions Plus Contracts, an amount added to your Contract Value each time you make a purchase payment, equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment.

Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.

Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.

Enhanced Earnings Death Benefit Option- An option available for an increased mortality and expense risk charge that provides a death benefit based on In-Force Premiums or In-Force Earnings.

Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Fixed Account Options – Investment options offered through our general account, including the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option.

Free Withdrawal Amount- An amount equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.

Funds- Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

The Alger Portfolios

Fidelity® Variable Insurance Products

Goldman Sachs Variable Insurance Trust

Janus Aspen Series

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

MFS® Variable Insurance Trust

MFS® Variable Insurance Trust II

Morgan Stanley Variable Insurance Funds, Inc. (formerly, The Universal Institutional Funds, Inc.)

Oppenheimer Variable Account Funds

PIMCO Variable Insurance Trust

The Rydex Variable Trust

T. Rowe Price Equity Series, Inc.

VanEck VIP Trust

Guarantee Period Account- An allocation that establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”) and provides a specific effective annual interest rate.

Guarantee Options- Options that, subject to specific investment requirements, provide an Accumulation Benefit. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section and may depend upon the Rider Date.

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. References to “Contract” also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

5

Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.

Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less than 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.

In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.

Investment Alternatives- Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio; please refer to the prospectuses for the Funds.

IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Issue Date- The date we issue your Contract.

Lincoln Benefit (“We”)- Lincoln Benefit is the issuer of the contract and a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508.

Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.

Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.

Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.

Payout Start Date- The date we apply your money to provide income payments.

Payout Withdrawal- Your written request to terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.

Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal.

Rider Date- The date the TrueReturn Accumulation Benefit Option was made a part of your Contract.

Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.

Rider Maturity Date- The date determined by the length of the Rider Period which you select, which must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).

Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.

Rider Trade-In Option- An option that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”).

6

Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).

Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.

Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.

Standard Fixed Account Option- An option that, if you have selected the Consultant Solutions Classic Contract, allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation.

SureIncome Withdrawal Benefit Option- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.

Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.

Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.

Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require.

TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.

Valuation Date- the term used to indicated a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).

Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.

Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.

Withdrawal Benefit Factor- A factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.

Withdrawal Benefit Payout Phase- The period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.

7

Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

•	The Consultant Solutions Classic Contract has a mortality and expense risk charge of 1.25%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

•	The Consultant Solutions Plus Contract offers a Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.45%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

•	The Consultant Solutions Elite Contract has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

•	The Consultant Solutions Select Contract has a mortality and expense risk charge of 1.70%, an administrative expense charge of 0.10%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

*	The administrative expense charge may be increased, but will never exceed 0.25%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

8

The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information. Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

Flexible Payments

We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($100 for automatic payments).

We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract. You must maintain a minimum Contract Value of $1,000.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period	You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. The amount you receive will be less applicable federal and state income tax withholding. See “Trial Examination Period” for details.
Expenses

Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-account. You also will bear the following expenses:

Consultant Solutions Classic Contracts

•    Annual mortality and expense risk charge equal to 1.25% of average daily net assets.

•    Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Plus Contracts

•    Annual mortality and expense risk charge equal to 1.45% of average daily net assets.

•    Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

Consultant Solutions Elite Contracts

•    Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

•    Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Select Contracts

•    Annual mortality and expense risk charge equal to 1.70% of average daily net assets.

•    No withdrawal charges.

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All Contracts

•	Annual administrative expense charge of 0.10% average daily net assets (up to 0.25% for future Contracts).

•	Annual contract maintenance charge of $40 (reduced to $30 if Contract Value is at least $2000, and waived in certain cases).

•

If you select the Maximum Anniversary Value (MAV) Enhanced Death Benefit Option (“MAV Death Benefit Option”) you will pay an additional mortality and expense risk charge of 0.20% (up to 0.50% for Options added in the future).

•

If you select the Annual Increase Enhanced Death Benefit Option (“Annual Increase Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.30% (up to 0.50% for options added in the future).

•

If you select the Enhanced Earnings Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner, the Co-Annuitant, and/or oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

•

If you select the TrueReturn Accumulation Benefit Option you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Accumulation Benefit Option together with the SureIncome Withdrawal Benefit Option.

•

If you select the SureIncome Withdrawal Benefit Option (“SureIncome Option”) you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (See the SureIncome Option Fee section). You may not select the SureIncome Option together with the TrueReturn Accumulation Benefit Option.

•

If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

•

If you select the Spousal Protection Benefit (Co-Annuitant) Option you would pay an additional annual fee (“Rider Fee”) of 0.10% (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. This Option is available only for Individual Retirement Annuity (“IRA”) Contracts qualified under Section 408 of the Code. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time. No Rider Fee is charged for the Spousal Protection Benefit (Co-Annuitant) Option for Contract Owners who added the Option prior to May 1, 2005.

•

Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), but not more than $25. A Contract Year is measured from the date we issue your Contract or a Contract Anniversary.

•	State premium tax (if your state imposes one)

•	Not all Options are available in all states

•	We may discontinue offering any of these Options at any time.

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Investment Alternatives

Each Contract offers several investment alternatives including:

•       Fixed Account Options that credit interest at rates we guarantee, and

•       Variable Sub-accounts investing in Portfolios offering professional money management by these investment advisers:

•       Invesco Advisers, Inc.

•       Fred Alger Management, Inc.

•       Fidelity® Management & Research Company (FMR)

•       Goldman Sachs Asset Management, L.P.

•       Janus Capital Management LLC

•       MFS® Investment Management

•       Oppenheimer Funds, Inc.

•       Pacific Investment Management Company LLC

•       Guggenheim Investments

•       Legg Mason Partners Fund Advisor, LLC

•       T. Rowe Price Associates, Inc.

•       VanEck Associates Corporation

•       Morgan Stanley Investment Management Inc.

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-accounts have performed, please call us at 800-457-7617.

Special Services

For your convenience, we offer these special services:

•       Automatic Portfolio Rebalancing Program

•       Automatic Additions Program

•       Dollar Cost Averaging Program

•       Systematic Withdrawal Program

•       TrueBalanceSM Asset Allocation Program

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Income Payments

You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

•       life income with guaranteed number of payments

•       joint and survivor life income with guaranteed number of payments

•       guaranteed number of payments for a specified period

•       life income with cash refund

•       joint life income with cash refund

•       life income with installment refund

•       joint life income with installment refund

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits

If you die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“ROP Death Benefit”), the death benefit options we currently offer include:

•       MAV Death Benefit Option;

•       Annual Increase Death Benefit Option; and

•       Enhanced Earnings Death Benefit Option.

Transfers

Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.

Withdrawals

You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

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How the Contracts Work

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) described in the “Income Payments” section of this prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”

Please call us at 800-457-7617 if you have any question about how the Contracts work.

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Expense Tables

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite:	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select:					None
All Contracts:
Annual Contract Maintenance Charge					$40**
Transfer Fee	up to 2.00% of the amount transferred, but not more than $25***
Premium Taxes	0% to 3.50% of Purchase Payment****
Loan Interest Rate	7.25%*****

* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.

** Reduced to $30 if Contract Value is not less than $2000, and waived in certain cases. See “Expenses.”

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred. The transfer fee will never be greater than $25.

**** Some States charge premium taxes that generally range from 0 to 3.5%. We are responsible for paying these taxes, and will deduct them from your Contract Value. Our current practice is to not charge for these taxes until the Payout Start Date or surrender of the Contract. See “Premium Taxes” for more information.

***** For more information, see “Contract Loans for 403(b) Contracts.” The loan interest rate is subject to change.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	1.25%	0.10%	1.35%
Consultant Solutions Plus	1.45%	0.10%	1.55%
Consultant Solutions Elite	1.60%	0.10%	1.70%
Consultant Solutions Select	1.70%	0.10%	1.80%

* We reserve the right to raise the administrative expense charge to 0.25%. If we increase this charge, we will amend the prospectus, accordingly. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option	Currently 0.20%, up to a maximum of 0.50% for Options added in the future *
Annual Increase Death Benefit Option	Currently 0.30%, up to a maximum of 0.50% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 0-70)	Currently 0.25%, up to a maximum of 0.35% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 71-79)	Currently 0.40%, up to a maximum of 0.50% for Options added in the future *

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If you select the Options with the highest possible combination of mortality and expense risk charges during the Accumulation Phase, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Annual Increase Death Benefit Option, and Enhanced Earnings Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	2.15%	0.10%	2.25%
Consultant Solutions Plus	2.35%	0.10%	2.45%
Consultant Solutions Elite	2.50%	0.10%	2.60%
Consultant Solutions Select	2.60%	0.10%	2.70%

* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher in the future if you add this Option to your Contract. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. If we increase any of these charges, we will amend the prospectus, accordingly.

TrueReturn Accumulation Benefit Option Annual Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn Accumulation Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future. *

* If we increase this charge, we will amend the prospectus, accordingly. See “TrueReturn Accumulation Benefit Option” for details.

Spousal Protection Benefit (Co-Annuitant) Option Annual Fee

(annual rate as a percentage of Contract Value on a Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	Currently 0.10%, up to a maximum of 0.15% for Options added in the future *

* For Options added on or after 5/1/2005. If we increase this charge, we will amend the prospectus, accordingly. See “Spousal Protection Benefit (Co-Annuitant) Option” for details.

SureIncome Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option	Currently 0.50%, up to a maximum of 1.25% for SureIncome Options added in the future *

* If we increase this charge, we will amend the prospectus, accordingly. See “SureIncome Withdrawal Benefit Option” for details.

Income Protection Benefit Option Fee (Payout Phase only)*

(as a percentage of average daily net assets)

Income Protection Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future*

* See “Income Payments – Income Protection Benefit Option,” below, for a description of the Income Protection Benefit Option. You may add this Option when you elect to receive annuity benefits. We begin to deduct the charge for this Option on the Payout Start Date. Currently, the charge for this Option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We will charge you the Option charge in effect when you choose to apply this Option to your Contract. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. If we increase this charge, we will amend the prospectus accordingly. Once your Income Protection Benefit Option is in effect, however, we will not change the option charge you will pay for this Option. See “Expenses – Mortality and Expense Risk Charge,” below, for details.

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Portfolio Annual Expenses – Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisors and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the second table below and in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.35%	2.22%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2016.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated;

•	earned a 5% annual return on your investment;

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*

•	elected the MAV Death Benefit Option and the Annual Increase Death Benefit Option; the Enhanced Earnings Death Benefit Option (assuming issue age 71-79); the Spousal Protection Benefit (Co-Annuitant) Option; and the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option.**

The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.

Amounts shown in the examples are rounded to the nearest dollar.

*           Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

**         Note: The combination of optional benefits represents the maximum optional benefit charge.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

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	CONSULTANT SOLUTIONS CLASSIC
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,384	$2,621	$3,717	$6,379
If you annuitize your annuity at the end of the applicable time period: [1]	$684	$2,021	$3,317	$6,379
If you do not surrender your annuity:	$684	$2,021	$3,317	$6,379

	CONSULTANT SOLUTIONS PLUS
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,554	$2,926	$4,052	$6,514
If you annuitize your annuity at the end of the applicable time period: [1]	$704	$2,076	$3,402	$6,514
If you do not surrender your annuity:	$704	$2,076	$3,402	$6,514

	CONSULTANT SOLUTIONS ELITE
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,419	$2,618	$3,465	$6,614
If you annuitize your annuity at the end of the applicable time period: [1]	$719	$2,118	$3,465	$6,614
If you do not surrender your annuity:	$719	$2,118	$3,465	$6,614

	CONSULTANT SOLUTIONS SELECT
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$729	$2,146	$3,508	$6,680
If you annuitize your annuity at the end of the applicable time period: [1]	$729	$2,146	$3,508	$6,680
If you do not surrender your annuity:	$729	$2,146	$3,508	$6,680

1 Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.

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Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix H of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The financial statements of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying sub-accounts, appear in the Statement of Additional Information.

The Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

CONTRACT OWNER

Each Contract is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan(s) you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies, and

•	any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die prior to the Payout Start Date, any surviving joint Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a non-living person, we will pay the death benefit to the current Contract Owner.

The Contract cannot be jointly owned by both a living and a non-living person. The Consultant Solutions Select is not available for purchase by non-living persons. The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the MAV Death Benefit Option, the Annual Increase Death Benefit Option, or the Enhanced Earnings Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contracts. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

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ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). If the Contract is a Non-Qualified Contract, you also may designate a joint Annuitant, who is a second person on whose life income payments depend. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If you select the MAV Death Benefit Option, Annual Increase Death Benefit Option, or Enhanced Earnings Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90. If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 85.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option must name their spouse as a Co-Annuitant:

•	the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

•	the Contract Owner must be age 90 or younger on the Rider Application Date;

•	and the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

•	the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant. If you are single when you purchase this Contract, and are married later, you may add the Spousal Protection Benefit Option within six months of your marriage only if you provide proof of marriage in a form satisfactory to us. You may change the Co-Annuitant to a new spouse within six months of re-marriage only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under the MAV Death Benefit Option, the Annual Increase Death Benefit Option and the Enhanced Earnings Death Benefit Option. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.

BENEFICIARY

You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries. We will provide a form to be signed by you and filed with us. Once we accept the form, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

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If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

•	your spouse or, if he or she is no longer living,

•	your surviving children equally, or if you have no surviving children,

•	your estate.

If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the death proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any death proceed amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT

Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

Purchases

MINIMUM PURCHASE PAYMENTS

The minimum initial purchase payment for Classic Contracts is $1,200 (Qualified or Non-Qualified Contracts); the minimum initial purchase payment for all other Non-Qualified Contracts is $10,000, ($2,000 for Qualified Contracts). All subsequent purchase payments under a Contract must be $1,000 or more ($100 for automatic payments). For Consultant Solutions Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of a Contract and/or acceptance of purchase payments.

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AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-457-7617.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

For Consultant Solutions Select Contracts, the maximum amount that can be allocated during any single day to certain selected funds is $25,000. Please see the current list of funds affected by this restriction in the “Transfers During The Accumulation Phase” section of this prospectus.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed for the next Valuation Date.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

CREDIT ENHANCEMENT

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. The thresholds apply individually to each Consultant Solutions Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

Additional Credit Enhancement for Large Contracts	Cumulative Purchase Payments less Cumulative Withdrawals must exceed:
0.50% of the purchase payment	$ 500,000
1.00% of the purchase payment	$ 1,000,000

If, during the first Contract Year only, the cumulative purchase payments less cumulative withdrawals exceed the thresholds, the additional credit enhancement will apply to prior purchase payments, less cumulative withdrawals, and will be added to the Contract Value as of the date of the most recent purchase payment. The additional credit enhancement will be applied only once to any given purchase payment, current or prior.

If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” below for details. The Consultant Solutions Plus Contract may not be available in all states.

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We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the most recent purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “Expenses.” Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value. The amount you receive will be less applicable federal and state income tax withholding.

For Consultant Solutions Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement. In states where required, we will return the amount of your purchase payments. In other states, we will return the amount of your purchase payments, reduced by the amount of any mortality and expense risk charges and administrative expense charges deducted prior to cancellation, and adjusted by any investment gain or loss associated with:

•	your Variable Account purchase payments; and

•	any portion of the Credit Enhancement assigned to the Variable Sub-accounts.

We reserve the right to allocate your purchase payments to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account during the Trial Examination Period. For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. On the next Valuation Date 40 day after the issue date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.

Contract Loans for 403(b) Contracts

Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Such loans may not be available in all states. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Code, which impose restrictions on loans. Loans may not be available with all rider options.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal, including any applicable Market Value Adjustment, under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA Plans with the same employer is more than the lesser of (a) or (b) where:

(a)	equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)	equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.

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When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Sub-accounts or Fixed Account Options as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from each Variable Sub-account in proportion to the total assets in all Variable Sub-accounts. If your loan amount is greater than your Contract Value in the Variable Sub-accounts, we will transfer the remaining required collateral from the Market Value Adjusted or Standard Fixed Account Option. If your loan amount is greater than your contract value in the Variable Sub-accounts and the Market Value Adjusted or Standard Fixed Account Option, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Variable Sub-accounts or any of the Fixed Account Options. We may, however, apply a Market Value Adjustment to a transfer from the Market Value Adjusted Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Market Value Adjusted Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) an annual effective rate of 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Variable Sub-accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)	the Death Proceeds;

(2)	full withdrawal proceeds;

(3)	the amount available for partial withdrawal; and

(4)	the amount applied on the Payout Start Date to provide income payments.

If a New Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Variable Sub-account(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Standard Fixed Account, Market Value Adjusted Account, and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity® VIP Government Money Market, Service Class 2 Sub-account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

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Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Consultant Solutions Plus Contracts, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-account when the Accumulation Unit Value for the Sub-account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-account to your Contract. For Consultant Solutions Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-account to reflect the Credit Enhancement paid on your purchase payment. See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-account would, of course, reduce the number of Accumulation Units of that Sub-account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

•	changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

•	the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN ACCUMULATION BENEFIT OPTION

We offer the TrueReturn Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Accumulation Benefit Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Accumulation Benefit Option” below for details on termination.

The TrueReturn Accumulation Benefit Option is available at time of application for the Contract, or the date we receive a written request to add the option, whichever is later, subject to availability and issue requirements. Currently, you may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the TrueReturn Option. Currently, you may have only one TrueReturn Accumulation Benefit Option in effect on your Contract at one time. You may have only either the TrueReturn Accumulation Benefit Option or the SureIncome Option in effect on your Contract at one time. The TrueReturn Accumulation Benefit Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Accumulation Benefit Option may be cancelled at any time on or after the 5th Rider Anniversary by:

•	notifying us in writing in a form satisfactory to us; or

•	changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Accumulation Benefit Option. For more information regarding investment requirements for this Option, see the “Investment Requirements” section below.

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The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Accumulation Benefit Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Accumulation Benefit Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Accumulation Benefit Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section below and may depend upon the Rider Date. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Accumulation Benefit Option may not be available in all states. We may discontinue offering the TrueReturn Accumulation Benefit Option at any time.

Accumulation Benefit.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account. You may transfer the excess amount out of the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Accumulation Benefit Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Accumulation Benefit Option provides no additional benefit.

The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

	AB Factors
Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

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Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750

Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 150.0%
= $75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

•	The Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

•	The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount;

(b)	= the Contract Value immediately prior to the withdrawal; and

(c)	= the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.

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Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives.

We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will not apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

If you have an outstanding loan balance, you may not elect the TrueReturn Option until the outstanding balance has been repaid. If you elect the TrueReturn Option, we will not make a policy loan to you until the TrueReturn Option matures or is cancelled.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a model portfolio option (“Model Portfolio Option”) available with the Guarantee Option you selected, as defined below; or

2)	to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest according to a Model Portfolio Option available for use with the Guarantee Option you selected; or

3)	to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalanceSM Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1 * TrueBalance Conservative Model Portfolio Option * TrueBalance Moderately Conservative Model Portfolio Option

*  Model Portfolio Option 2

*  TrueBalance Conservative Model Portfolio Option

*  TrueBalance Moderately Conservative Model Portfolio Option

*  TrueBalance Moderate Model Portfolio Option

*  TrueBalance Moderately Aggressive Model Portfolio Option

*  TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

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Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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Effective May 1, 2005, certain Variable Sub-Accounts under Model Portfolio 1 have been reclassified into different asset categories. These changes apply to TrueReturn Accumulation Benefit Options effective both prior to and on or after May 1, 2005. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
0% Category D
Category A

Fidelity® VIP Government Money Market – Service Class 2 Sub-Account

Category B

Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account

Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account

MFS High Yield Portfolio – Service Class Sub-Account

PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return - Administrative Shares Sub-Account(5)

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account, (formerly UIF U.S. Real Estate, Class II Sub-Account)(8) (14)

Invesco V.I. Government Securities Fund, Series II Sub-Account
Category C

Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)

Invesco V.I. Core Equity Fund – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(7)

Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account

Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account(10)

Janus Aspen Series Forty Portfolio – Service Shares Sub-Account (10)

Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(6) (10)

Janus Aspen Series Balanced Portfolio – Service Shares Sub-Account (10)

ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account

MFS® Investors Trust Series – Service Class Sub-Account

MFS® Total Return Series – Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account(4)

MFS® Value Series – Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Shares Sub-Account(1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)

Invesco V.I. American Franchise Fund – Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account(3)

Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account

MFS® New Discovery Series – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

Morgan Stanley VIF Growth Portfolio, Class II Sub-Account (formerly, UIF Growth, Class II Sub-Account)(13)

VanEck VIP Emerging Markets Fund Sub-Account(11)

VanEck VIP Global Hard Assets Fund Sub-Account(12)

Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account

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1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Service Shares Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)	Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

3)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

4)	On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

5)	Effective May 1, 2015, PIMCO Total Return - Administrative Shares Sub-Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

6)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)	Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

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10)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

13)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

14)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

Model Portfolio Option 2.

The investment requirements under Model Portfolio Option 2 depend on the effective date of your TrueReturn Accumulation Benefit Option.

Rider Date prior to May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is prior to May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005) and the Variable Sub-Accounts available under each category:

Model Portfolio Option 2

(Rider Date Prior to May 1, 2005)

10% Category A

20% Category B

50% Category C

20% Category D

Category A

Fidelity® VIP Government Money Market – Service Class 2 Sub-Account

Category B

Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account

Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account

MFS® High Yield Portfolio– Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(13)

PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return - Administrative Shares Sub Account(4)

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(7) (15)

Invesco V.I. Government Securities Fund, Series II Sub-Account

Category C

Invesco V.I. Value Opportunities Fund – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(6)

Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager(SM)Portfolio – Service Class 2 Sub-Account

Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5)(10)

Janus Aspen Series Balanced Portfolio– Service Shares Sub-Account (10)

ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account

MFS® Investors Trust Series– Service Class Sub-Account

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series – Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account(1)

T. Rowe Price Equity Income Portfolio – II Sub-Account

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Category D

Invesco V.I. American Franchise Fund – Series II Sub-Account

Invesco V.I. Core Equity – Series II Sub-Account (8)

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio– Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account(2)

Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account

Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account (10)

Janus Aspen Series Forty Portfolio– Service Shares Sub-Account (10)

MFS® New Discovery Series– Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio– Service Class Sub-Account(3)

Oppenheimer Global Fund/VA – Service Shares

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Morgan Stanley VIF Growth Portfolio, Class II Sub-Account (formerly UIF Growth, Class II Sub-Account)(14)

VanEck VIP Emerging Markets Sub-Account(11)

VanEck VIP Global Hard Assets Sub-Account(12)

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

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1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Class 2 Shares Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

3)	On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

4)	Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

5)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. .

6)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)	Effective December 23, 2016, the Invesco V.I. Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)	Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

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10)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

13)	Effective May 1, 2016, the MFS® High Yield Series, sub-account changed its name to the MFS® High Yield Portfolio.

14)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

15)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005). We will use the percentage allocations as of your most recent instructions.

Rider Date on or after May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is on or after May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts, however, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after May 1, 2005):

Model Portfolio Option 2

(Rider Date on or after May 1, 2005)
Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)

Invesco V.I. Core Equity – Series II Sub-Account(9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)

Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)

Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account(10)

Janus Aspen Series Forty Portfolio– Service Shares Sub-Account(10)

Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5) (10)

Janus Aspen Series Balanced Portfolio– Service Shares Sub-Account(10)

Western Asset Variable Global High Yield Bond – Class II Sub-Account

ClearBridge Variable Large Cap Value Portfolio– Class I Sub-Account

MFS® Investors Trust Series– Service Class Sub-Account

MFS® High Yield Portfolio– Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(13)

MFS® MA Investors Growth Stock Series – Service Class Sub-Account(4)

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series– Service Class Sub-Account

PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return – Administrative Shares Sub Account(6)

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account(1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio– II Sub-Account

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8)(14)

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Invesco V.I. Government Securities Fund, Series II Sub-Account

Model Portfolio Option 2

(Rider Date on or after May 1, 2005)
Excluded

Invesco V.I. American Franchise Fund – Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio– Class S Sub-Account (3)

Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account

MFS® New Discovery – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8)(14)

VanEck VIP Emerging Markets Sub-Account (11)

VanEck VIP Global Hard Assets Sub-Account (12)

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

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(1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Class 2 Shares Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)	Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)	On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)	Effective May 1, 2015, PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)	Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

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(11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

(12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(13)	Effective May 1, 2016, the MFS® High Yield Series. sub-account changed its name to the MFS® High Yield Portfolio.

(14)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

TrueBalanceSM Model Portfolio Options.

If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision as described in the “Death Benefit Payments” section of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the TrueReturn Accumulation Benefit Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the TrueReturn Accumulation Benefit Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Accumulation Benefit Option and immediately add a new TrueReturn Accumulation Benefit Option (“New Option”), provided all of the following conditions are met:

•	The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date.

•	The New Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be a TrueReturn Accumulation Benefit Option that we make available for use with the Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

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For example, if you trade-in your TrueReturn Accumulation Benefit Option:

•	the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in;

•	the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

•	the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

•	the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

•	any waiting period for canceling the New Option will start again on the new Rider Date;

•	any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

•	the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Accumulation Benefit Option Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Accumulation Benefit Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have the SureIncome Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Accumulation Benefit Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

•	The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

•	The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your sales representative before trading in your TrueReturn Accumulation Benefit Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

•	on the Rider Maturity Date;

•	on the Payout Start Date;

•	on the date your Contract is terminated;

•	on the date the Option is cancelled;

•	on the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	on the date the Option is replaced with a New Option under the Rider Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

SUREINCOME WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Withdrawal Benefit Option, which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”.

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For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have either the TrueReturn Accumulation Benefit Option, or the SureIncome Option in effect on your Contract at the same time. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”) (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

At the beginning of each Benefit Year, the Benefit Payment Remaining is equal to the Benefit Payment.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

•	The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) that is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements, which may result in a withdrawal greater than the Benefit Payment Remaining.

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Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the “Owner and Assignment of Payments or Interest” section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix G.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

•	The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

•	No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

•	The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

•	During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Code Section 408(b) or a Tax Sheltered Annuity as defined under Code Section 403(b), the period certain cannot exceed that which is required by Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

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•	If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

•	If the Contract Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

•	Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

EXAMPLE

Beginning of Benefit Year 1*

Contract Value = $100,000

Benefit Base = $100,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000

In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year 1. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $2,000

Beginning of Benefit Year 2

Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000 (resets at the beginning of each Benefit Year)

In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.

* This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.

Investment Requirements

If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your currently selected Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future, including specific model portfolio options (“Model Portfolio Options”) as described below, available only to certain Withdrawal Benefit Factors.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a Model Portfolio Option available as described below;

2)	to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest to the Variable Sub-Accounts; or

3)	to a combination of (1) and (2) above.

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For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1
*TrueBalance Conservative Model Portfolio Option

*TrueBalance Moderately Conservative Model Portfolio Option

*TrueBalance Moderate Model Portfolio Option

*TrueBalance Moderately Aggressive Model Portfolio Option

*TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections.

Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you currently may allocate up to 100% of your Contract Value in any manner you choose to the Available Variable Sub-Accounts shown in the table below. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)

Invesco V.I. Core Equity Fund – Series II Sub-Account(9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(7)

Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)

Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account (11)

Janus Aspen Series Forty Portfolio – Service Shares Sub-Account (11)

Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5)(11)

Janus Aspen Series Balanced Portfolio – Service Shares Sub-Account (11)

Western Asset Variable Global High Yield Bond – Class II Sub-Account

ClearBridge Variable Large Cap Value – Class I Sub-Account

MFS® Investors Trust Series – Service Class Sub-Account

MFS® High Yield Portfolio- Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(14)

MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account(4)

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series– Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Shares Sub-Account(1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return – Administrative Shares Sub Account(10)

Guggenheim VIF Long Short Equity Fund Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Morgan Stanley VIF U.S. Real Estate, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8) (16)

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Invesco V.I. Government Securities Fund, Series II Sub-Account
Excluded
Invesco V.I. American Franchise Fund– Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account(3)

Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account

MFS® New Discovery Series – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares

Morgan Stanley VIF Growth Portfolio - Class II Sub-Account (formerly UIF Growth, Class II Sub-Account)(15)

VanEck VIP Emerging Markets Fund - Initial Class Sub-Account(12)

VanEck VIP Global Hard Assets Fund - Initial Class Sub-Account(13)

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

(1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value

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invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)	On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)	Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)	Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)	Effective May 1, 2015, PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(11)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

(12)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

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(13)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(14)	Effective May 1, 2016, the MFS® High Yield Series. sub-account changed its name to the MFS® High Yield Portfolio.

(15)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

(16)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

TrueBalanceSM Model Portfolio Options.

If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). We may also offer other Options (“Other New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

•	The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

•	The New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be an Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

Death of Owner or Annuitant.

If the Contract Owner dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner provision of your Contract, as described in the “Death Benefit Payments” section of this prospectus, then the SureIncome Option will continue, unless the new Contract Owner elects to cancel this Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

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If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the SureIncome Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the SureIncome Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

This SureIncome Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Option is cancelled;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.

Investment Alternatives: The Variable Sub-accounts

You may allocate your purchase payments to various Variable Sub-accounts. Each Variable Sub-account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.

The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.

You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 800-457-7617.

Portfolio	Investment Objective	Investment Adviser
The Alger Portfolios
Alger Large Cap Growth Portfolio – Class S	Long-term capital appreciation	Fred Alger Management, Inc.
Alger Capital Appreciation Portfolio – Class S	Long-term capital appreciation
Alger Mid Cap Growth Portfolio – Class S(3)	Long-term capital appreciation
Fidelity® Variable Insurance Products
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2	High total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company
Fidelity® VIP Contrafund® Portfolio – Service Class 2	Long-term capital appreciation
Fidelity® VIP Equity-Income Portfolio – Service Class 2

Reasonable income. The fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the Standard & Poor’s 500(SM) Index (S&P 500®).

Fidelity® VIP Growth Portfolio – Service Class 2	To achieve capital appreciation
Fidelity® VIP Index 500 Portfolio – Service Class 2	Investment results that correspond to the total return of common stocks publicly traded in the United States as represented by the Standard & Poor’s 500(SM) Index (S&P 500®)
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2	As high a level of current income as is consistent with the preservation of capital

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Fidelity® VIP Government Money Market Portfolio – Service Class 2 (formerly, Fidelity® VIP Money Market Portfolio – Service Class 2) (14)	As high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Overseas Portfolio – Service Class 2	Long-term growth of capital
Goldman Sachs Variable Insurance Trust
Goldman Sachs VIT Mid Cap Value Fund - Institutional	Long-term capital appreciation	Goldman Sachs Asset Management, L. P.
AIM Variable Insurance Funds
Invesco V.I. Value Opportunities Fund – Series II(2)	Long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. American Franchise Fund – Series II	Capital Growth
Invesco V.I. Core Equity Fund – Series II (11)	Long-term growth of capital
Invesco V.I. Mid Cap Core Equity Fund – Series II(7)	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund, Series II	To seek capital growth
Invesco V.I. Government Securities, Series II	Total return, comprised of current income and capital appreciation
Invesco V.I. Growth and Income Portfolio, Series II	Long-term growth of capital and income.
Janus Aspen Series
Janus Aspen Series Balanced Portfolio – Service Shares (12)	Long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Aspen Series Flexible Bond Portfolio – Institutional Shares(12)	To obtain maximum total return, consistent with preservation of capital.
Janus Aspen Series Overseas Portfolio – Service Shares(12)	Long-term growth of capital.
Janus Aspen Series Forty Portfolio – Service Shares(12)	Long-term growth of capital
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares(5)(12)	Capital appreciation.	Subadviser: Perkins Investment Management LLC
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio – Class I	Long-term growth of capital. Current income is a secondary objective	Legg Mason Partners Fund Advisor, LLC, adviser; ClearBridge Investments, LLC, sub-adviser. (Western Asset Management Company manages the portion of the fund’s cash and short term investments allocated to it)
Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio – Class II	Maximize total return	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, Western Asset Management Company Limited & Western Asset Management Company Pte. Ltd., sub-advisers.
MFS® Variable Insurance Trust®
MFS® High Yield Portfolio - Service Class (formerly MFS® High Yield Series - Service Class) (13)	Total return with an emphasis on high current income, but also considering capital appreciation	MFS® Investment Management
MFS® Investors Trust Series - Service Class	Capital appreciation
MFS® New Discovery Series - Service Class	Capital appreciation
MFS® Total Return Series - Service Class	Total return
MFS® Value Series - Service Class	Capital appreciation
MFS® Variable Insurance Trust II
MFS® MA Investors Growth Stock Portfolio – Service Class Sub-Account(4)	Capital appreciation
Morgan Stanley Variable Insurance Funds, Inc.
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth Portfolio, Class II)(15)	The Portfolio seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate Portfolio, Class II)(8)(16)

The Portfolio seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

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Oppenheimer Variable Account Funds
Oppenheimer Global Fund/VA – Class 2 Shares	Capital appreciation	Oppenheimer Funds, Inc.
Oppenheimer Main Street Small Cap Fund®/VA – Class 2 Shares	Capital appreciation.
Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares(1)	Capital appreciation.
PIMCO Variable Insurance Trust
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
PIMCO Real Return Portfolio – Administrative Shares	The Portfolio seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Total Return Portfolio – Administrative Shares (6)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
The Rydex Variable Trust
Guggenheim VIF Long Short Equity Fund	Long-term capital appreciation.	Guggenheim Investments
T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio – II	The fund seeks to provide long-term capital growth. Income is a secondary objective.	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income Portfolio – II	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.
VanEck VIP Trust
VanEck VIP Emerging Markets Fund - Initial Class (9)	Seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.	VanEck Associates Corporation
VanEck VIP Global Hard Assets Fund Initial Class(10)	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.

(1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)	Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)	On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)

Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange

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Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

(10)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(11)	Effective December 23, 2016, the Invesco V.I. Core Equity Fund - Series I and Series II sub-accounts were was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(12)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

(13)	Effective May 1, 2016, the MFS® High Yield Series, Service Class sub-account changed its name to the MFS® High Yield Portfolio, Service Class.

(14)	Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(15)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

(16)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

Amounts you allocate to Variable Sub-accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

TRUEBALANCESM ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated

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among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.

Lincoln Benefit and the principal underwriter of the Contracts, Allstate Distributors, L.L.C., Inc., do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Lincoln Benefit retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Lincoln Benefit’s Contract Owners. Neither Lincoln Benefit nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Lincoln Benefit nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that considers the investment goals of the applicable investment style. On the business day we accept your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Lincoln Benefit may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Lincoln Benefit will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your registered representative or the selling broker-dealer will notify you of any new or revised TrueBalance model portfolios that may be made available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio to the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select only a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

You may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the

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Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the TrueReturn Accumulation Benefit Option. Any increase will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Lincoln Benefit may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described in the “Dollar Cost Averaging Program” section of this prospectus.

This option allows you to allocate purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the 25th day after you establish a Transfer Period Account and monthly thereafter. If we do not receive an allocation instruction from you when we receive the purchase

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payment, we will transfer each installment to the money market Variable Sub-account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account in this manner may not be consistent with the theory of dollar cost averaging as described in the “Dollar Cost Averaging Program” section of this prospectus.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or SureIncome Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the Consultant Solutions Select Contract.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.

STANDARD FIXED ACCOUNT OPTION

If you have selected the Consultant Solutions Classic Contract, you may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

The Standard Fixed Account Option is not available in all states.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. We currently offer Standard Fixed Guarantee Periods of 1 year in length for Consultant Solutions Classic. For Consultant Solutions Plus, Select and Elite Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

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At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option; or

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

•	you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

•	you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is available only with the Consultant Solutions Classic Contract.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option. We currently offer Market Value Adjusted Fixed Guarantee Periods of 1, 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay

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Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Market Value Adjusted Fixed Account Option; or

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market

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Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. Currently, a transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Accumulation Benefit Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the “TrueReturn Accumulation Benefit Option” and “SureIncome Withdrawal Benefit Option” sections of this prospectus for more information. In any event, the transfer fee will never be greater than $25.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

For Consultant Solutions Select Contracts, the maximum amount that may be allocated during any single day to certain selected funds by telephone, fax, Internet, overnight or express mail services, same day messenger, or in person is $25,000. All trades exceeding this daily limit must be made by first class US Mail. The funds currently affected by this restriction are:

Fidelity® VIP Overseas – Service Class 2 Sub-Account

Janus Aspen Series Overseas – Service Shares Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

VanEck VIP Emerging Markets Fund - Initial Class Sub-Account

Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as

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of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•	we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

•	we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•	the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•	whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

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If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-accounts. You want 40% to be in the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account and 60% to be in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account for the appropriate Contract(s) and use the money to buy more units in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

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Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

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Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $40 contract maintenance charge from your assets invested in the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account ($30 if the Contract value is equal to or greater than $2,000.) If there are insufficient assets in that Variable Sub-account, we will deduct the balance of the charge proportionally from the other Variable Sub-accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge for a Contract Anniversary if, on that date:

•	your Contract Value is equal to or greater than $50,000; or

•	your entire Contract Value is allocated to the Fixed Account Options or, after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE

We currently deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.25%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Consultant Solutions Classic	1.25%
Consultant Solutions Plus	1.45%
Consultant Solutions Elite	1.60%
Consultant Solutions Select	1.70%

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Consultant Solutions Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

•	MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•	Annual Increase Death Benefit Option: The current mortality and expense risk charge for this option is 0.30%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

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•	Enhanced Earnings Death Benefit Option: The current mortality and expense risk charge for this option is:

•	0.25% (maximum of 0.35%) if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; or

•	0.40% (maximum of 0.50%) if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

•	The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the charge will be based on the age of the new Contract Owner at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

•	Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. This option may be added to your Contract on the Payout Start Date. The charge will be deducted only during the Payout Phase.

TRUERETURN ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Accumulation Benefit Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-account(s) on a pro rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If you terminate the Option, or terminate the Contract by a total withdrawal, prior to the Rider Maturity Date on a date other than the Contract Anniversary, we will deduct a Rider Fee that is prorated based on the number of full months between the Contract Anniversary immediately prior to the termination and the date of the termination. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturn Accumulation Benefit Option” section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE

We charge a separate annual Rider Fee for the Spousal Protection Benefit (Co-Annuitant) Option. The current annual Rider Fee is 0.10% of the Contract Value. This fee applies to Options added on or after May 1, 2005. For Options added prior to May 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary and in certain circumstances on the date you terminate the Option. We reserve the right to increase the annual Rider Fee on newly issued Options to up to 0.15% of the Contract Value. We also reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options we offer in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary while the Rider is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary.

If the Rider is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months this Option was in effect.

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SUREINCOME WITHDRAWAL BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the SureIncome Option (“SureIncome Option Fee” or “Rider Fee”). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We also reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. However, once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Option. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary the SureIncome Option is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If the SureIncome Option is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the SureIncome Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the SureIncome Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the SureIncome Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months the SureIncome Option was in effect.

TRANSFER FEE

We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. In any event, the transfer fee will never be greater than $25. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

For all of the contracts except the Consultant Solutions Select, we may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the “Expense Tables” section of this prospectus. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the “Market Value Adjusted Fixed Account Option” section of this prospectus for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT

You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

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For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)	Purchase payments that no longer are subject to withdrawal charges;

2)	Free Withdrawal Amount (if available);

3)	Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)	Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

•	The Free Withdrawal Amount described above; or

•	Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)	Earnings not previously withdrawn;

2)	Purchase payments that are no longer subject to withdrawal charges;

3)	Free Withdrawal Amount in excess of earnings;

4)	Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the Consultant Solutions Select Contract, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

All Contracts

We do not apply a withdrawal charge in the following situations:

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Consultant Solutions Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken under your Contract if the following conditions are satisfied:

1.	you, or, if the Contract Owner is not a living person, the Annuitant, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must first enter the long term care facility or hospital at least 30 days after the Issue Date,

2.	we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital, and

3.	Due proof of confinement is received by us prior to or at the time of, a request for a withdrawal.

“Due Proof” includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

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Terminal Illness Waiver.    We will waive the withdrawal charge on all withdrawals under your Contract if:

1.	you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2.	you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

“Due Proof” includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver.    We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1.	you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2.	you or the Annuitant receive unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3.	you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation, and we receive due proof that you are or have been unemployed and that unemployment compensation has been received for at least thirty consecutive days prior to or at the time of the request for withdrawal.

“Unemployment Compensation” means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof” includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the Consultant Solutions Select.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We will pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract.

Our status under the Code is briefly described in the “Taxes” section of this prospectus.

OTHER EXPENSES

Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see the “Expense Tables” section of this prospectus. We receive compensation

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from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative services we provide to the Portfolios. We collect this compensation under agreement between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.

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Access to Your Money

WITHDRAWALS

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the “Income Plans” section of this prospectus.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the “Standard Fixed Account Option” section of this prospectus.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See “SureIncome Withdrawal Benefit Option” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.	An emergency exists as defined by the SEC, or

3.	The SEC permits delay for your protection.

We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 800-457-7617 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

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MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any applicable Market Value Adjustment and less applicable taxes, to an Income Plan. The first income payment may occur no sooner than 30 days after the Issue Date. The Payout Start Date must occur on or before the later of:

•	the youngest Annuitant’s 99th birthday, or

•	the 10th Contract Anniversary.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below.

If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. On the Payout Start Date, the portion of the Contract Value in any Fixed Account Option, adjusted by any applicable Market Value Adjustment and less any applicable taxes, will be used to derive fixed income payments; the portion of the Contract Value in any Variable Sub-account, less any applicable taxes, will be used to derive variable income payments.

If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.

Partial annuitizations are not allowed. Your total Contract Value, adjusted by any applicable Market Value Adjustment, and less any applicable taxes, must be applied to your Income Plan(s) on the Payout Start Date.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59  1/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 – Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

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Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 – Guaranteed Number of Payments.    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Modifying Payments” and “Payout Withdrawals” below for more details.

Income Plan 4 – Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 – Joint Life Income with Cash Refund.    Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 – Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 – Joint Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

•	You may request to modify the length of the Guaranteed Payment Period. Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

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•	You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Contracts. In order to satisfy required minimum distributions (“RMD”) under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period cannot be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge, by requesting a withdrawal (“Payout Withdrawal”) in writing. For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select	None

Additional Information.    We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•	terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.

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VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 3% AIR will automatically apply. We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION

We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

•	The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

•	You must choose Income Plan 1 or 2 and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

•	You may apply the Income Protection Benefit Option to more than one Income Plan.

•	The AIR must be 3% for the Income Plan(s) that you wish to apply this benefit to.

•	You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

•	You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

•	You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

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If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

Investment Requirements.

If you add the Income Protection Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to the Income Protection Benefit Option if it was added to your Contract prior to the implementation date of the change, except for changes made due to a change in Variable Sub-accounts available under the Contract.

When you add the Income Protection Benefit Option to your Contract, you must allocate to a model portfolio option the entire portion of your Contract Value allocated to the Variable Sub-accounts.

We currently offer one Model Portfolio Option; however, we may add more Model Portfolio Options in the future. Transfers made for purposes of adhering to your Model Portfolio Option will not count towards the number of free transfers you may make each Contract Year.

The following table summarizes the Model Portfolio Option currently available for use with the Income Protection Benefit Option:

*	Model Portfolio Option 1

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-account and return it to the percentage allocations for your Model Portfolio Option, using the percentage allocations as of your most recent instructions.

Model Portfolio Option 1

You must allocate a certain percentage of the portion of your Contract Value allocated to the Variable Sub-accounts into each of three asset categories. You may choose the Variable Sub-accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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The following table describes the percentage allocation requirements for Model Portfolio Options 1 and Variable Sub-accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
CATEGORY A
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account
Model Portfolio Option 1
CATEGORY B
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account
MFS® High Yield Portfolio- Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(9)
PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub-Account
Morgan Stanley VIF U.S. Real Estate, Class II (formerly UIF U.S. Real Estate, Class II Sub-Account)6) (10)
Invesco V.I. Government Securities Fund, Series II Sub-Account
CATEGORY C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account
Invesco V.I. Core Equity Fund– Series II Sub-Account(7)
Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account(5)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account
Janus Aspen Series Overseas – Service Shares Sub-Account(8)
Janus Aspen Series Forty – Service Shares Sub-Account(8)
Janus Aspen Series Perkins Mid Cap Value – Service Shares Sub-Account(4)(8)
Janus Aspen Series Balanced – Service Shares Sub-Account(8)
ClearBridge Variable Large Cap Value – Class II Sub-Account
MFS® Investors Trust Portfolio – Service Class Sub-Account
MFS® MA Investors Growth Stock Portfolio – Service Class Sub-Account(2)
MFS® Total Return Portfolio – Service Class Sub-Account
MFS® Value Portfolio – Service Class Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA Service Shares Sub-Account(1)
Oppenheimer Main Street Small Cap Fund/VA – Service Shares Sub-Account
Guggenheim VIF Long Short Equity Fund Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account

(1)	Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA Service Shares Sub-Account

Contract	Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)	On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(3)

Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter,

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although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

(4)	Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(5)	Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)	Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(7)	Effective December 23, 2016, the Invesco V.I. Core Equity – Series II Sub-Account sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen” in the portfolios’ names will change to “Janus Henderson.”

(9)	Effective May 1, 2016, the MFS® High Yield Series. sub-account changed its name to the MFS® High Yield Portfolio.

(10)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

•	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

•	deducting any applicable taxes; and

•	applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts covered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

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Death Benefits

DEATH PROCEEDS

Under certain conditions, described below, we will pay a death settlement (“Death Proceeds”) for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. The Death Proceeds will not exceed the Contract Value plus $1 million. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See the “Income Payments” section of this prospectus for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a “Complete Request for Settlement,” a claim for distribution of the Death Proceeds must include “Due Proof of Death” in any of the following forms of documentation:

•	A certified copy of the death certificate;

•	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

•	Any other proof acceptable to us.

“Death Proceeds” are determined based on when we receive a Complete Request for Settlement:

•	If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”

•	If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk.

DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

•	MAV Death Benefit Option

•	Annual Increase Death Benefit Option

•	Enhanced Earnings Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit options to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you want to add an option.

The “Death Benefit” is equal to the Enhanced Earnings Death Benefit (if selected) plus the greatest of:

•	The Contract Value;

•	The Settlement Value;

•	The ROP Death Benefit;

•	The MAV Death Benefit Option (if selected); or

•	The Annual Increase Death Benefit Option (if selected).

The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.

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The “ROP Death Benefit” is equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

The sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The MAV Death Benefit Option is available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see the “Death Proceeds” section above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts).

•	Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

•	On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date through the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

•	The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and withdrawals); or

•	The date we next determine the Death Proceeds.

Annual Increase Death Benefit Option.

The Annual Increase Death Benefit Option is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit (“Rider Date”), the Annual Increase Death Benefit is equal to the Contract Value. The Annual Increase Death Benefit, plus purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (may be 3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:

(a)	the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant; or

(b)	the date we determine the Death Proceeds.

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After the 5% interest accumulation (may be 3% in certain states) ends, the Annual Increase Death Benefit will continue to be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Annual Increase Death Benefit immediately prior to the withdrawal.

The Annual Increase Death Benefit Cap is equal to:

•	200% of the Contract Value as of the Rider Date; plus

•	200% of purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made in the 12-month period immediately prior to the death of a Contract Owner or the Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant; minus

•	Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the Annual Increase Death Benefit Option will continue. The amount of the Annual Increase Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (may be 3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

•	The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the Annual Increase Death Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Consultant Solutions Plus Contracts)); or

•	The date we next determine the Death Proceeds.

Enhanced Earnings Death Benefit Option.

The “Enhanced Earnings Death Benefit Option” is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

•	0.25%, if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; and

•	0.40%, if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, at the time the Contract is continued.

If the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•	100% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	40% of “In-Force Earnings”

calculated as of the date we determine the Death Proceeds.

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If the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•	50% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	25% of “In-Force Earnings”

calculated as of the date we determine the Death Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix E for numerical examples that illustrate how the Enhanced Earnings Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

•	The Rider Date will be changed to the date we determine the Death Proceeds;

•	The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

•	The Enhanced Earnings Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

•	The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

If the Contract Owner’s, Co-Annuitant’s or Annuitant’s age is misstated, the Enhanced Earnings Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS

We reserve the right to impose limitations on the Investment Alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain investment alternatives, restrictions on transfers to and from certain investment alternatives, and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	the date the Contract is terminated;

•	if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and the New Owner is older than age 80 (age 80 or older for the Enhanced Earnings Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

•	if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

•	on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is a current Contract Owner;

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•	on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is a current Annuitant; or

•	the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Enhanced Earnings Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be the “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to each New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

•	Over the life of the New Contract Owner; or

•	For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

•	Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

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If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59  1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:

•	One year of the date of death;

•	The same calendar year as the date we receive the first Complete Request for Settlement; and

•	One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

•	The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

•	The Contract Owner is a grantor trust established by a living person, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

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Surviving Contract Owner Categories

Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

The new Annuitant will be:

•	A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

•	The youngest Owner; otherwise,

•	The youngest Beneficiary.

Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

Option A. The Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant’s date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the Fidelity® VIP Government Money Market -Service Class 2 Variable Sub-account. During the 5 year period that follows the Annuitant’s date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.

No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

•	The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

•	The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

•	The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

•	The option may only be added when we issue the Contract or within 6 months of the Contract Owner’s marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for Options added on or after May 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time.

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The option will terminate upon the date your written termination request is accepted by us or will terminate on the earliest of the following occurrences:

•	upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

•	upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

•	on the date the Contract is terminated;

•	on the Payout Start Date; or

•	on the date you change the beneficiary of the Contract and the change is accepted by us;

•	for options added on or after May 1, 2005, the Contract Owner may terminate the option upon the divorce of the Contract Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

•	for options added prior to May 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once the Option is terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:

•	The Co-Annuitant must have been your legal spouse on the date of his or her death; and

•	Option D of the “Death of Owner” provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.

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Description of Lincoln Benefit Life Company and the Variable Account

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P., a Bermuda limited partnership and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.

Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

VARIABLE ACCOUNT

Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Variable Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.

We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

We have included additional information about the Variable Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.

THE PORTFOLIOS

Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date

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of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACTS

Distribution. Allstate Distributors, LLC (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

ADLLC does not sell Contracts directly to purchasers. ADLLC enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Lincoln Benefit in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer’s or bank’s practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank’s or broker-dealer’s distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer’s registered representatives. A list of broker-dealers and banks that ADLLC paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC’s Web site (http://www.sec.gov).

To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.

Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different

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contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or ADLLC and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. ADLLC compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract values. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

We provide information about cyber security risks associated with this Contract in the Statement of Additional Information.

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ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Variable Account.

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

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Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning

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circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Partial Annuitization

An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•	if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•	if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

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•	if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.

Please consult with your tax or legal advisor for more information.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Medicare Tax on Net Investment Income. The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59  1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•	made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59  1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan, as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.

Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

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If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59  1/2. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature

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distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70  1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59  1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•	made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

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•	made for qualified higher education expenses (applies only for IRAs),

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•	from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59  1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

Charitable IRA Distributions. Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70  1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

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The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12 month rule.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.

Simplified Employee Pension IRA. (SEP IRA) Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

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To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•	A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•	An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.

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ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans - Qualified Annuities

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes. For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Tax Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Tax Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

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About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

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Statement of Additional Information

Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments

General Matters
Experts
Financial Statements
Accumulation Unit Values

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

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Appendix A

Contract Comparison Chart

Feature	Classic	Plus	Elite	Select
Credit Enhancement	None	up to 5% depending on issue age and amount of purchase payments	None	None
Mortality and Expense Risk Charge (Base Contract)	1.25%	1.45%	1.60%	1.70%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	8.5/ 8.5/ 8.5/ 7.5/ 6.5/ 5.5/ 4/2.5	7/ 6/ 5	None
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	N/A

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

DCA Fixed Account Option*
	Classic	Plus	Elite	Select
Transfer Periods	6-month	6-month	6-month	N/A
	12-month	12-month	12-month	N/A

Standard Fixed Account Option (not available in all states)**
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A

MVA Fixed Account Option (not available in all states)***
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	1-year	1-year	1-year
	3-year	3-year	3-year	3-year
	5-year	5-year	5-year	5-year
	7-year	7-year	7-year	7-year
	10-year	10-year	10-year	10-year

* At the time you allocate a purchase payment to the DCA Fixed Account Option, if you do not specify the term length over which the transfers are to take place, the default transfer period will be 6 months for the 6-month option and 12 months for the 12 month option.

** May be available only in states where the MVA Fixed Account Option is not offered.

*** Not available in states where the Standard Fixed Account Options are offered.

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Appendix B – Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=	the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

.9 × [I-(J + .0025)] × N

The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples Of Market Value Adjustment

Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account

Guarantee Period:	5 years

Interest Rate:	4.50%

Full Withdrawal:	End of Contract Year 3

Contract:	Consultant Solutions Classic*

Example 1: (Assumes Declining Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66

Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500

Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510

Step 4: Calculate the Market Value Adjustment:	I	= 4.50%
	J	= 4.20%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [.045 - (.042 + .0025)] × 2 = .0009
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:

	=	.0009 × $11,411.66 = $10.27
Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 + $10.27 = $10,911.93

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Example 2: (Assumes Rising Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66

Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500

Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510

Step 4: Calculate the Market Value Adjustment:	I	= 4.50%
	J	= 4.80%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [(.045 - (.048 + .0025)] × (2) = –.0099
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:

	=	–.0099 × $11,411.66 = –($112.98)
Step 5:Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 – $112.98 = $10,788.68

*	These examples assume the election of the Consultant Solutions Classic Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Consultant Solutions Plus, Consultant Solutions Elite Contracts, and Consultant Solutions Select Contracts which have different expenses and withdrawal charges.

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Appendix C

Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value

Step 1 – Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 × $5.49/1000 = $549.00.

Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% × initial variable amount income value = 85% × $549.00 = $466.65.

Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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Appendix D

Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)).

					Death Benefit Amount
					ROP Value			Annual Increase Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite And Select	Plus	Maximum Anniversary Value	Classic, Elite And Select	Plus
1/1/06	Contract Anniversary	$55,000	–	$55,000	$50,000	$52,000	$55,000	$52,500	$54,600
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000	$41,250	$40,339	$41,953

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
ROP Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Death Benefit		$37,500	$39,000
MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Death Benefit		$41,250	$41,250
Annual Increase Death Benefit**
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446	$13,984
Adjusted Death Benefit		$40,339	$41,953

*	For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**	Calculations for the Annual Increase Death Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. There may be certain states in which the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

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Appendix E

Calculation of Enhanced Earnings Death Benefit*

The following are examples of the Enhanced Earnings Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Enhanced Earnings Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0

Purchase Payments in the 12 months prior to death	=	$0

In-Force Premium	=	$100,000 ($100,000 + $0 - $0)

In-Force Earnings	=	$25,000 ($125,000 - $100,000)

Enhanced Earnings Death Benefit**	=	40%*$25,000 = $10,000

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*	For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000 - $5,000)

Purchase Payments in the 12 months prior to death	=	$0

In-Force Premium	=	$95,000 ($100,000 + $0 - $5,000)

In-Force Earnings	=	$19,000 ($114,000 - $95,000)

Enhanced Earnings Death Benefit**	=	40%*$19,000 = $7,600

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*	For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume there is no Co-Annuitant and that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Option. On the date this Rider

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is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives a Complete Request for Settlement.

Excess of Earnings Withdrawals	=	$30,000 ($50,000 - $20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings	=	$20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit**	=	25%*$20,000 = $5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*	For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner had been age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

Example 4: Spousal Continuation:

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Enhanced Earnings Death Benefit Option and MAV Death Benefit Option. In this example, assume that there is no Co-Annuitant and that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Enhanced Earnings Death Benefit Option but without any other option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0

Purchase Payments in the 12 months prior to death	=	$0

In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$50,000 ($150,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$50,000 = $20,000

Contract Value	=	$150,000

Death Benefit	=	$160,000

Enhanced Earnings Death Benefit	=	$20,000

Continuing Contract Value	=	$180,000 ($160,000 + $20,000)

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Enhanced Earnings Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Enhanced Earnings Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Enhanced Earnings Death Benefit Option at the time of continuation.

*	For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

E-2

Appendix F

Withdrawal Adjustment Example – Accumulation Benefit*

Rider Date: January 1, 2007

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for Consultant Solutions Classic, Elite and Select Contracts, $52,000 for Consultant Solutions Plus Contracts (assuming issue age 85 or younger)

					Benefit Base
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite and Select	Plus
1/1/2008	Contract Anniversary	$55,000	—	$55,000	$50,000	$52,000
7/1/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
Benefit Base
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Benefit Base		$37,500	$39,000

*	For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under Consultant Solutions Plus Contracts. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

F-1

Appendix G – SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase a Consultant Solutions contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 – $25,000)) = $8,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 – $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of $40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

G-1

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

G-2

APPENDIX H – ACCUMULATION UNIT VALUES

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit values for each Contract. Please contract us at 800-457-7617 to obtain a copy of the Statement of Additional Information.

The LBL Consultant Solutions Classic, Elite, Plus and Select Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Perkins Small Company Value Portfolio – Service Shares Sub-Account and Oppenheimer Small- & Mid-Cap Growth Fund/VA – Service Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the Invesco V.I. Core Equity – Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason ClearBridge Variable Fundamental All Cap Value Portfolio – Class I Shares Sub-Account and Legg Mason ClearBridge Variable Large Cap Value Portfolio – Class I Shares Sub-Account which were first offered under the Contracts on April 27, 2007; and the Janus Aspen Overseas Portfolio – Service Share Sub-Account which was first offered under the Contracts on

April 30, 2008; and the Invesco V.I. Government Securities Fund – Series II Sub-Account which was first offered under the Contracts on April 29, 2011; and the Invesco Van Kampen V.I. American Franchise Fund – Series II Sub-Account which was first offered under the Contracts on April 27, 2012.

The names of the following Sub-Accounts changed since December 31, 2016. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2016:

Sub-Account Name as of December 31, 2016 (as appears in the following tables of Accumulation Unit Values)	Sub-Account Name on/about May 1, 2017:
UIF Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class II
UIF U.S. Real Estate Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. U.S. Real Estate Portfolio, Class II

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.25

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.506	$17.746	141,537
	2008	$17.746	$9.582	106,723
	2009	$9.582	$14.244	103,782
	2010	$14.244	$15.967	81,615
	2011	$15.967	$15.653	71,835
	2012	$15.653	$18.204	91,871
	2013	$18.204	$24.205	40,645
	2014	$24.205	$27.089	41,065
	2015	$27.089	$28.304	36,266
	2016	$28.304	$27.985	32,713
Alger Large Cap Growth Portfolio - Class S
	2007	$11.523	$13.598	210,459
	2008	$13.598	$7.204	237,432
	2009	$7.204	$10.465	192,485
	2010	$10.465	$11.656	149,608
	2011	$11.656	$11.411	129,818
	2012	$11.411	$12.313	101,373
	2013	$12.313	$16.346	79,784
	2014	$16.346	$17.828	164,785
	2015	$17.828	$17.826	155,888
	2016	$17.826	$17.374	148,660
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.450	$16.122	291,878
	2008	$16.122	$6.605	291,655
	2009	$6.605	$9.859	287,119
	2010	$9.859	$11.562	207,809
	2011	$11.562	$10.427	178,217
	2012	$10.427	$11.900	145,851
	2013	$11.900	$15.895	114,252
	2014	$15.895	$16.869	94,587
	2015	$16.869	$16.327	81,563
	2016	$16.327	$16.184	67,135
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.509	48,073
	2008	$9.509	$5.949	43,169
	2009	$5.949	$7.592	39,260
	2010	$7.592	$8.733	32,930
	2011	$8.733	$8.081	27,368
	2012	$8.081	$9.166	26,563
	2013	$9.166	$11.951	21,828
	2014	$11.951	$12.883	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.749	96,362
	2008	$9.749	$6.191	93,685
	2009	$6.191	$7.604	79,400
	2010	$7.604	$8.211	60,894
	2011	$8.211	$8.502	48,053
	2012	$8.502	$9.771	43,691
	2013	$9.771	$12.759	23,351
	2014	$12.759	$14.061	37,777
	2015	$14.061	$13.473	25,876
	2016	$13.473	$15.020	24,739
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$11.056	$12.561	148,955
	2008	$12.561	$8.809	146,295
	2009	$8.809	$11.190	119,875
	2010	$11.190	$12.580	112,596
	2011	$12.580	$12.061	77,639
	2012	$12.061	$13.354	57,021
	2013	$13.354	$15.194	50,790
	2014	$15.194	$15.819	46,043
	2015	$15.819	$15.596	39,779
	2016	$15.596	$15.823	35,856
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.408	$16.672	862,174
	2008	$16.672	$9.425	782,708
	2009	$9.425	$12.596	702,455
	2010	$12.596	$14.529	608,058
	2011	$14.529	$13.934	502,184
	2012	$13.934	$15.965	366,709
	2013	$15.965	$20.624	282,865
	2014	$20.624	$22.717	232,099
	2015	$22.717	$22.503	186,712
	2016	$22.503	$23.916	162,021
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.358	$13.344	675,449
	2008	$13.344	$7.528	651,012
	2009	$7.528	$9.646	556,829
	2010	$9.646	$10.935	507,555
	2011	$10.935	$10.858	393,828
	2012	$10.858	$12.538	304,289
	2013	$12.538	$15.811	211,218
	2014	$15.811	$16.920	158,397
	2015	$16.920	$15.984	136,197
	2016	$15.984	$18.562	111,803
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.964	164,902

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.429	$10.797	1,358,656
	2008	$10.797	$10.946	1,573,766
	2009	$10.946	$10.850	1,408,990
	2010	$10.850	$10.711	1,056,049
	2011	$10.711	$10.568	995,591
	2012	$10.568	$10.426	767,257
	2013	$10.426	$10.286	618,987
	2014	$10.286	$10.148	472,894
	2015	$10.148	$10.012	381,361
	2016	$10.012	$9.879	335,490
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.734	$13.411	341,543
	2008	$13.411	$6.971	316,734
	2009	$6.971	$8.800	268,644
	2010	$8.800	$10.752	234,521
	2011	$10.752	$10.604	183,811
	2012	$10.604	$11.967	111,743
	2013	$11.967	$16.056	87,560
	2014	$16.056	$17.584	67,893
	2015	$17.584	$18.544	51,691
	2016	$18.544	$18.395	48,347
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.532	$13.002	1,100,162
	2008	$13.002	$8.060	1,084,831
	2009	$8.060	$10.043	981,330
	2010	$10.043	$11.366	794,035
	2011	$11.366	$11.413	670,286
	2012	$11.413	$13.019	525,991
	2013	$13.019	$16.941	379,644
	2014	$16.941	$18.933	326,211
	2015	$18.933	$18.880	265,767
	2016	$18.880	$20.783	212,877
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.549	$10.831	811,904
	2008	$10.831	$10.315	588,837
	2009	$10.315	$11.750	550,819
	2010	$11.750	$12.466	526,200
	2011	$12.466	$13.164	567,827
	2012	$13.164	$13.713	328,111
	2013	$13.713	$13.249	239,889
	2014	$13.249	$13.804	196,159
	2015	$13.804	$13.502	175,007
	2016	$13.502	$13.917	145,247

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.883	$17.185	776,150
	2008	$17.185	$9.500	781,458
	2009	$9.500	$11.829	694,356
	2010	$11.829	$13.167	617,998
	2011	$13.167	$10.737	562,383
	2012	$10.737	$12.750	414,825
	2013	$12.750	$16.372	309,349
	2014	$16.372	$14.811	266,449
	2015	$14.811	$15.093	215,156
	2016	$15.093	$14.105	198,292
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.738	72,245
	2016	$8.738	$9.787	60,245
Guggenheim VIF Long Short Equity Fund
	2007	$13.065	$15.819	78,479
	2008	$15.819	$9.249	92,524
	2009	$9.249	$11.614	80,586
	2010	$11.614	$12.741	74,184
	2011	$12.741	$11.745	56,732
	2012	$11.745	$12.099	44,489
	2013	$12.099	$14.020	32,853
	2014	$14.020	$14.217	25,371
	2015	$14.217	$14.202	20,367
	2016	$14.202	$14.102	11,730
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.785	16,939
	2013	$9.785	$13.494	13,297
	2014	$13.494	$14.400	11,516
	2015	$14.400	$14.880	10,691
	2016	$14.880	$14.976	10,340
Invesco V.I. Capital Appreciation - Series II
	2007	$11.547	$12.727	56,382
	2008	$12.727	$7.203	52,348
	2009	$7.203	$8.578	42,532
	2010	$8.578	$9.749	34,260
	2011	$9.749	$8.837	25,164
	2012	$8.837	$10.148	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.800	$11.493	185,437
	2008	$11.493	$7.900	185,880
	2009	$7.900	$9.974	159,397
	2010	$9.974	$10.749	157,890
	2011	$10.749	$10.573	133,055
	2012	$10.573	$11.850	110,594
	2013	$11.850	$15.073	82,642
	2014	$15.073	$16.036	61,238
	2015	$16.036	$14.870	56,069
	2016	$14.870	$16.139	41,171
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$12.215	114,080
	2012	$12.215	$12.317	80,890
	2013	$12.317	$11.804	54,619
	2014	$11.804	$12.096	45,371
	2015	$12.096	$11.940	34,417
	2016	$11.940	$11.897	30,264

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.725	$13.881	783,069
	2008	$13.881	$9.283	680,370
	2009	$9.283	$11.365	614,322
	2010	$11.365	$12.579	526,375
	2011	$12.579	$12.129	417,385
	2012	$12.129	$13.681	302,328
	2013	$13.681	$18.054	207,226
	2014	$18.054	$19.585	155,774
	2015	$19.585	$18.680	131,202
	2016	$18.680	$22.010	107,954
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.732	$13.725	387,292
	2008	$13.725	$9.656	323,756
	2009	$9.656	$12.370	277,636
	2010	$12.370	$13.885	245,585
	2011	$13.885	$12.807	221,182
	2012	$12.807	$13.975	166,828
	2013	$13.975	$17.710	121,224
	2014	$17.710	$18.200	98,489
	2015	$18.200	$17.185	87,914
	2016	$17.185	$19.186	73,293
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.608	$14.626	48,758
	2008	$14.626	$7.671	44,989
	2009	$7.671	$11.833	35,133
	2010	$11.833	$14.857	45,521
	2011	$14.857	$13.285	26,213
	2012	$13.285	$14.629	19,233
	2013	$14.629	$19.714	16,890
	2014	$19.714	$20.943	15,348
	2015	$20.943	$20.876	13,730
	2016	$20.876	$20.713	12,813
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.452	$12.451	280,725
	2008	$12.451	$5.907	303,579
	2009	$5.907	$8.610	262,919
	2010	$8.610	$9.083	213,414
	2011	$9.083	$8.657	168,059
	2012	$8.657	$10.047	118,174
	2013	$10.047	$13.209	86,832
	2014	$13.209	$13.863	72,668
	2015	$13.863	$12.219	64,268
	2016	$12.219	$14.215	52,020
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.558	$11.145	211,170
	2008	$11.145	$11.161	357,895
	2009	$11.161	$11.105	185,515
	2010	$11.105	$11.491	165,810
	2011	$11.491	$11.561	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.074	105,650
	2009	$7.074	$12.496	123,025
	2010	$12.496	$15.411	123,784
	2011	$15.411	$10.287	94,045
	2012	$10.287	$11.485	77,594
	2013	$11.485	$12.948	55,546
	2014	$12.948	$11.228	47,677
	2015	$11.228	$10.101	36,325
	2016	$10.101	$9.297	30,617
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.924	$14.720	539,843
	2008	$14.720	$10.470	471,189
	2009	$10.470	$13.729	408,012
	2010	$13.729	$15.625	316,553
	2011	$15.625	$14.955	265,915
	2012	$14.955	$16.344	197,499
	2013	$16.344	$20.285	136,482
	2014	$20.285	$21.700	111,102
	2015	$21.700	$20.617	71,663
	2016	$20.617	$24.156	61,264
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.193	$12.219	196,175
	2008	$12.219	$7.724	180,098
	2009	$7.724	$7.321	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.292	$13.373	234,531
	2008	$13.373	$11.074	193,608
	2009	$11.074	$13.719	209,853
	2010	$13.719	$14.633	179,215
	2011	$14.633	$14.631	148,727
	2012	$14.631	$16.364	109,677
	2013	$16.364	$19.339	88,822
	2014	$19.339	$20.650	73,363
	2015	$20.650	$20.455	68,230
	2016	$20.455	$21.052	50,815
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.814	$16.114	179,041
	2008	$16.114	$15.166	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.735	$18.512	143,770
	2008	$18.512	$10.170	144,900
	2009	$10.170	$14.650	134,229
	2010	$14.650	$15.388	118,575
	2011	$15.388	$14.127	100,834
	2012	$14.127	$17.261	67,165
	2013	$17.261	$22.287	48,189
	2014	$22.287	$23.848	32,440
	2015	$23.848	$26.335	28,588
	2016	$26.335	$26.485	17,175

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.558	$14.194	134,550
	2008	$14.194	$8.928	125,288
	2009	$8.928	$10.793	103,124
	2010	$10.793	$11.587	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$18.555	66,203
	2016	$18.555	$19.375	58,233
MFS VIT II High Yield - Service Class
	2013	$10.000	$16.079	64,391
	2014	$16.079	$16.264	51,344
	2015	$16.264	$15.335	45,480
	2016	$15.335	$17.193	41,050
MFS® High Income Series - Service Class
	2007	$11.637	$11.655	216,819
	2008	$11.655	$8.202	178,367
	2009	$8.202	$11.751	144,690
	2010	$11.751	$13.261	136,106
	2011	$13.261	$13.587	113,107
	2012	$13.587	$15.337	80,632
	2013	$15.337	$15.563	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.398	$12.483	434,299
	2008	$12.483	$7.760	408,811
	2009	$7.760	$10.648	318,596
	2010	$10.648	$11.781	265,360
	2011	$11.781	$11.666	228,670
	2012	$11.666	$13.428	156,807
	2013	$13.428	$17.227	103,739
	2014	$17.227	$18.884	82,937
	2015	$18.884	$19.059	0
MFS® Investors Trust Series - Service Class
	2007	$12.689	$13.772	40,966
	2008	$13.772	$9.068	32,809
	2009	$9.068	$11.322	33,920
	2010	$11.322	$12.384	28,628
	2011	$12.384	$11.922	27,057
	2012	$11.922	$13.975	16,900
	2013	$13.975	$18.162	9,109
	2014	$18.162	$19.836	8,924
	2015	$19.836	$19.559	8,143
	2016	$19.559	$20.900	7,657
MFS® New Discovery Series - Service Class
	2007	$11.480	$11.579	100,633
	2008	$11.579	$6.908	87,061
	2009	$6.908	$11.103	91,123
	2010	$11.103	$14.890	131,452
	2011	$14.890	$13.148	57,960
	2012	$13.148	$15.681	41,545
	2013	$15.681	$21.845	28,411
	2014	$21.845	$19.935	22,594
	2015	$19.935	$19.244	20,627
	2016	$19.244	$20.655	18,264

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$12.019	$12.323	335,392
	2008	$12.323	$9.443	283,876
	2009	$9.443	$10.966	279,887
	2010	$10.966	$11.860	248,952
	2011	$11.860	$11.886	198,071
	2012	$11.886	$13.007	127,302
	2013	$13.007	$15.236	104,395
	2014	$15.236	$16.269	66,440
	2015	$16.269	$15.956	56,973
	2016	$15.956	$17.129	45,714
MFS® Value Series - Service Class
	2007	$13.954	$14.810	188,327
	2008	$14.810	$9.826	163,225
	2009	$9.826	$11.869	120,920
	2010	$11.869	$13.023	95,563
	2011	$13.023	$12.787	91,183
	2012	$12.787	$14.618	46,801
	2013	$14.618	$19.554	32,771
	2014	$19.554	$21.258	26,177
	2015	$21.258	$20.775	24,701
	2016	$20.775	$23.318	20,053
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.877	$12.423	90,045
	2008	$12.423	$6.224	86,645
	2009	$6.224	$8.121	82,002
	2010	$8.121	$10.188	73,066
	2011	$10.188	$10.134	64,612
	2012	$10.134	$11.613	51,998
	2013	$11.613	$15.538	41,735
	2014	$15.538	$16.175	28,501
	2015	$16.175	$16.969	24,195
	2016	$16.969	$17.089	20,600
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.840	$15.529	425,468
	2008	$15.529	$9.141	339,967
	2009	$9.141	$12.566	318,882
	2010	$12.566	$14.343	214,515
	2011	$14.343	$12.943	179,849
	2012	$12.943	$15.443	146,194
	2013	$15.443	$19.347	109,747
	2014	$19.347	$19.478	89,230
	2015	$19.478	$19.920	75,907
	2016	$19.920	$19.621	65,188

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.864	$13.485	690,006
	2008	$13.485	$8.247	595,786
	2009	$8.247	$11.137	488,782
	2010	$11.137	$13.520	394,097
	2011	$13.520	$13.020	328,526
	2012	$13.020	$15.113	241,866
	2013	$15.113	$20.965	166,716
	2014	$20.965	$23.093	143,307
	2015	$23.093	$21.393	118,088
	2016	$21.393	$24.834	92,041
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.857	$11.099	482,258
	2008	$11.099	$10.688	356,974
	2009	$10.688	$12.192	328,033
	2010	$12.192	$13.050	307,466
	2011	$13.050	$13.745	255,082
	2012	$13.745	$15.030	198,826
	2013	$15.030	$14.901	151,236
	2014	$14.901	$16.340	115,842
	2015	$16.340	$16.167	79,864
	2016	$16.167	$16.982	62,507
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.420	$10.781	401,905
	2008	$10.781	$10.875	447,414
	2009	$10.875	$10.740	560,031
	2010	$10.740	$10.600	537,780
	2011	$10.600	$10.464	392,314
	2012	$10.464	$10.329	323,462
	2013	$10.329	$10.196	276,731
	2014	$10.196	$10.059	223,502
	2015	$10.059	$9.925	187,142
	2016	$9.925	$9.838	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.602	$11.576	902,299
	2008	$11.576	$10.615	928,688
	2009	$10.615	$12.398	713,734
	2010	$12.398	$13.223	615,212
	2011	$13.223	$14.568	496,281
	2012	$14.568	$15.629	375,351
	2013	$15.629	$13.997	273,276
	2014	$13.997	$14.234	227,624
	2015	$14.234	$13.662	186,219
	2016	$13.662	$14.179	153,666

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.647	$11.424	1,062,806
	2008	$11.424	$11.812	823,099
	2009	$11.812	$13.293	875,022
	2010	$13.293	$14.178	871,323
	2011	$14.178	$14.492	710,717
	2012	$14.492	$15.667	565,502
	2013	$15.667	$15.152	385,565
	2014	$15.152	$15.587	296,643
	2015	$15.587	$15.446	242,117
	2016	$15.446	$15.646	200,975
Premier VIT OpCap Balanced Portfolio
	2007	$11.970	$11.284	76,705
	2008	$11.284	$7.661	66,388
	2009	$7.661	$7.391	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.620	$12.187	170,119
	2008	$12.187	$11.013	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.791	$13.084	814,281
	2008	$13.084	$7.402	830,392
	2009	$7.402	$10.354	670,845
	2010	$10.354	$11.848	550,687
	2011	$11.848	$11.848	447,857
	2012	$11.848	$13.780	419,459
	2013	$13.780	$19.148	299,644
	2014	$19.148	$20.559	163,215
	2015	$20.559	$22.472	123,658
	2016	$22.472	$22.288	114,597
T. Rowe Price Equity Income Portfolio - II
	2007	$13.299	$13.516	1,333,577
	2008	$13.516	$8.498	1,156,148
	2009	$8.498	$10.500	989,299
	2010	$10.500	$11.885	793,746
	2011	$11.885	$11.605	637,701
	2012	$11.605	$13.386	445,276
	2013	$13.386	$17.088	356,536
	2014	$17.088	$18.055	256,724
	2015	$18.055	$16.546	220,062
	2016	$16.546	$19.400	179,533
UIF Growth Portfolio, Class II
	2007	$12.114	$14.539	86,678
	2008	$14.539	$7.265	87,977
	2009	$7.265	$11.835	73,057
	2010	$11.835	$14.316	71,085
	2011	$14.316	$13.693	54,754
	2012	$13.693	$15.406	33,571
	2013	$15.406	$22.452	27,571
	2014	$22.452	$23.497	56,127
	2015	$23.497	$25.954	45,347
	2016	$25.954	$25.113	42,727

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF U.S. Real Estate Portfolio, Class II
	2007	$20.106	$16.407	515,759
	2008	$16.407	$10.026	445,861
	2009	$10.026	$12.709	374,792
	2010	$12.709	$16.239	303,954
	2011	$16.239	$16.927	247,891
	2012	$16.927	$19.307	189,555
	2013	$19.307	$19.380	156,289
	2014	$19.380	$24.744	122,056
	2015	$24.744	$24.879	97,327
	2016	$24.879	$26.152	77,808
VanEck VIP Multi-Manager Alternative - Initial Class
	2007	$10.509	$10.787	68,791
	2008	$10.787	$9.247	106,076
	2009	$9.247	$10.387	101,362
	2010	$10.387	$10.757	99,575
	2011	$10.757	$10.371	72,358
	2012	$10.371	$10.367	38,505
	2013	$10.367	$10.743	27,201
	2014	$10.743	$10.485	21,796
	2015	$10.485	$10.389	0
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.694	$29.449	151,951
	2008	$29.449	$10.231	88,994
	2009	$10.231	$21.517	153,256
	2010	$21.517	$26.924	141,498
	2011	$26.924	$19.725	66,474
	2012	$19.725	$25.258	48,444
	2013	$25.258	$27.912	35,404
	2014	$27.912	$27.421	29,680
	2015	$27.421	$23.266	21,679
	2016	$23.266	$22.976	19,892
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.889	$32.819	197,678
	2008	$32.819	$17.442	80,392
	2009	$17.442	$27.106	126,577
	2010	$27.106	$34.558	69,632
	2011	$34.558	$28.484	56,911
	2012	$28.484	$29.050	40,084
	2013	$29.050	$31.677	30,113
	2014	$31.677	$25.279	25,664
	2015	$25.279	$16.596	23,263
	2016	$16.596	$23.530	19,224

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$12.089	$11.885	698,823
	2008	$11.885	$8.104	589,498
	2009	$8.104	$12.379	454,032
	2010	$12.379	$14.007	377,768
	2011	$14.007	$13.994	305,012
	2012	$13.994	$16.299	243,475
	2013	$16.299	$17.053	169,399
	2014	$17.053	$16.569	150,676
	2015	$16.569	$15.352	125,882
	2016	$15.352	$17.471	99,925

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.25% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.15

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.152	$17.121	0
	2008	$17.121	$9.160	0
	2009	$9.160	$13.493	0
	2010	$13.493	$14.987	0
	2011	$14.987	$14.558	0
	2012	$14.558	$16.776	0
	2013	$16.776	$22.104	0
	2014	$22.104	$24.512	0
	2015	$24.512	$25.378	0
	2016	$25.378	$24.863	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.220	$13.120	0
	2008	$13.120	$6.887	0
	2009	$6.887	$9.913	0
	2010	$9.913	$10.941	0
	2011	$10.941	$10.614	0
	2012	$10.614	$11.347	0
	2013	$11.347	$14.927	0
	2014	$14.927	$16.132	0
	2015	$16.132	$15.982	0
	2016	$15.982	$15.436	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.123	$15.555	0
	2008	$15.555	$6.314	18,946
	2009	$6.314	$9.339	18,946
	2010	$9.339	$10.853	0
	2011	$10.853	$9.697	0
	2012	$9.697	$10.966	0
	2013	$10.966	$14.515	0
	2014	$14.515	$15.264	0
	2015	$15.264	$14.638	0
	2016	$14.638	$14.378	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.450	0
	2008	$9.450	$5.858	2,596
	2009	$5.858	$7.407	2,582
	2010	$7.407	$8.443	2,570
	2011	$8.443	$7.742	0
	2012	$7.742	$8.701	0
	2013	$8.701	$11.241	0
	2014	$11.241	$12.015	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.688	0
	2008	$9.688	$6.096	0
	2009	$6.096	$7.419	0
	2010	$7.419	$7.939	0
	2011	$7.939	$8.145	0
	2012	$8.145	$9.275	0
	2013	$9.275	$12.001	0
	2014	$12.001	$13.105	0
	2015	$13.105	$12.443	0
	2016	$12.443	$13.745	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.765	$12.119	0
	2008	$12.119	$8.421	109
	2009	$8.421	$10.600	109
	2010	$10.600	$11.808	108
	2011	$11.808	$11.218	109
	2012	$11.218	$12.307	113
	2013	$12.307	$13.875	123
	2014	$13.875	$14.314	124
	2015	$14.314	$13.983	126
	2016	$13.983	$14.058	130
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.030	$16.085	280
	2008	$16.085	$9.010	1,763
	2009	$9.010	$11.932	1,704
	2010	$11.932	$13.638	1,549
	2011	$13.638	$12.960	1,428
	2012	$12.960	$14.713	1,134
	2013	$14.713	$18.833	1,057
	2014	$18.833	$20.555	993
	2015	$20.555	$20.176	928
	2016	$20.176	$21.248	925
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.007	$12.875	0
	2008	$12.875	$7.197	8,417
	2009	$7.197	$9.137	8,329
	2010	$9.137	$10.264	7,490
	2011	$10.264	$10.099	5,648
	2012	$10.099	$11.555	5,322
	2013	$11.555	$14.438	4,931
	2014	$14.438	$15.310	4,672
	2015	$15.310	$14.331	4,438
	2016	$14.331	$16.491	4,088
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.934	1,547

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.155	$10.417	0
	2008	$10.417	$10.465	3,763
	2009	$10.465	$10.278	4,430
	2010	$10.278	$10.054	4,467
	2011	$10.054	$9.829	2,972
	2012	$9.829	$9.608	3,233
	2013	$9.608	$9.393	3,670
	2014	$9.393	$9.183	3,799
	2015	$9.183	$8.977	2,795
	2016	$8.977	$8.777	2,959
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.452	$12.939	0
	2008	$12.939	$6.664	0
	2009	$6.664	$8.336	0
	2010	$8.336	$10.092	0
	2011	$10.092	$9.863	0
	2012	$9.863	$11.029	0
	2013	$11.029	$14.662	0
	2014	$14.662	$15.910	0
	2015	$15.910	$16.626	0
	2016	$16.626	$16.342	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.202	$12.544	0
	2008	$12.544	$7.705	1,127
	2009	$7.705	$9.513	1,113
	2010	$9.513	$10.669	1,102
	2011	$10.669	$10.615	136
	2012	$10.615	$11.998	130
	2013	$11.998	$15.470	105
	2014	$15.470	$17.132	97
	2015	$17.132	$16.928	0
	2016	$16.928	$18.464	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.272	$10.450	0
	2008	$10.450	$9.861	2,057
	2009	$9.861	$11.131	2,068
	2010	$11.131	$11.702	1,842
	2011	$11.702	$12.244	1,833
	2012	$12.244	$12.638	246
	2013	$12.638	$12.098	268
	2014	$12.098	$12.491	268
	2015	$12.491	$12.106	0
	2016	$12.106	$12.364	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.492	$16.580	0
	2008	$16.580	$9.082	1,097
	2009	$9.082	$11.205	1,129
	2010	$11.205	$12.359	1,004
	2011	$12.359	$9.986	1,039
	2012	$9.986	$11.750	946
	2013	$11.750	$14.951	854
	2014	$14.951	$13.402	956
	2015	$13.402	$13.532	829
	2016	$13.532	$12.531	941

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.685	0
	2016	$8.685	$9.638	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.722	$15.263	0
	2008	$15.263	$8.841	804
	2009	$8.841	$11.001	799
	2010	$11.001	$11.959	796
	2011	$11.959	$10.924	0
	2012	$10.924	$11.150	0
	2013	$11.150	$12.803	0
	2014	$12.803	$12.864	0
	2015	$12.864	$12.733	0
	2016	$12.733	$12.529	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.018	0
	2013	$9.018	$12.323	0
	2014	$12.323	$13.029	0
	2015	$13.029	$13.341	0
	2016	$13.341	$13.305	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.244	$12.279	0
	2008	$12.279	$6.886	0
	2009	$6.886	$8.126	0
	2010	$8.126	$9.151	0
	2011	$9.151	$8.219	0
	2012	$8.219	$9.410	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.734	$11.317	0
	2008	$11.317	$7.708	0
	2009	$7.708	$9.643	0
	2010	$9.643	$10.298	0
	2011	$10.298	$10.037	0
	2012	$10.037	$11.147	0
	2013	$11.147	$14.049	0
	2014	$14.049	$14.810	0
	2015	$14.810	$13.608	0
	2016	$13.608	$14.635	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.361	267
	2012	$11.361	$11.351	267
	2013	$11.351	$10.779	267
	2014	$10.779	$10.945	267
	2015	$10.945	$10.706	267
	2016	$10.706	$10.570	267
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.365	$13.392	0
	2008	$13.392	$8.874	6,338
	2009	$8.874	$10.766	6,552
	2010	$10.766	$11.807	5,971
	2011	$11.807	$11.281	5,332
	2012	$11.281	$12.608	5,132
	2013	$12.608	$16.486	4,569
	2014	$16.486	$17.721	4,279
	2015	$17.721	$16.749	3,952
	2016	$16.749	$19.554	3,610

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.398	$13.242	0
	2008	$13.242	$9.231	1,270
	2009	$9.231	$11.718	1,268
	2010	$11.718	$13.032	1,264
	2011	$13.032	$11.911	350
	2012	$11.911	$12.879	357
	2013	$12.879	$16.173	352
	2014	$16.173	$16.468	356
	2015	$16.468	$15.408	356
	2016	$15.408	$17.045	357
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.277	$14.111	0
	2008	$14.111	$7.333	0
	2009	$7.333	$11.209	0
	2010	$11.209	$13.945	0
	2011	$13.945	$12.356	0
	2012	$12.356	$13.481	0
	2013	$13.481	$18.002	0
	2014	$18.002	$18.950	0
	2015	$18.950	$18.717	0
	2016	$18.717	$18.402	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.125	$12.013	0
	2008	$12.013	$5.647	1,098
	2009	$5.647	$8.155	1,086
	2010	$8.155	$8.526	1,087
	2011	$8.526	$8.051	80
	2012	$8.051	$9.259	75
	2013	$9.259	$12.062	73
	2014	$12.062	$12.544	72
	2015	$12.544	$10.955	79
	2016	$10.955	$12.628	80
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.281	$10.753	0
	2008	$10.753	$10.670	267
	2009	$10.670	$10.520	267
	2010	$10.520	$10.786	267
	2011	$10.786	$10.819	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.762	0
	2009	$6.762	$11.837	0
	2010	$11.837	$14.465	0
	2011	$14.465	$9.568	0
	2012	$9.568	$10.584	0
	2013	$10.584	$11.824	0
	2014	$11.824	$10.159	0
	2015	$10.159	$9.056	0
	2016	$9.056	$8.259	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.558	$14.202	531
	2008	$14.202	$10.009	547
	2009	$10.009	$13.005	521
	2010	$13.005	$14.666	506
	2011	$14.666	$13.909	509
	2012	$13.909	$15.063	259
	2013	$15.063	$18.524	223
	2014	$18.524	$19.635	228
	2015	$19.635	$18.485	233
	2016	$18.485	$21.461	214
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.993	$11.923	0
	2008	$11.923	$7.468	0
	2009	$7.468	$7.057	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.970	$12.902	0
	2008	$12.902	$10.586	0
	2009	$10.586	$12.996	0
	2010	$12.996	$13.735	0
	2011	$13.735	$13.608	0
	2012	$13.608	$15.081	0
	2013	$15.081	$17.661	0
	2014	$17.661	$18.686	0
	2015	$18.686	$18.340	0
	2016	$18.340	$18.704	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.452	$15.547	0
	2008	$15.547	$14.589	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.375	$17.861	0
	2008	$17.861	$9.723	0
	2009	$9.723	$13.877	0
	2010	$13.877	$14.444	0
	2011	$14.444	$13.139	0
	2012	$13.139	$15.907	0
	2013	$15.907	$20.352	0
	2014	20.352	21.579	0
	2015	$21.579	$23.612	0
	2016	$23.612	$23.530	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.202	$13.695	0
	2008	$13.695	$8.535	0
	2009	$8.535	$10.224	0
	2010	$10.224	$10.943	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$16.636	0
	2016	$16.636	$17.213	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.683	2,048
	2014	$14.683	$14.717	2,064
	2015	$14.717	$13.749	1,972
	2016	$13.749	$15.275	1,864

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.331	$11.245	0
	2008	$11.245	$7.842	3,928
	2009	$7.842	$11.132	3,672
	2010	$11.132	$12.448	3,380
	2011	$12.448	$12.637	1,952
	2012	$12.637	$14.135	1,882
	2013	$14.135	$14.261	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.125	$12.013	0
	2008	$12.013	$7.419	155
	2009	$7.419	$10.087	132
	2010	$10.087	$11.058	129
	2011	$11.058	$10.850	133
	2012	$10.850	$12.375	126
	2013	$12.375	$15.732	103
	2014	$15.732	$17.087	97
	2015	$17.087	$17.209	0
MFS® Investors Trust Series - Service Class
	2007	$11.098	$12.043	0
	2008	$12.043	$8.669	923
	2009	$8.669	$10.725	918
	2010	$10.725	$11.624	914
	2011	$11.624	$11.088	0
	2012	$11.088	$12.879	0
	2013	$12.879	$16.585	0
	2014	$16.585	$17.949	0
	2015	$17.949	$17.537	0
	2016	$17.537	$18.569	0
MFS® New Discovery Series - Service Class
	2007	$11.178	$11.171	0
	2008	$11.171	$6.604	1,098
	2009	$6.604	$10.518	1,092
	2010	$10.518	$13.976	1,087
	2011	$13.976	$12.229	0
	2012	$12.229	$14.451	0
	2013	$14.451	$19.948	0
	2014	$19.948	$18.038	0
	2015	$18.038	$17.254	0
	2016	$17.254	$18.351	0
MFS® Total Return Series - Service Class
	2007	$11.703	$11.889	301
	2008	$11.889	$9.027	2,083
	2009	$9.027	$10.388	2,077
	2010	$10.388	$11.133	2,061
	2011	$11.133	$11.055	1,027
	2012	$11.055	$11.987	763
	2013	$11.987	$13.914	763
	2014	$13.914	$14.721	763
	2015	$14.721	$14.306	763
	2016	$14.306	$15.218	763

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.587	$14.288	0
	2008	$14.288	$9.393	858
	2009	$9.393	$11.244	854
	2010	$11.244	$12.224	850
	2011	$12.224	$11.893	0
	2012	$11.893	$13.472	0
	2013	$13.472	$17.856	0
	2014	$17.856	$19.235	0
	2015	$19.235	$18.627	0
	2016	$18.627	$20.717	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.697	$12.123	0
	2008	$12.123	$6.018	0
	2009	$6.018	$7.780	0
	2010	$7.780	$9.671	0
	2011	$9.671	$9.533	0
	2012	$9.533	$10.824	0
	2013	$10.824	$14.350	0
	2014	$14.350	$14.802	0
	2015	$14.802	$15.388	0
	2016	$15.388	$15.355	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.450	$14.982	0
	2008	$14.982	$8.738	18,728
	2009	$8.738	$11.903	18,643
	2010	$11.903	$13.463	1,017
	2011	$13.463	$12.038	961
	2012	$12.038	$14.232	885
	2013	$14.232	$17.667	819
	2014	$17.667	$17.624	826
	2015	$17.624	$17.860	727
	2016	$17.860	$17.432	782
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.500	$13.011	0
	2008	$13.011	$7.884	2,247
	2009	$7.884	$10.549	2,138
	2010	$10.549	$12.690	1,809
	2011	$12.690	$12.109	1,696
	2012	$12.109	$13.928	850
	2013	$13.928	$19.145	713
	2014	$19.145	$20.895	657
	2015	$20.895	$19.181	630
	2016	$19.181	$22.064	580

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.572	$10.708	546
	2008	$10.708	$10.218	4,709
	2009	$10.218	$11.549	4,792
	2010	$11.549	$12.249	4,688
	2011	$12.249	$12.784	3,110
	2012	$12.784	$13.851	806
	2013	$13.851	$13.608	862
	2014	$13.608	$14.786	850
	2015	$14.786	$14.495	501
	2016	$14.495	$15.088	507
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.147	$10.401	596
	2008	$10.401	$10.396	3,790
	2009	$10.396	$10.174	3,856
	2010	$10.174	$9.950	3,891
	2011	$9.950	$9.732	1,674
	2012	$9.732	$9.519	1,607
	2013	$9.519	$9.310	1,650
	2014	$9.310	$9.102	1,723
	2015	$9.102	$8.899	1,713
	2016	$8.899	$8.762	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.324	$11.168	458
	2008	$11.168	$10.148	918
	2009	$10.148	$11.745	923
	2010	$11.745	$12.412	908
	2011	$12.412	$13.550	872
	2012	$13.550	$14.404	473
	2013	$14.404	$12.782	510
	2014	$12.782	$12.880	518
	2015	$12.880	$12.250	257
	2016	$12.250	$12.597	257
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.368	$11.022	0
	2008	$11.022	$11.293	6,237
	2009	$11.293	$12.592	6,277
	2010	$12.592	$13.308	5,926
	2011	$13.308	$13.479	4,412
	2012	$13.479	$14.439	529
	2013	$14.439	$13.837	558
	2014	$13.837	$14.104	564
	2015	$14.104	$13.849	329
	2016	$13.849	$13.900	330
Premier VIT OpCap Balanced Portfolio
	2007	$11.682	$10.911	0
	2008	$10.911	$7.340	0
	2009	$7.340	$7.061	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.315	$11.758	0
	2008	$11.758	$10.620	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.481	$12.623	321
	2008	$12.623	$7.076	2,407
	2009	$7.076	$9.808	2,378
	2010	$9.808	$11.121	2,128
	2011	$11.121	$11.019	2,111
	2012	$11.019	$12.700	231
	2013	$12.700	$17.485	198
	2014	$17.485	$18.603	189
	2015	$18.603	$20.148	91
	2016	$20.148	$19.801	92
T. Rowe Price Equity Income Portfolio - II
	2007	$12.949	$13.040	706
	2008	$13.040	$8.124	18,755
	2009	$8.124	$9.946	18,736
	2010	$9.946	$11.156	2,148
	2011	$11.156	$10.794	1,218
	2012	$10.794	$12.336	802
	2013	$12.336	$15.604	728
	2014	$15.604	$16.337	735
	2015	$16.337	$14.834	657
	2016	$14.834	$17.236	627
UIF Growth Portfolio, Class II
	2007	$11.796	$14.027	0
	2008	$14.027	$6.945	336
	2009	$6.945	$11.211	331
	2010	$11.211	$13.437	327
	2011	$13.437	$12.736	324
	2012	$12.736	$14.198	327
	2013	$14.198	$20.502	322
	2014	$20.502	$21.262	320
	2015	$21.262	$23.271	318
	2016	$23.271	$22.311	315
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.578	$15.830	630
	2008	$15.830	$9.584	29,447
	2009	$9.584	$12.038	29,312
	2010	$12.038	$15.242	4,699
	2011	$15.242	$15.744	3,609
	2012	$15.744	$17.793	1,615
	2013	$17.793	$17.697	1,815
	2014	$17.697	$22.389	1,463
	2015	$22.389	$22.306	1,329
	2016	$22.306	$23.234	1,344
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.233	$10.407	0
	2008	$10.407	$8.840	1,179
	2009	$8.840	$9.840	1,172
	2010	$9.840	$10.097	1,167
	2011	$10.097	$9.646	0
	2012	$9.646	$9.554	0
	2013	$9.554	$9.811	0
	2014	$9.811	$9.488	0
	2015	$9.488	$9.365	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.124	$28.413	124
	2008	$28.413	$9.781	119
	2009	$9.781	$20.382	119
	2010	$20.382	$25.272	114
	2011	$25.272	$18.346	109
	2012	$18.346	$23.277	0
	2013	$23.277	$25.489	0
	2014	$25.489	$24.812	0
	2015	$24.812	$20.859	0
	2016	$20.859	$20.412	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.288	$31.665	0
	2008	$31.665	$16.674	818
	2009	$16.674	$25.677	789
	2010	$25.677	$32.438	756
	2011	$32.438	$26.492	641
	2012	$26.492	$26.772	950
	2013	$26.772	$28.926	65
	2014	$28.926	$22.873	63
	2015	$22.873	$14.879	61
	2016	$14.879	$20.903	59
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.771	$11.467	298
	2008	$11.467	$7.747	1,488
	2009	$7.747	$11.727	1,421
	2010	$11.727	$13.147	1,283
	2011	$13.147	$13.016	1,276
	2012	$13.016	$15.022	207
	2013	$15.022	$15.573	209
	2014	$15.573	$14.993	223
	2015	$14.993	$13.765	0
	2016	$13.765	$15.522	0

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.15% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.368	$17.501	11,158
	2008	$17.501	$9.416	23,230
	2009	$9.416	$13.948	13,955
	2010	$13.948	$15.579	5,543
	2011	$15.579	$15.219	4,559
	2012	$15.219	$17.636	3,457
	2013	$17.636	$23.368	2,983
	2014	$23.368	$26.059	1,401
	2015	$26.059	$27.131	1,136
	2016	$27.131	$26.730	1,111
Alger Large Cap Growth Portfolio - Class S
	2007	$11.405	$13.411	3,856
	2008	$13.411	$7.079	4,663
	2009	$7.079	$10.247	4,047
	2010	$10.247	$11.373	2,041
	2011	$11.373	$11.095	1,764
	2012	$11.095	$11.929	793
	2013	$11.929	$15.780	674
	2014	$15.780	$17.150	1,654
	2015	$17.150	$17.087	435
	2016	$17.087	$16.595	433
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.323	$15.900	22,247
	2008	$15.900	$6.490	21,572
	2009	$6.490	$9.654	11,236
	2010	$9.654	$11.282	7,031
	2011	$11.282	$10.138	5,317
	2012	$10.138	$11.529	4,294
	2013	$11.529	$15.345	4,016
	2014	$15.345	$16.228	2,552
	2015	$16.228	$15.650	2,334
	2016	$15.650	$15.459	2,290
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.486	4,256
	2008	$9.486	$5.914	1,123
	2009	$5.914	$7.520	1,578
	2010	$7.520	$8.619	1,081
	2011	$8.619	$7.948	320
	2012	$7.948	$8.983	320
	2013	$8.983	$11.671	1,327
	2014	$11.671	$12.539	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.725	16,715
	2008	$9.725	$6.154	14,358
	2009	$6.154	$7.532	11,945
	2010	$7.532	$8.104	3,027
	2011	$8.104	$8.362	1,134
	2012	$8.362	$9.576	3,170
	2013	$9.576	$12.460	356
	2014	$12.460	$13.682	89
	2015	$13.682	$13.064	89
	2016	$13.064	$14.512	89
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.942	$12.387	18,915
	2008	$12.387	$8.657	20,457
	2009	$8.657	$10.957	12,979
	2010	$10.957	$12.275	7,846
	2011	$12.275	$11.727	4,966
	2012	$11.727	$12.937	1,499
	2013	$12.937	$14.668	1,420
	2014	$14.668	$15.217	1,295
	2015	$15.217	$14.950	629
	2016	$14.950	$15.114	616
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.260	$16.442	98,587
	2008	$16.442	$9.262	69,273
	2009	$9.262	$12.334	49,531
	2010	$12.334	$14.177	23,726
	2011	$14.177	$13.548	21,964
	2012	$13.548	$15.467	13,387
	2013	$15.467	$19.910	10,269
	2014	$19.910	$21.853	7,943
	2015	$21.853	$21.571	3,050
	2016	$21.571	$22.844	2,917
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.221	$13.160	47,153
	2008	$13.160	$7.398	28,570
	2009	$7.398	$9.445	20,770
	2010	$9.445	$10.670	8,880
	2011	$10.670	$10.557	5,135
	2012	$10.557	$12.147	6,612
	2013	$12.147	$15.264	9,562
	2014	$15.264	$16.277	6,728
	2015	$16.277	$15.322	3,677
	2016	$15.322	$17.729	3,060
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.952	6,596

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.322	$10.648	125,834
	2008	$10.648	$10.757	157,527
	2009	$10.757	$10.624	92,275
	2010	$10.624	$10.451	95,672
	2011	$10.451	$10.275	48,128
	2012	$10.275	$10.101	30,696
	2013	$10.101	$9.930	17,599
	2014	$9.930	$9.762	19,898
	2015	$9.762	$9.597	10,055
	2016	$9.597	$9.436	4,123
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.623	$13.226	7,221
	2008	$13.226	$6.850	5,106
	2009	$6.850	$8.617	3,946
	2010	$8.617	$10.492	2,279
	2011	$10.492	$10.310	6,878
	2012	$10.310	$11.594	840
	2013	$11.594	$15.500	796
	2014	$15.500	$16.915	750
	2015	$16.915	$17.775	747
	2016	$17.775	$17.570	693
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.403	$12.823	59,035
	2008	$12.823	$7.921	48,787
	2009	$7.921	$9.834	31,067
	2010	$9.834	$11.091	25,140
	2011	$11.091	$11.097	17,231
	2012	$11.097	$12.613	16,671
	2013	$12.613	$16.355	13,008
	2014	$16.355	$18.213	10,144
	2015	$18.213	$18.097	9,444
	2016	$18.097	$19.851	8,459
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.441	$10.682	66,985
	2008	$10.682	$10.137	32,315
	2009	$10.137	$11.506	24,417
	2010	$11.506	$12.164	23,917
	2011	$12.164	$12.799	15,817
	2012	$12.799	$13.286	10,933
	2013	$13.286	$12.790	10,989
	2014	$12.790	$13.279	9,449
	2015	$13.279	$12.942	9,093
	2016	$12.942	$13.293	8,895
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.730	$16.948	84,726
	2008	$16.948	$9.336	62,637
	2009	$9.336	$11.583	48,389
	2010	$11.583	$12.847	18,960
	2011	$12.847	$10.439	9,501
	2012	$10.439	$12.352	8,360
	2013	$12.352	$15.806	12,069
	2014	$15.806	$14.248	8,840
	2015	$14.248	$14.467	5,585
	2016	$14.467	$13.473	5,823

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.717	35
	2016	$8.717	$9.729	33
Guggenheim VIF Long Short Equity Fund
	2007	$12.931	$15.601	6,921
	2008	$15.601	$9.088	5,207
	2009	$9.088	$11.372	5,103
	2010	$11.372	$12.432	3,286
	2011	$12.432	$11.419	1,218
	2012	$11.419	$11.722	723
	2013	$11.722	$13.535	387
	2014	$13.535	$13.676	414
	2015	$13.676	$13.613	345
	2016	$13.613	$13.470	148
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.480	410
	2013	$9.480	$13.027	530
	2014	$13.027	$13.852	557
	2015	$13.852	$14.263	582
	2016	$14.263	$14.304	538
Invesco V.I. Capital Appreciation - Series II
	2007	$11.429	$12.551	1,120
	2008	$12.551	$7.078	840
	2009	$7.078	$8.400	647
	2010	$8.400	$9.513	927
	2011	$9.513	$8.592	384
	2012	$8.592	$9.855	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.774	$11.424	18,197
	2008	$11.424	$7.825	13,767
	2009	$7.825	$9.844	15,508
	2010	$9.844	$10.572	7,904
	2011	$10.572	$10.362	6,374
	2012	$10.362	$11.572	4,343
	2013	$11.572	$14.667	3,742
	2014	$14.667	$15.549	3,638
	2015	$15.549	$14.367	3,717
	2016	$14.367	$15.539	3,486
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.876	889
	2012	$11.876	$11.933	888
	2013	$11.933	$11.395	898
	2014	$11.395	$11.636	802
	2015	$11.636	$11.445	670
	2016	$11.445	$11.364	661
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.585	$13.689	61,062
	2008	$13.689	$9.122	42,540
	2009	$9.122	$11.129	24,464
	2010	$11.129	$12.273	12,069
	2011	$12.273	$11.792	6,451
	2012	$11.792	$13.255	5,229
	2013	$13.255	$17.429	4,397
	2014	$17.429	$18.840	2,923
	2015	$18.840	$17.906	2,684
	2016	$17.906	$21.023	2,472

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.601	$13.536	25,250
	2008	$13.536	$9.489	10,026
	2009	$9.489	$12.113	7,481
	2010	$12.113	$13.548	7,476
	2011	$13.548	$12.452	3,890
	2012	$12.452	$13.539	3,050
	2013	$13.539	$17.097	7,749
	2014	$17.097	$17.508	6,973
	2015	$17.508	$16.473	2,741
	2016	$16.473	$18.325	2,252
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.478	$14.424	713
	2008	$14.424	$7.538	715
	2009	$7.538	$11.587	659
	2010	$11.587	$14.496	750
	2011	$14.496	$12.917	617
	2012	$12.917	$14.173	478
	2013	$14.173	$19.031	420
	2014	$19.031	$20.147	373
	2015	$20.147	$20.011	371
	2016	$20.011	$19.784	369
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.324	$12.279	15,073
	2008	$12.279	$5.805	4,867
	2009	$5.805	$8.431	2,549
	2010	$8.431	$8.863	1,587
	2011	$8.863	$8.417	1,390
	2012	$8.417	$9.734	1,353
	2013	$9.734	$12.752	1,319
	2014	$12.752	$13.336	1,305
	2015	$13.336	$11.712	1,107
	2016	$11.712	$13.577	534
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.449	$10.992	5,828
	2008	$10.992	$10.968	4,131
	2009	$10.968	$10.875	2,469
	2010	$10.875	$11.212	1,400
	2011	$11.212	$11.267	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.951	5,243
	2009	$6.951	$12.236	3,147
	2010	$12.236	$15.037	4,829
	2011	$15.037	$10.002	580
	2012	$10.002	$11.127	398
	2013	$11.127	$12.500	372
	2014	$12.500	$10.801	371
	2015	$10.801	$9.682	73
	2016	$9.682	$8.880	73

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.781	$14.517	53,518
	2008	$14.517	$10.289	34,104
	2009	$10.289	$13.444	24,911
	2010	$13.444	$15.246	13,338
	2011	$15.246	$14.540	8,153
	2012	$14.540	$15.835	2,351
	2013	$15.835	$19.583	1,124
	2014	$19.583	$20.875	853
	2015	$20.875	$19.762	816
	2016	$19.762	$23.073	658
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.116	$12.103	23,686
	2008	$12.103	$7.624	18,835
	2009	$7.624	$7.217	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.166	$13.188	19,377
	2008	$13.188	$10.882	23,268
	2009	$10.882	$13.434	15,495
	2010	$13.434	$14.278	12,291
	2011	$14.278	$14.226	10,648
	2012	$14.226	$15.854	6,237
	2013	$15.854	$18.670	5,750
	2014	$18.670	$19.865	5,459
	2015	$19.865	$19.607	4,323
	2016	$19.607	$20.108	4,300
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.672	$15.892	7,627
	2008	$15.892	$14.940	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.594	$18.257	18,465
	2008	$18.257	$9.994	10,342
	2009	$9.994	$14.345	10,515
	2010	$14.345	$15.015	3,195
	2011	$15.015	$13.736	2,150
	2012	$13.736	$16.723	1,689
	2013	$16.723	$21.516	1,355
	2014	$21.516	$22.941	1,181
	2015	$22.941	$25.243	1,083
	2016	$25.243	$25.297	1,081
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.419	$13.998	20,140
	2008	$13.998	$8.773	14,493
	2009	$8.773	$10.569	9,316
	2010	$10.569	$11.333	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$17.786	529
	2016	$17.786	$18.506	524
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.523	6,542
	2014	$15.523	$15.646	3,773
	2015	$15.646	$14.699	999
	2016	$14.699	$16.422	869

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.517	$11.495	8,010
	2008	$11.495	$8.061	5,959
	2009	$8.061	$11.507	4,547
	2010	$11.507	$12.940	3,042
	2011	$12.940	$13.210	1,990
	2012	$13.210	$14.859	1,450
	2013	$14.859	$15.045	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.281	$12.310	35,303
	2008	$12.310	$7.626	25,945
	2009	$7.626	$10.427	17,812
	2010	$10.427	$11.495	5,120
	2011	$11.495	$11.342	5,750
	2012	$11.342	$13.009	1,691
	2013	$13.009	$16.631	1,408
	2014	$16.631	$18.165	642
	2015	$18.165	$18.319	0
MFS® Investors Trust Series - Service Class
	2007	$12.558	$13.582	2,327
	2008	$13.582	$8.911	2,892
	2009	$8.911	$11.086	3,394
	2010	$11.086	$12.084	1,009
	2011	$12.084	$11.591	845
	2012	$11.591	$13.540	3,469
	2013	$13.540	$17.534	1,277
	2014	$17.534	$19.082	1,997
	2015	$19.082	$18.749	1,629
	2016	$18.749	$19.963	572
MFS® New Discovery Series - Service Class
	2007	$11.362	$11.419	2,212
	2008	$11.419	$6.789	512
	2009	$6.789	$10.872	580
	2010	$10.872	$14.529	2,245
	2011	$14.529	$12.784	206
	2012	$12.784	$15.192	0
	2013	$15.192	$21.089	82
	2014	$21.089	$19.177	82
	2015	$19.177	$18.446	28
	2016	$18.446	$19.729	28
MFS® Total Return Series - Service Class
	2007	$11.896	$12.153	36,646
	2008	$12.153	$9.279	30,804
	2009	$9.279	$10.738	24,445
	2010	$10.738	$11.573	4,986
	2011	$11.573	$11.557	4,481
	2012	$11.557	$12.602	3,966
	2013	$12.602	$14.709	3,453
	2014	$14.709	$15.650	2,086
	2015	$15.650	$15.295	1,568
	2016	$15.295	$16.361	1,288

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.810	$14.605	11,214
	2008	$14.605	$9.656	15,987
	2009	$9.656	$11.623	5,318
	2010	$11.623	$12.707	1,869
	2011	$12.707	$12.433	874
	2012	$12.433	$14.162	615
	2013	$14.162	$18.877	744
	2014	$18.877	$20.449	300
	2015	$20.449	$19.914	192
	2016	$19.914	$22.273	79
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.807	$12.306	10,772
	2008	$12.306	$6.143	10,137
	2009	$6.143	$7.987	8,923
	2010	$7.987	$9.984	12,682
	2011	$9.984	$9.897	3,274
	2012	$9.897	$11.301	332
	2013	$11.301	$15.066	2,349
	2014	$15.066	$15.628	3,121
	2015	$15.628	$16.338	1,493
	2016	$16.338	$16.395	311
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.688	$15.315	24,924
	2008	$15.315	$8.982	23,059
	2009	$8.982	$12.305	10,881
	2010	$12.305	$13.995	9,555
	2011	$13.995	$12.584	8,198
	2012	$12.584	$14.962	5,690
	2013	$14.962	$18.677	5,164
	2014	$18.677	$18.737	3,744
	2015	$18.737	$19.095	3,043
	2016	$19.095	$18.742	2,587
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.721	$13.299	39,454
	2008	$13.299	$8.105	24,375
	2009	$8.105	$10.905	13,961
	2010	$10.905	$13.191	7,439
	2011	$13.191	$12.659	3,339
	2012	$12.659	$14.642	3,301
	2013	$14.642	$20.240	4,131
	2014	$20.240	$22.215	2,771
	2015	$22.215	$20.506	2,301
	2016	$20.506	$23.721	1,572

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.745	$10.946	43,735
	2008	$10.946	$10.503	23,896
	2009	$10.503	$11.939	12,188
	2010	$11.939	$12.733	10,058
	2011	$12.733	$13.364	5,594
	2012	$13.364	$14.561	7,941
	2013	$14.561	$14.386	7,699
	2014	$14.386	$15.719	1,868
	2015	$15.719	$15.497	1,413
	2016	$15.497	$16.221	1,352
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.313	$10.632	72,629
	2008	$10.632	$10.687	73,225
	2009	$10.687	$10.517	32,253
	2010	$10.517	$10.343	20,402
	2011	$10.343	$10.174	15,383
	2012	$10.174	$10.007	11,760
	2013	$10.007	$9.843	16,236
	2014	$9.843	$9.676	8,548
	2015	$9.676	$9.514	7,265
	2016	$9.514	$9.406	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.493	$11.416	60,196
	2008	$11.416	$10.432	34,791
	2009	$10.432	$12.141	21,242
	2010	$12.141	$12.902	14,123
	2011	$12.902	$14.164	21,288
	2012	$14.164	$15.142	18,459
	2013	$15.142	$13.512	4,211
	2014	$13.512	$13.693	1,539
	2015	$13.693	$13.096	1,298
	2016	$13.096	$13.543	1,122
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.538	$11.266	81,848
	2008	$11.266	$11.608	60,359
	2009	$11.608	$13.017	40,000
	2010	$13.017	$13.834	33,201
	2011	$13.834	$14.090	22,858
	2012	$14.090	$15.179	18,280
	2013	$15.179	$14.628	17,046
	2014	$14.628	$14.994	13,014
	2015	$14.994	$14.806	10,446
	2016	$14.806	$14.944	9,621
Premier VIT OpCap Balanced Portfolio
	2007	$11.858	$11.138	5,481
	2008	$11.138	$7.535	3,960
	2009	$7.535	$7.261	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.501	$12.019	16,051
	2008	$12.019	$10.859	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.670	$12.903	81,626
	2008	$12.903	$7.274	62,701
	2009	$7.274	$10.138	40,435
	2010	$10.138	$11.561	17,197
	2011	$11.561	$11.519	10,165
	2012	$11.519	$13.351	6,390
	2013	$13.351	$18.485	7,235
	2014	$18.485	$19.777	7,923
	2015	$19.777	$21.540	7,026
	2016	$21.540	$21.289	4,896
T. Rowe Price Equity Income Portfolio - II
	2007	$13.162	$13.329	129,012
	2008	$13.329	$8.351	99,308
	2009	$8.351	$10.281	73,212
	2010	$10.281	$11.597	25,536
	2011	$11.597	$11.284	12,800
	2012	$11.284	$12.968	12,131
	2013	$12.968	$16.497	8,812
	2014	$16.497	$17.368	7,183
	2015	$17.368	$15.860	6,400
	2016	$15.860	$18.531	5,555
UIF Growth Portfolio, Class II
	2007	$11.990	$14.338	6,708
	2008	$14.338	$7.139	4,442
	2009	$7.139	$11.589	2,932
	2010	$11.589	$13.968	450
	2011	$13.968	$13.314	293
	2012	$13.314	$14.926	228
	2013	$14.926	$21.675	189
	2014	$21.675	$22.604	189
	2015	$22.604	$24.879	183
	2016	$24.879	$23.987	176
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.900	$16.181	49,043
	2008	$16.181	$9.852	38,054
	2009	$9.852	$12.444	33,843
	2010	$12.444	$15.845	19,381
	2011	$15.845	$16.458	8,481
	2012	$16.458	$18.705	7,027
	2013	$18.705	$18.709	3,220
	2014	$18.709	$23.803	1,651
	2015	$23.803	$23.848	1,198
	2016	$23.848	$24.979	919
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.401	$10.638	1,607
	2008	$10.638	$9.087	2,544
	2009	$9.087	$10.171	2,363
	2010	$10.171	$10.496	574
	2011	$10.496	$10.084	518
	2012	$10.084	$10.044	556
	2013	$10.044	$10.372	585
	2014	$10.372	$10.087	395
	2015	$10.087	$9.979	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.471	$29.043	16,859
	2008	$29.043	$10.054	11,964
	2009	$10.054	$21.070	11,191
	2010	$21.070	$26.271	2,198
	2011	$26.271	$19.178	1,130
	2012	$19.178	$24.471	998
	2013	$24.471	$26.946	1,020
	2014	$26.946	$26.378	1,254
	2015	$26.378	$22.301	1,098
	2016	$22.301	$21.946	985
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.654	$32.366	35,969
	2008	$32.366	$17.140	19,035
	2009	$17.140	$26.543	17,279
	2010	$26.543	$33.720	8,793
	2011	$33.720	$27.694	8,168
	2012	$27.694	$28.144	8,014
	2013	$28.144	$30.580	4,622
	2014	$30.580	$24.317	3,471
	2015	$24.317	$15.908	3,014
	2016	$15.908	$22.474	2,352
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.964	$11.721	64,359
	2008	$11.721	$7.963	43,788
	2009	$7.963	$12.122	22,070
	2010	$12.122	$13.667	14,823
	2011	$13.667	$13.606	12,099
	2012	$13.606	$15.792	5,568
	2013	$15.792	$16.463	4,878
	2014	$16.463	$15.939	3,953
	2015	$15.939	$14.716	3,316
	2016	$14.716	$16.688	3,237

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.015	$16.883	0
	2008	$16.883	$9.000	0
	2009	$9.000	$13.210	0
	2010	$13.210	$14.620	0
	2011	$14.620	$14.151	0
	2012	$14.151	$16.249	0
	2013	$16.249	$21.332	0
	2014	$21.332	$23.572	0
	2015	$23.572	$24.317	0
	2016	$24.317	$23.738	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.104	$12.937	0
	2008	$12.937	$6.767	0
	2009	$6.767	$9.705	0
	2010	$9.705	$10.673	0
	2011	$10.673	$10.317	0
	2012	$10.317	$10.990	0
	2013	$10.990	$14.406	0
	2014	$14.406	$15.513	0
	2015	$15.513	$15.314	0
	2016	$15.314	$14.737	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$11.998	$15.338	0
	2008	$15.338	$6.204	0
	2009	$6.204	$9.143	0
	2010	$9.143	$10.587	0
	2011	$10.587	$9.426	0
	2012	$9.426	$10.621	0
	2013	$10.621	$14.008	0
	2014	$14.008	$14.678	0
	2015	$14.678	$14.025	0
	2016	$14.025	$13.728	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.427	0
	2008	$9.427	$5.823	0
	2009	$5.823	$7.337	0
	2010	$7.337	$8.332	0
	2011	$8.332	$7.613	0
	2012	$7.613	$8.526	0
	2013	$8.526	$10.975	0
	2014	$10.975	$11.691	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.665	0
	2008	$9.665	$6.060	0
	2009	$6.060	$7.348	0
	2010	$7.348	$7.835	0
	2011	$7.835	$8.009	0
	2012	$8.009	$9.088	0
	2013	$9.088	$11.717	0
	2014	$11.717	$12.749	0
	2015	$12.749	$12.061	0
	2016	$12.061	$13.276	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.654	$11.950	0
	2008	$11.950	$8.274	0
	2009	$8.274	$10.377	0
	2010	$10.377	$11.519	0
	2011	$11.519	$10.904	0
	2012	$10.904	$11.919	0
	2013	$11.919	$13.390	0
	2014	$13.390	$13.765	0
	2015	$13.765	$13.399	0
	2016	$13.399	$13.422	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.885	$15.861	0
	2008	$15.861	$8.853	0
	2009	$8.853	$11.681	0
	2010	$11.681	$13.304	0
	2011	$13.304	$12.598	0
	2012	$12.598	$14.250	0
	2013	$14.250	$18.176	0
	2014	$18.176	$19.767	0
	2015	$19.767	$19.333	0
	2016	$19.333	$20.287	0
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.872	$12.695	0
	2008	$12.695	$7.071	0
	2009	$7.071	$8.945	0
	2010	$8.945	$10.012	0
	2011	$10.012	$9.817	0
	2012	$9.817	$11.191	0
	2013	$11.191	$13.934	0
	2014	$13.934	$14.722	0
	2015	$14.722	$13.732	0
	2016	$13.732	$15.745	0
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.922	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.049	$10.272	0
	2008	$10.272	$10.282	0
	2009	$10.282	$10.062	0
	2010	$10.062	$9.808	0
	2011	$9.808	$9.554	0
	2012	$9.554	$9.306	0
	2013	$9.306	$9.065	0
	2014	$9.065	$8.830	0
	2015	$8.830	$8.602	0
	2016	$8.602	$8.380	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.343	$12.759	0
	2008	$12.759	$6.547	0
	2009	$6.547	$8.161	0
	2010	$8.161	$9.845	0
	2011	$9.845	$9.587	0
	2012	$9.587	$10.682	0
	2013	$10.682	$14.150	0
	2014	$14.150	$15.300	0
	2015	$15.300	$15.931	0
	2016	$15.931	$15.603	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.076	$12.370	0
	2008	$12.370	$7.571	0
	2009	$7.571	$9.313	0
	2010	$9.313	$10.408	0
	2011	$10.408	$10.318	0
	2012	$10.318	$11.620	0
	2013	$11.620	$14.930	0
	2014	$14.930	$16.474	0
	2015	$16.474	$16.220	0
	2016	$16.220	$17.629	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.166	$10.305	0
	2008	$10.305	$9.689	0
	2009	$9.689	$10.897	0
	2010	$10.897	$11.415	0
	2011	$11.415	$11.902	0
	2012	$11.902	$12.241	0
	2013	$12.241	$11.676	0
	2014	$11.676	$12.011	0
	2015	$12.011	$11.600	0
	2016	$11.600	$11.805	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.342	$16.349	0
	2008	$16.349	$8.923	0
	2009	$8.923	$10.970	0
	2010	$10.970	$12.056	0
	2011	$12.056	$9.707	0
	2012	$9.707	$11.380	0
	2013	$11.380	$14.429	0
	2014	$14.429	$12.887	0
	2015	$12.887	$12.966	0
	2016	$12.966	$11.964	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.664	0
	2016	$8.664	$9.581	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.590	$15.050	0
	2008	$15.050	$8.687	0
	2009	$8.687	$10.771	0
	2010	$10.771	$11.667	0
	2011	$11.667	$10.618	0
	2012	$10.618	$10.800	0
	2013	$10.800	$12.355	0
	2014	$12.355	$12.370	0
	2015	$12.370	$12.201	0
	2016	$12.201	$11.962	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.734	0
	2013	$8.734	$11.892	0
	2014	$11.892	$12.529	0
	2015	$12.529	$12.783	0
	2016	$12.783	$12.703	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.127	$12.108	0
	2008	$12.108	$6.766	0
	2009	$6.766	$7.955	0
	2010	$7.955	$8.927	0
	2011	$8.927	$7.989	0
	2012	$7.989	$9.136	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.708	$11.250	0
	2008	$11.250	$7.634	0
	2009	$7.634	$9.517	0
	2010	$9.517	$10.127	0
	2011	$10.127	$9.835	0
	2012	$9.835	$10.883	0
	2013	$10.883	$13.667	0
	2014	$13.667	$14.356	0
	2015	$14.356	$13.143	0
	2016	$13.143	$14.085	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.043	0
	2012	$11.043	$10.994	0
	2013	$10.994	$10.403	0
	2014	$10.403	$10.525	0
	2015	$10.525	$10.258	0
	2016	$10.258	$10.092	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.227	$13.206	0
	2008	$13.206	$8.719	0
	2009	$8.719	$10.540	0
	2010	$10.540	$11.518	0
	2011	$11.518	$10.965	0
	2012	$10.965	$12.212	0
	2013	$12.212	$15.911	0
	2014	$15.911	$17.041	0
	2015	$17.041	$16.048	0
	2016	$16.048	$18.669	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.269	$13.058	0
	2008	$13.058	$9.070	0
	2009	$9.070	$11.472	0
	2010	$11.472	$12.713	0
	2011	$12.713	$11.578	0
	2012	$11.578	$12.474	0
	2013	$12.474	$15.608	0
	2014	$15.608	$15.836	0
	2015	$15.836	$14.764	0
	2016	$14.764	$16.274	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.149	$13.914	0
	2008	$13.914	$7.205	0
	2009	$7.205	$10.974	0
	2010	$10.974	$13.604	0
	2011	$13.604	$12.010	0
	2012	$12.010	$13.057	0
	2013	$13.057	$17.373	0
	2014	$17.373	$18.223	0
	2015	$18.223	$17.934	0
	2016	$17.934	$17.569	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.000	$11.845	0
	2008	$11.845	$5.549	0
	2009	$5.549	$7.984	0
	2010	$7.984	$8.317	0
	2011	$8.317	$7.826	0
	2012	$7.826	$8.968	0
	2013	$8.968	$11.641	0
	2014	$11.641	$12.062	0
	2015	$12.062	$10.497	0
	2016	$10.497	$12.057	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.174	$10.603	0
	2008	$10.603	$10.484	0
	2009	$10.484	$10.299	0
	2010	$10.299	$10.522	0
	2011	$10.522	$10.542	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.644	0
	2009	$6.644	$11.588	0
	2010	$11.588	$14.111	0
	2011	$14.111	$9.300	0
	2012	$9.300	$10.251	0
	2013	$10.251	$11.411	0
	2014	$11.411	$9.769	0
	2015	$9.769	$8.677	0
	2016	$8.677	$7.885	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.418	$14.004	0
	2008	$14.004	$9.835	0
	2009	$9.835	$12.732	0
	2010	$12.732	$14.307	0
	2011	$14.307	$13.520	0
	2012	$13.520	$14.589	0
	2013	$14.589	$17.877	0
	2014	$17.877	$18.882	0
	2015	$18.882	$17.712	0
	2016	$17.712	$20.490	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.916	$11.809	0
	2008	$11.809	$7.371	0
	2009	$7.371	$6.956	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.846	$12.723	0
	2008	$12.723	$10.402	0
	2009	$10.402	$12.723	0
	2010	$12.723	$13.399	0
	2011	$13.399	$13.228	0
	2012	$13.228	$14.606	0
	2013	$14.606	$17.044	0
	2014	$17.044	$17.969	0
	2015	$17.969	$17.573	0
	2016	$17.573	$17.858	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.312	$15.331	0
	2008	$15.331	$14.368	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.236	$17.612	0
	2008	$17.612	$9.553	0
	2009	$9.553	$13.586	0
	2010	$13.586	$14.090	0
	2011	$14.090	$12.772	0
	2012	$12.772	$15.407	0
	2013	$15.407	$19.642	0
	2014	$19.642	$20.751	0
	2015	$20.751	$22.624	0
	2016	$22.624	$22.466	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.065	$13.504	0
	2008	$13.504	$8.386	0
	2009	$8.386	$10.010	0
	2010	$10.010	$10.701	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$15.941	0
	2016	$15.941	$16.434	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.171	0
	2014	$14.171	$14.152	0
	2015	$14.152	$13.175	0
	2016	$13.175	$14.584	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.214	$11.089	0
	2008	$11.089	$7.705	0
	2009	$7.705	$10.898	0
	2010	$10.898	$12.143	0
	2011	$12.143	$12.284	0
	2012	$12.284	$13.691	0
	2013	$13.691	$13.782	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.000	$11.845	0
	2008	$11.845	$7.289	0
	2009	$7.289	$9.875	0
	2010	$9.875	$10.788	0
	2011	$10.788	$10.546	0
	2012	$10.546	$11.985	0
	2013	$11.985	$15.182	0
	2014	$15.182	$16.431	0
	2015	$16.431	$16.534	0
MFS® Investors Trust Series - Service Class
	2007	$10.983	$11.876	0
	2008	$11.876	$8.518	0
	2009	$8.518	$10.500	0
	2010	$10.500	$11.339	0
	2011	$11.339	$10.778	0
	2012	$10.778	$12.474	0
	2013	$12.474	$16.006	0
	2014	$16.006	$17.260	0
	2015	$17.260	$16.803	0
	2016	$16.803	$17.729	0
MFS® New Discovery Series - Service Class
	2007	$11.063	$11.016	0
	2008	$11.016	$6.489	0
	2009	$6.489	$10.297	0
	2010	$10.297	$13.634	0
	2011	$13.634	$11.886	0
	2012	$11.886	$13.996	0
	2013	$13.996	$19.252	0
	2014	$19.252	$17.345	0
	2015	$17.345	$16.532	0
	2016	$16.532	$17.520	0
MFS® Total Return Series - Service Class
	2007	$11.582	$11.723	0
	2008	$11.723	$8.870	0
	2009	$8.870	$10.170	0
	2010	$10.170	$10.860	0
	2011	$10.860	$10.746	0
	2012	$10.746	$11.610	0
	2013	$11.610	$13.428	0
	2014	$13.428	$14.156	0
	2015	$14.156	$13.708	0
	2016	$13.708	$14.530	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.447	$14.090	0
	2008	$14.090	$9.229	0
	2009	$9.229	$11.008	0
	2010	$11.008	$11.924	0
	2011	$11.924	$11.561	0
	2012	$11.561	$13.048	0
	2013	$13.048	$17.233	0
	2014	$17.233	$18.497	0
	2015	$18.497	$17.848	0
	2016	$17.848	$19.780	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.627	$12.007	0
	2008	$12.007	$5.939	0
	2009	$5.939	$7.651	0
	2010	$7.651	$9.476	0
	2011	$9.476	$9.308	0
	2012	$9.308	$10.530	0
	2013	$10.530	$13.911	0
	2014	$13.911	$14.298	0
	2015	$14.298	$14.810	0
	2016	$14.810	$14.726	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.301	$14.774	0
	2008	$14.774	$8.586	0
	2009	$8.586	$11.653	0
	2010	$11.653	$13.133	0
	2011	$13.133	$11.701	0
	2012	$11.701	$13.784	0
	2013	$13.784	$17.050	0
	2014	$17.050	$16.948	0
	2015	$16.948	$17.114	0
	2016	$17.114	$16.644	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.360	$12.830	0
	2008	$12.830	$7.747	0
	2009	$7.747	$10.328	0
	2010	$10.328	$12.379	0
	2011	$12.379	$11.770	0
	2012	$11.770	$13.489	0
	2013	$13.489	$18.476	0
	2014	$18.476	$20.093	0
	2015	$20.093	$18.378	0
	2016	$18.378	$21.066	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.462	$10.559	0
	2008	$10.559	$10.039	0
	2009	$10.039	$11.307	0
	2010	$11.307	$11.949	0
	2011	$11.949	$12.427	0
	2012	$12.427	$13.416	0
	2013	$13.416	$13.133	0
	2014	$13.133	$14.219	0
	2015	$14.219	$13.889	0
	2016	$13.889	$14.405	0
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.042	$10.257	0
	2008	$10.257	$10.215	0
	2009	$10.215	$9.961	0
	2010	$9.961	$9.706	0
	2011	$9.706	$9.460	0
	2012	$9.460	$9.219	0
	2013	$9.219	$8.985	0
	2014	$8.985	$8.752	0
	2015	$8.752	$8.527	0
	2016	$8.527	$8.374	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.217	$11.013	0
	2008	$11.013	$9.971	0
	2009	$9.971	$11.498	0
	2010	$11.498	$12.108	0
	2011	$12.108	$13.171	0
	2012	$13.171	$13.951	0
	2013	$13.951	$12.335	0
	2014	$12.335	$12.386	0
	2015	$12.386	$11.738	0
	2016	$11.738	$12.027	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.260	$10.868	0
	2008	$10.868	$11.096	0
	2009	$11.096	$12.328	0
	2010	$12.328	$12.982	0
	2011	$12.982	$13.102	0
	2012	$13.102	$13.985	0
	2013	$13.985	$13.354	0
	2014	$13.354	$13.563	0
	2015	$13.563	$13.270	0
	2016	$13.270	$13.272	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.571	$10.768	0
	2008	$10.768	$7.218	0
	2009	$7.218	$6.936	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.198	$11.595	0
	2008	$11.595	$10.470	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.362	$12.447	0
	2008	$12.447	$6.953	0
	2009	$6.953	$9.602	0
	2010	$9.602	$10.849	0
	2011	$10.849	$10.711	0
	2012	$10.711	$12.300	0
	2013	$12.300	$16.875	0
	2014	$16.875	$17.889	0
	2015	$17.889	$19.305	0
	2016	$19.305	$18.906	0
T. Rowe Price Equity Income Portfolio - II
	2007	$12.815	$12.858	0
	2008	$12.858	$7.982	0
	2009	$7.982	$9.737	0
	2010	$9.737	$10.882	0
	2011	$10.882	$10.492	0
	2012	$10.492	$11.948	0
	2013	$11.948	$15.059	0
	2014	$15.059	$15.710	0
	2015	$15.710	$14.214	0
	2016	$14.214	$16.456	0
UIF Growth Portfolio, Class II
	2007	$11.674	$13.832	0
	2008	$13.832	$6.824	0
	2009	$6.824	$10.976	0
	2010	$10.976	$13.108	0
	2011	$13.108	$12.380	0
	2012	$12.380	$13.752	0
	2013	$13.752	$19.787	0
	2014	$19.787	$20.446	0
	2015	$20.446	$22.297	0
	2016	$22.297	$21.302	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.375	$15.610	0
	2008	$15.610	$9.417	0
	2009	$9.417	$11.785	0
	2010	$11.785	$14.869	0
	2011	$14.869	$15.303	0
	2012	$15.303	$17.233	0
	2013	$17.233	$17.079	0
	2014	$17.079	$21.530	0
	2015	$21.530	$21.374	0
	2016	$21.374	$22.183	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.127	$10.262	0
	2008	$10.262	$8.686	0
	2009	$8.686	$9.633	0
	2010	$9.633	$9.850	0
	2011	$9.850	$9.376	0
	2012	$9.376	$9.253	0
	2013	$9.253	$9.468	0
	2014	$9.468	$9.124	0
	2015	$9.124	$8.992	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.905	$28.017	0
	2008	$28.017	$9.610	0
	2009	$9.610	$19.955	0
	2010	$19.955	$24.654	0
	2011	$24.654	$17.833	0
	2012	$17.833	$22.545	0
	2013	$22.545	$24.599	0
	2014	$24.599	$23.859	0
	2015	$23.859	$19.987	0
	2016	$19.987	$19.489	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.057	$31.224	0
	2008	$31.224	$16.383	0
	2009	$16.383	$25.138	0
	2010	$25.138	$31.644	0
	2011	$31.644	$25.752	0
	2012	$25.752	$25.930	0
	2013	$25.930	$27.916	0
	2014	$27.916	$21.995	0
	2015	$21.995	$14.257	0
	2016	$14.257	$19.957	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.649	$11.307	0
	2008	$11.307	$7.612	0
	2009	$7.612	$11.481	0
	2010	$11.481	$12.826	0
	2011	$12.826	$12.652	0
	2012	$12.652	$14.549	0
	2013	$14.549	$15.029	0
	2014	$15.029	$14.418	0
	2015	$14.418	$13.189	0
	2016	$13.189	$14.820	0

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.45

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.427	$17.606	140,144
	2008	$17.606	$9.487	131,667
	2009	$9.487	$14.074	104,489
	2010	$14.074	$15.744	103,711
	2011	$15.744	$15.404	88,456
	2012	$15.404	$17.877	81,631
	2013	$17.877	$23.724	54,094
	2014	$23.724	$26.496	47,231
	2015	$26.496	$27.628	36,444
	2016	$27.628	$27.261	31,792
Alger Large Cap Growth Portfolio - Class S
	2007	$11.455	$13.491	242,972
	2008	$13.491	$7.133	252,657
	2009	$7.133	$10.340	217,489
	2010	$10.340	$11.494	189,088
	2011	$11.494	$11.230	139,411
	2012	$11.230	$12.092	96,100
	2013	$12.092	$16.021	67,839
	2014	$16.021	$17.438	54,369
	2015	$17.438	$17.400	41,192
	2016	$17.400	$16.925	39,096
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.377	$15.995	397,229
	2008	$15.995	$6.539	448,194
	2009	$6.539	$9.741	382,540
	2010	$9.741	$11.401	312,036
	2011	$11.401	$10.261	265,823
	2012	$10.261	$11.686	212,330
	2013	$11.686	$15.578	166,426
	2014	$15.578	$16.500	131,872
	2015	$16.500	$15.937	104,319
	2016	$15.937	$15.766	90,559
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.496	77,930
	2008	$9.496	$5.929	78,084
	2009	$5.929	$7.551	64,493
	2010	$7.551	$8.668	54,410
	2011	$8.668	$8.005	41,829
	2012	$8.005	$9.061	35,482
	2013	$9.061	$11.790	29,999
	2014	$11.790	$12.685	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.735	115,189
	2008	$9.735	$6.170	84,142
	2009	$6.170	$7.563	69,529
	2010	$7.563	$8.150	65,270
	2011	$8.150	$8.421	57,030
	2012	$8.421	$9.659	42,202
	2013	$9.659	$12.587	36,017
	2014	$12.587	$13.843	44,069
	2015	$13.843	$13.238	28,986
	2016	$13.238	$14.728	25,734
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.991	$12.461	181,005
	2008	$12.461	$8.722	200,576
	2009	$8.722	$11.056	174,938
	2010	$11.056	$12.405	162,655
	2011	$12.405	$11.869	131,291
	2012	$11.869	$13.114	97,344
	2013	$13.114	$14.892	74,318
	2014	$14.892	$15.473	46,037
	2015	$15.473	$15.224	40,466
	2016	$15.224	$15.414	34,180
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.324	$16.540	915,580
	2008	$16.540	$9.332	1,036,462
	2009	$9.332	$12.446	860,886
	2010	$12.446	$14.327	791,650
	2011	$14.327	$13.713	685,524
	2012	$13.713	$15.679	547,018
	2013	$15.679	$20.213	419,146
	2014	$20.213	$22.219	326,693
	2015	$22.219	$21.966	244,603
	2016	$21.966	$23.298	203,201
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.279	$13.239	882,993
	2008	$13.239	$7.453	958,622
	2009	$7.453	$9.531	838,502
	2010	$9.531	$10.783	770,594
	2011	$10.783	$10.685	663,554
	2012	$10.685	$12.314	562,960
	2013	$12.314	$15.496	416,246
	2014	$15.496	$16.550	326,978
	2015	16.550	15.603	264,517
	2016	15.603	18.082	167,388

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.957	219,004
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.367	$10.712	1,860,555
	2008	$10.712	$10.838	2,312,870
	2009	$10.838	$10.720	1,916,252
	2010	$10.720	$10.562	1,575,490
	2011	$10.562	$10.400	1,456,478
	2012	$10.400	$10.239	1,250,130
	2013	$10.239	$10.081	1,052,425
	2014	$10.081	$9.926	785,582
	2015	$9.926	$9.773	617,151
	2016	$9.773	$9.623	471,540
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.671	$13.305	176,462
	2008	$13.305	$6.902	239,711
	2009	$6.902	$8.695	226,398
	2010	$8.695	$10.603	196,977
	2011	$10.603	$10.435	163,363
	2012	$10.435	$11.753	121,700
	2013	$11.753	$15.736	95,517
	2014	$15.736	$17.199	82,906
	2015	$17.199	$18.101	66,778
	2016	$18.101	$17.919	47,768
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.458	$12.899	1,221,783
	2008	$12.899	$7.980	1,372,538
	2009	$7.980	$9.923	1,179,069
	2010	$9.923	$11.208	1,056,165
	2011	$11.208	$11.232	897,385
	2012	$11.232	$12.785	718,378
	2013	$12.785	$16.604	526,001
	2014	$16.604	$18.519	391,701
	2015	18.519	18.429	324,647
	2016	18.429	20.246	251,370
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.487	$10.746	1,490,496
	2008	$10.746	$10.213	1,404,977
	2009	$10.213	$11.610	1,239,977
	2010	$11.610	$12.293	1,143,680
	2011	$12.293	$12.954	962,082
	2012	$12.954	$13.468	788,124
	2013	$13.468	$12.985	587,576
	2014	$12.985	$13.502	410,110
	2015	$13.502	$13.179	333,031
	2016	$13.179	$13.557	252,079

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.796	$17.049	807,662
	2008	$17.049	$9.406	916,161
	2009	$9.406	$11.688	807,903
	2010	$11.688	$12.983	685,772
	2011	$12.983	$10.566	691,059
	2012	$10.566	$12.521	571,559
	2013	$12.521	$16.046	450,554
	2014	$16.046	$14.487	370,578
	2015	$14.487	$14.732	283,468
	2016	$14.732	$13.740	232,454
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.726	103,904
	2016	$8.726	$9.754	82,108
Guggenheim VIF Long Short Equity Fund
	2007	$12.989	$15.694	104,063
	2008	$15.694	$9.157	117,641
	2009	$9.157	$11.475	103,531
	2010	$11.475	$12.564	89,854
	2011	$12.564	$11.558	85,709
	2012	$11.558	$11.882	72,991
	2013	$11.882	$13.741	58,754
	2014	$13.741	$13.906	30,656
	2015	13.906	13.863	24,479
	2016	13.863	13.738	22,813
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.610	70,498
	2013	$9.610	$13.226	48,636
	2014	$13.226	$14.084	36,426
	2015	$14.084	$14.525	19,992
	2016	$14.525	$14.589	17,356
Invesco V.I. Capital Appreciation - Series II
	2007	$11.479	$12.626	110,380
	2008	$12.626	$7.132	125,423
	2009	$7.132	$8.476	104,680
	2010	$8.476	$9.613	90,374
	2011	$9.613	$8.697	82,747
	2012	$8.697	$9.980	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.785	$11.454	276,101
	2008	$11.454	$7.857	288,185
	2009	$7.857	$9.900	241,788
	2010	$9.900	$10.648	206,986
	2011	$10.648	$10.452	176,338
	2012	$10.452	$11.691	158,457
	2013	$11.691	$14.840	130,436
	2014	$14.840	$15.756	88,838
	2015	$15.756	$14.581	76,543
	2016	$14.581	$15.794	52,222

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$12.020	316,576
	2012	$12.020	$12.096	290,657
	2013	$12.096	$11.569	202,678
	2014	$11.569	$11.831	183,808
	2015	$11.831	$11.655	157,885
	2016	$11.655	$11.590	107,434
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.645	$13.771	913,686
	2008	$13.771	$9.191	900,825
	2009	$9.191	$11.230	788,311
	2010	$11.230	$12.403	688,083
	2011	$12.403	$11.935	595,214
	2012	$11.935	$13.436	476,292
	2013	$13.436	$17.694	331,949
	2014	$17.694	$19.156	246,664
	2015	$19.156	$18.234	194,119
	2016	$18.234	$21.441	134,084
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.657	$13.617	404,724
	2008	$13.617	$9.561	420,218
	2009	$9.561	$12.223	365,382
	2010	$12.223	$13.691	354,072
	2011	$13.691	$12.603	317,651
	2012	$12.603	$13.724	237,613
	2013	$13.724	$17.358	169,959
	2014	$17.358	$17.801	134,490
	2015	$17.801	$16.775	98,531
	2016	$16.775	$18.690	68,741
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.534	$14.510	38,611
	2008	$14.510	$7.594	49,182
	2009	$7.594	$11.692	81,540
	2010	$11.692	$14.650	83,826
	2011	$14.650	$13.073	74,716
	2012	$13.073	$14.367	43,857
	2013	$14.367	$19.321	29,770
	2014	$19.321	$20.485	25,435
	2015	$20.485	$20.377	14,736
	2016	$20.377	$20.177	11,195
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.379	$12.352	293,495
	2008	$12.352	$5.849	426,442
	2009	$5.849	$8.507	343,201
	2010	$8.507	$8.957	319,363
	2011	$8.957	$8.519	281,990
	2012	$8.519	$9.867	201,378
	2013	$9.867	$12.946	126,948
	2014	$12.946	$13.560	84,104
	2015	13.560	11.927	57,888
	2016	11.927	13.847	49,274

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.496	$11.057	382,399
	2008	$11.057	$11.051	541,227
	2009	$11.051	$10.973	477,547
	2010	$10.973	$11.331	471,942
	2011	$11.331	$11.392	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.003	153,801
	2009	$7.003	$12.347	149,089
	2010	$12.347	$15.197	152,251
	2011	$15.197	$10.123	158,712
	2012	$10.123	$11.279	100,717
	2013	$11.279	$12.691	73,848
	2014	$12.691	$10.982	55,277
	2015	$10.982	$9.860	38,605
	2016	$9.860	$9.056	26,653
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.842	$14.604	603,783
	2008	$14.604	$10.366	628,536
	2009	$10.366	$13.565	498,879
	2010	$13.565	$15.407	458,370
	2011	$15.407	$14.716	389,734
	2012	$14.716	$16.051	290,229
	2013	$16.051	$19.881	234,824
	2014	$19.881	$21.225	182,034
	2015	$21.225	$20.125	117,497
	2016	$20.125	$23.531	90,440
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.149	$12.153	204,185
	2008	$12.153	$7.667	200,043
	2009	$7.667	$7.261	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.220	$13.267	419,411
	2008	$13.267	$10.964	387,556
	2009	$10.964	$13.555	378,329
	2010	$13.555	$14.429	330,052
	2011	$14.429	$14.398	275,246
	2012	$14.398	$16.070	226,957
	2013	$16.070	$18.954	172,344
	2014	$18.954	$20.198	136,802
	2015	$20.198	$19.967	113,049
	2016	$19.967	$20.508	82,061

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.733	$15.987	130,612
	2008	$15.987	$15.037	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.654	$18.366	194,043
	2008	$18.366	$10.069	230,987
	2009	$10.069	$14.475	199,558
	2010	$14.475	$15.174	172,341
	2011	$15.174	$13.902	146,080
	2012	$13.902	$16.952	118,380
	2013	$16.952	$21.844	70,817
	2014	$21.844	$23.326	50,625
	2015	$23.326	$25.706	36,778
	2016	$25.706	$25.800	33,393
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.478	$14.082	157,185
	2008	$14.082	$8.839	156,723
	2009	$8.839	$10.665	133,212
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$18.112	109,954
	2016	$18.112	$18.874	85,853
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.759	158,197
	2014	$15.759	$15.908	118,084
	2015	$15.908	$14.969	82,244
	2016	$14.969	$16.748	64,450
MFS® High Income Series - Service Class
	2007	$11.568	$11.563	406,241
	2008	$11.563	$8.121	391,449
	2009	$8.121	$11.611	306,693
	2010	$11.611	$13.077	294,022
	2011	$13.077	$13.371	273,293
	2012	$13.371	$15.063	228,130
	2013	$15.063	$15.265	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.331	$12.384	487,942
	2008	$12.384	$7.683	536,714
	2009	$7.683	$10.521	428,012
	2010	$10.521	$11.617	388,447
	2011	$11.617	$11.480	336,778
	2012	$11.480	$13.187	273,676
	2013	$13.187	$16.884	204,575
	2014	$16.884	$18.470	148,779
	2015	18.470	18.633	0
MFS® Investors Trust Series - Service Class
	2007	$12.614	$13.663	71,252
	2008	$13.663	$8.978	89,673
	2009	$8.978	$11.187	85,026
	2010	$11.187	$12.212	69,448
	2011	$12.212	$11.732	62,992
	2012	$11.732	$13.725	52,324
	2013	$13.725	$17.801	35,957
	2014	$17.801	$19.402	26,032
	2015	$19.402	$19.092	22,464
	2016	$19.092	$20.360	10,143

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® New Discovery Series - Service Class
	2007	$11.413	$11.488	133,227
	2008	$11.488	$6.840	145,739
	2009	$6.840	$10.971	134,171
	2010	$10.971	$14.683	134,012
	2011	$14.683	$12.939	122,440
	2012	$12.939	$15.400	83,911
	2013	$15.400	$21.410	77,443
	2014	$21.410	$19.499	51,836
	2015	$19.499	$18.784	37,627
	2016	$18.784	$20.121	27,979
MFS® Total Return Series - Service Class
	2007	$11.948	$12.225	733,113
	2008	$12.225	$9.349	623,702
	2009	$9.349	$10.836	575,285
	2010	$10.836	$11.695	513,670
	2011	$11.695	$11.697	443,345
	2012	$11.697	$12.774	341,459
	2013	$12.774	$14.933	288,713
	2014	$14.933	$15.912	185,627
	2015	$15.912	$15.575	132,833
	2016	$15.575	$16.686	102,723
MFS® Value Series - Service Class
	2007	$13.872	$14.693	178,813
	2008	$14.693	$9.728	218,888
	2009	$9.728	$11.728	183,765
	2010	$11.728	$12.841	196,581
	2011	$12.841	$12.584	179,027
	2012	$12.584	$14.356	109,358
	2013	$14.356	$19.164	83,721
	2014	$19.164	$20.792	58,443
	2015	$20.792	$20.279	42,888
	2016	$20.279	$22.716	30,218
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.837	$12.356	79,497
	2008	$12.356	$6.178	88,007
	2009	$6.178	$8.044	77,979
	2010	$8.044	$10.071	77,409
	2011	$10.071	$9.998	78,447
	2012	$9.998	$11.434	69,630
	2013	$11.434	$15.267	60,472
	2014	$15.267	$15.861	46,296
	2015	$15.861	$16.606	30,187
	2016	$16.606	$16.689	24,494

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.753	$15.406	390,850
	2008	$15.406	$9.050	394,574
	2009	$9.050	$12.416	321,152
	2010	$12.416	$14.143	280,674
	2011	$14.143	$12.737	253,922
	2012	$12.737	$15.166	203,828
	2013	$15.166	$18.961	154,977
	2014	$18.961	$19.051	112,800
	2015	$19.051	$19.445	80,895
	2016	$19.445	$19.114	69,541
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.782	$13.379	616,978
	2008	$13.379	$8.165	662,016
	2009	$8.165	$11.004	576,312
	2010	$11.004	$13.331	470,789
	2011	$13.331	$12.812	400,433
	2012	$12.812	$14.842	329,397
	2013	$14.842	$20.548	262,728
	2014	$20.548	$22.587	196,508
	2015	$22.587	$20.882	147,834
	2016	$20.882	$24.192	112,995
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.793	$11.011	473,852
	2008	$11.011	$10.582	431,280
	2009	$10.582	$12.047	415,232
	2010	$12.047	$12.868	419,495
	2011	$12.868	$13.526	346,787
	2012	$13.526	$14.760	306,129
	2013	$14.760	$14.605	250,415
	2014	$14.605	$15.983	189,665
	2015	$15.983	$15.781	140,091
	2016	$15.781	$16.543	119,587
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.359	$10.696	706,907
	2008	$10.696	$10.767	859,497
	2009	$10.767	$10.612	907,129
	2010	$10.612	$10.453	852,225
	2011	$10.453	$10.297	840,060
	2012	$10.297	$10.144	627,157
	2013	$10.144	$9.993	504,746
	2014	$9.993	$9.838	339,164
	2015	$9.838	$9.688	293,085
	2016	$9.688	$9.589	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.540	$11.484	1,038,569
	2008	$11.484	$10.510	1,164,877
	2009	$10.510	$12.250	983,651
	2010	$12.250	$13.039	897,156
	2011	$13.039	$14.336	786,960
	2012	$14.336	$15.349	687,658
	2013	$15.349	$13.718	465,157
	2014	$13.718	$13.923	343,298
	2015	$13.923	$13.336	251,384
	2016	$13.336	$13.812	207,158
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.585	$11.333	1,362,786
	2008	$11.333	$11.695	1,498,179
	2009	$11.695	$13.134	1,507,227
	2010	$13.134	$13.980	1,377,334
	2011	$13.980	$14.261	1,279,562
	2012	$14.261	$15.386	1,062,330
	2013	$15.386	$14.851	772,482
	2014	$14.851	$15.246	494,725
	2015	$15.246	$15.077	371,146
	2016	$15.077	$15.241	284,934
Premier VIT OpCap Balanced Portfolio
	2007	$11.906	$11.200	100,376
	2008	$11.200	$7.589	91,560
	2009	$7.589	$7.317	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.552	$12.091	133,825
	2008	$12.091	$10.924	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.722	$12.980	921,017
	2008	$12.980	$7.329	1,076,189
	2009	$7.329	$10.230	850,454
	2010	$10.230	$11.683	736,797
	2011	$11.683	$11.659	644,527
	2012	$11.659	$13.533	548,267
	2013	$13.533	$18.767	405,540
	2014	$18.767	$20.109	305,885
	2015	$20.109	$21.935	210,587
	2016	$21.935	$21.712	174,278
T. Rowe Price Equity Income Portfolio - II
	2007	$13.221	$13.409	1,570,162
	2008	$13.409	$8.413	1,608,523
	2009	$8.413	$10.374	1,377,891
	2010	$10.374	$11.719	1,195,528
	2011	$11.719	$11.421	1,031,213
	2012	$11.421	$13.146	823,514
	2013	$13.146	$16.748	595,171
	2014	$16.748	$17.659	458,609
	2015	$17.659	$16.150	368,424
	2016	$16.150	$18.899	293,481

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class II
	2007	$12.043	$14.424	101,174
	2008	$14.424	$7.193	110,041
	2009	$7.193	$11.694	91,860
	2010	$11.694	$14.116	75,917
	2011	$14.116	$13.475	61,271
	2012	$13.475	$15.130	43,733
	2013	$15.130	$22.005	33,018
	2014	$22.005	$22.983	21,144
	2015	$22.983	$25.335	14,770
	2016	$25.335	$24.463	12,233
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.988	$16.278	713,922
	2008	$16.278	$9.926	725,507
	2009	$9.926	$12.557	582,988
	2010	$12.557	$16.013	449,938
	2011	$16.013	$16.658	391,905
	2012	$16.658	$18.961	306,501
	2013	$18.961	$18.994	248,646
	2014	$18.994	$24.202	174,211
	2015	$24.202	$24.285	145,647
	2016	$24.285	$25.475	121,797
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.447	$10.701	67,655
	2008	$10.701	$9.156	83,819
	2009	$9.156	$10.264	84,209
	2010	$10.264	$10.607	84,068
	2011	$10.607	$10.206	82,536
	2012	$10.206	$10.181	57,367
	2013	$10.181	$10.530	47,261
	2014	$10.530	$10.256	36,536
	2015	$10.256	$10.153	0
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.566	$29.216	217,317
	2008	$29.216	$10.130	178,770
	2009	$10.130	$21.260	178,220
	2010	$21.260	$26.549	152,306
	2011	$26.549	$19.411	116,500
	2012	$19.411	$24.805	83,350
	2013	$24.805	$27.356	66,803
	2014	$27.356	$26.820	43,893
	2015	$26.820	$22.710	30,817
	2016	$22.710	$22.382	27,072
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.754	$32.560	208,194
	2008	$32.560	$17.269	189,943
	2009	$17.269	$26.783	172,839
	2010	$26.783	$34.077	146,787
	2011	$34.077	$28.030	117,868
	2012	$28.030	$28.529	92,607
	2013	$28.529	$31.046	66,782
	2014	$31.046	$24.725	46,420
	2015	$24.725	$16.200	33,795
	2016	$16.200	$22.921	29,967

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$12.018	$11.791	1,007,552
	2008	$11.791	$8.023	988,849
	2009	$8.023	$12.232	724,610
	2010	$12.232	$13.812	624,088
	2011	$13.812	$13.771	547,554
	2012	$13.771	$16.007	441,801
	2013	$16.007	$16.714	360,164
	2014	$16.714	$16.207	273,843
	2015	$16.207	$14.985	212,545
	2016	$14.985	$17.020	162,268

The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.45% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.35

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.074	$16.985	0
	2008	$16.985	$9.069	0
	2009	$9.069	$13.331	0
	2010	$13.331	$14.776	0
	2011	$14.776	$14.325	0
	2012	$14.325	$16.473	0
	2013	$16.473	$21.660	0
	2014	$21.660	$23.971	0
	2015	$23.971	$24.766	0
	2016	$24.766	$24.214	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.154	$13.015	0
	2008	$13.015	$6.818	626
	2009	$6.818	$9.794	0
	2010	$9.794	$10.787	0
	2011	$10.787	$10.443	0
	2012	$10.443	$11.142	0
	2013	$11.142	$14.627	0
	2014	$14.627	$15.775	0
	2015	$15.775	$15.597	0
	2016	$15.597	$15.033	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.051	$15.431	0
	2008	$15.431	$6.251	0
	2009	$6.251	$9.226	0
	2010	$9.226	$10.700	0
	2011	$10.700	$9.542	0
	2012	$9.542	$10.768	0
	2013	$10.768	$14.223	0
	2014	$14.223	$14.927	0
	2015	$14.927	$14.285	0
	2016	$14.285	$14.003	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.436	0
	2008	$9.436	$5.838	0
	2009	$5.838	$7.367	0
	2010	$7.367	$8.380	0
	2011	$8.380	$7.668	0
	2012	$7.668	$8.600	0
	2013	$8.600	$11.088	0
	2014	$11.088	$11.829	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.675	0
	2008	$9.675	$6.075	0
	2009	$6.075	$7.379	0
	2010	$7.379	$7.879	0
	2011	$7.879	$8.067	0
	2012	$8.067	$9.168	0
	2013	$9.168	$11.838	0
	2014	$11.838	$12.900	0
	2015	$12.900	$12.223	0
	2016	$12.223	$13.475	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.702	$12.022	0
	2008	$12.022	$8.337	1,129
	2009	$8.337	$10.472	1,128
	2010	$10.472	$11.642	1,127
	2011	$11.642	$11.038	1,127
	2012	$11.038	$12.084	1,078
	2013	$12.084	$13.596	1,029
	2014	$13.596	$13.998	0
	2015	$13.998	$13.647	0
	2016	$13.647	$13.691	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.947	$15.957	0
	2008	$15.957	$8.920	0
	2009	$8.920	$11.788	0
	2010	$11.788	$13.446	0
	2011	$13.446	$12.752	0
	2012	$12.752	$14.447	0
	2013	$14.447	$18.455	0
	2014	$18.455	$20.101	706
	2015	$20.101	$19.690	670
	2016	$19.690	$20.694	629
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.930	$12.772	0
	2008	$12.772	$7.125	1,122
	2009	$7.125	$9.027	1,121
	2010	$9.027	$10.120	1,120
	2011	$10.120	$9.937	1,120
	2012	$9.937	$11.346	1,071
	2013	$11.346	$14.148	1,022
	2014	$14.148	$14.972	936
	2015	$14.972	$13.986	888
	2016	$13.986	$16.060	834
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.927	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.095	$10.334	0
	2008	$10.334	$10.360	408
	2009	$10.360	$10.154	0
	2010	$10.154	$9.912	0
	2011	$9.912	$9.671	0
	2012	$9.671	$9.435	0
	2013	$9.435	$9.204	0
	2014	$9.204	$8.980	0
	2015	$8.980	$8.761	0
	2016	$8.761	$8.548	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.390	$12.836	0
	2008	$12.836	$6.597	0
	2009	$6.597	$8.235	0
	2010	$8.235	$9.951	0
	2011	$9.951	$9.704	0
	2012	$9.704	$10.829	0
	2013	$10.829	$14.367	0
	2014	$14.367	$15.559	0
	2015	$15.559	$16.226	0
	2016	$16.226	$15.916	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.130	$12.444	0
	2008	$12.444	$7.628	0
	2009	$7.628	$9.398	0
	2010	$9.398	$10.519	0
	2011	$10.519	$10.445	0
	2012	$10.445	$11.781	0
	2013	$11.781	$15.160	0
	2014	$15.160	$16.753	0
	2015	$16.753	$16.520	0
	2016	$16.520	$17.983	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.211	$10.367	0
	2008	$10.367	$9.763	0
	2009	$9.763	$10.997	0
	2010	$10.997	$11.537	0
	2011	$11.537	$12.047	0
	2012	$12.047	$12.410	0
	2013	$12.410	$11.855	0
	2014	$11.855	$12.215	0
	2015	$12.215	$11.814	0
	2016	$11.814	$12.042	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.406	$16.448	0
	2008	$16.448	$8.991	925
	2009	$8.991	$11.070	449
	2010	$11.070	$12.185	448
	2011	$12.185	$9.826	448
	2012	$9.826	$11.537	429
	2013	$11.537	$14.650	409
	2014	$14.650	$13.106	0
	2015	$13.106	$13.206	0
	2016	$13.206	$12.204	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.673	0
	2016	$8.673	$9.606	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.647	$15.141	0
	2008	$15.141	$8.753	0
	2009	$8.753	$10.869	0
	2010	$10.869	$11.791	0
	2011	$11.791	$10.748	0
	2012	$10.748	$10.949	0
	2013	$10.949	$12.545	0
	2014	$12.545	$12.580	0
	2015	$12.580	$12.426	0
	2016	$12.426	$12.202	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.854	0
	2013	$8.854	$12.075	0
	2014	$12.075	$12.741	0
	2015	$12.741	$13.020	0
	2016	$13.020	$12.958	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.177	$12.181	0
	2008	$12.181	$6.817	0
	2009	$6.817	$8.028	0
	2010	$8.028	$9.022	0
	2011	$9.022	$8.087	0
	2012	$8.087	$9.253	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.719	$11.279	0
	2008	$11.279	$7.666	0
	2009	$7.666	$9.571	0
	2010	$9.571	$10.200	0
	2011	$10.200	$9.921	0
	2012	$9.921	$10.995	0
	2013	$10.995	$13.829	0
	2014	$13.829	$14.549	0
	2015	$14.549	$13.341	0
	2016	$13.341	$14.319	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.178	0
	2012	$11.178	$11.146	0
	2013	$11.146	$10.562	0
	2014	$10.562	$10.704	0
	2015	$10.704	$10.448	0
	2016	$10.448	$10.295	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.286	$13.286	0
	2008	$13.286	$8.785	0
	2009	$8.785	$10.636	0
	2010	$10.636	$11.641	0
	2011	$11.641	$11.099	0
	2012	$11.099	$12.380	0
	2013	$12.380	$16.155	0
	2014	$16.155	$17.330	0
	2015	$17.330	$16.345	0
	2016	$16.345	$19.044	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.324	$13.137	0
	2008	$13.137	$9.139	0
	2009	$9.139	$11.577	0
	2010	$11.577	$12.849	0
	2011	$12.849	$11.720	0
	2012	$11.720	$12.646	0
	2013	$12.646	$15.848	0
	2014	$15.848	$16.104	0
	2015	$16.104	$15.037	0
	2016	$15.037	$16.601	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.204	$13.998	0
	2008	$13.998	$7.259	0
	2009	$7.259	$11.074	0
	2010	$11.074	$13.749	0
	2011	$13.749	$12.157	0
	2012	$12.157	$13.238	0
	2013	$13.238	$17.640	0
	2014	$17.640	$18.532	0
	2015	$18.532	$18.266	0
	2016	$18.266	$17.922	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.053	$11.917	0
	2008	$11.917	$5.591	0
	2009	$5.591	$8.057	0
	2010	$8.057	$8.406	0
	2011	$8.406	$7.922	0
	2012	$7.922	$9.092	0
	2013	$9.092	$11.820	0
	2014	$11.820	$12.266	0
	2015	$12.266	$10.691	0
	2016	$10.691	$12.299	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.220	$10.667	0
	2008	$10.667	$10.563	0
	2009	$10.563	$10.393	0
	2010	$10.393	$10.634	0
	2011	$10.634	$10.660	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.694	0
	2009	$6.694	$11.694	0
	2010	$11.694	$14.262	0
	2011	$14.262	$9.414	0
	2012	$9.414	$10.393	0
	2013	$10.393	$11.586	0
	2014	$11.586	$9.934	0
	2015	$9.934	$8.838	0
	2016	$8.838	$8.043	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.478	$14.089	0
	2008	$14.089	$9.909	0
	2009	$9.909	$12.849	0
	2010	$12.849	$14.460	0
	2011	$14.460	$13.686	0
	2012	$13.686	$14.790	0
	2013	$14.790	$18.152	0
	2014	$18.152	$19.201	0
	2015	$19.201	$18.040	0
	2016	$18.040	$20.901	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.949	$11.858	0
	2008	$11.858	$7.412	0
	2009	$7.412	$6.999	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.899	$12.799	0
	2008	$12.799	$10.481	0
	2009	$10.481	$12.839	0
	2010	$12.839	$13.542	0
	2011	$13.542	$13.390	0
	2012	$13.390	$14.808	0
	2013	$14.808	$17.306	0
	2014	$17.306	$18.273	0
	2015	$18.273	$17.898	0
	2016	$17.898	$18.216	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.372	$15.423	0
	2008	$15.423	$14.462	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.295	$17.719	0
	2008	$17.719	$9.625	0
	2009	$9.625	$13.710	0
	2010	$13.710	$14.241	0
	2011	$14.241	$12.928	0
	2012	$12.928	$15.620	0
	2013	$15.620	$19.943	0
	2014	$19.943	$21.102	0
	2015	$21.102	$23.043	0
	2016	$23.043	$22.916	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.124	$13.585	0
	2008	$13.585	$8.449	0
	2009	$8.449	$10.101	0
	2010	$10.101	$10.804	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$16.236	0
	2016	$16.236	$16.764	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.388	0
	2014	$14.388	$14.392	0
	2015	$14.392	$13.418	0
	2016	$13.418	$14.877	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.264	$11.156	0
	2008	$11.156	$7.763	0
	2009	$7.763	$10.998	0
	2010	$10.998	$12.273	0
	2011	$12.273	$12.434	0
	2012	$12.434	$13.879	0
	2013	$13.879	$13.985	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.053	$11.917	0
	2008	$11.917	$7.344	0
	2009	$7.344	$9.965	0
	2010	$9.965	$10.903	0
	2011	$10.903	$10.676	0
	2012	$10.676	$12.151	0
	2013	$12.151	$15.416	0
	2014	$15.416	$16.709	0
	2015	$16.709	$16.820	0
MFS® Investors Trust Series - Service Class
	2007	$11.033	$11.947	0
	2008	$11.947	$8.582	0
	2009	$8.582	$10.596	0
	2010	$10.596	$11.461	0
	2011	$11.461	$10.910	0
	2012	$10.910	$12.646	0
	2013	$12.646	$16.252	0
	2014	$16.252	$17.552	0
	2015	$17.552	$17.114	0
	2016	$17.114	$18.084	0
MFS® New Discovery Series - Service Class
	2007	$11.112	$11.082	0
	2008	$11.082	$6.538	0
	2009	$6.538	$10.391	0
	2010	$10.391	$13.780	0
	2011	$13.780	$12.032	0
	2012	$12.032	$14.189	0
	2013	$14.189	$19.547	0
	2014	$19.547	$17.639	0
	2015	$17.639	$16.838	0
	2016	$16.838	$17.872	0
MFS® Total Return Series - Service Class
	2007	$11.634	$11.794	0
	2008	$11.794	$8.937	2,314
	2009	$8.937	$10.263	1,124
	2010	$10.263	$10.976	1,123
	2011	$10.976	$10.878	1,123
	2012	$10.878	$11.771	1,074
	2013	$11.771	$13.634	1,025
	2014	$13.634	$14.395	779
	2015	$14.395	$13.961	739
	2016	$13.961	$14.821	694

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.507	$14.175	0
	2008	$14.175	$9.299	0
	2009	$9.299	$11.108	0
	2010	$11.108	$12.052	0
	2011	$12.052	$11.702	0
	2012	$11.702	$13.228	0
	2013	$13.228	$17.497	0
	2014	$17.497	$18.810	0
	2015	$18.810	$18.178	0
	2016	$18.178	$20.177	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.657	$12.056	0
	2008	$12.056	$5.973	0
	2009	$5.973	$7.706	0
	2010	$7.706	$9.559	0
	2011	$9.559	$9.404	0
	2012	$9.404	$10.656	0
	2013	$10.656	$14.098	0
	2014	$14.098	$14.512	0
	2015	$14.512	$15.055	0
	2016	$15.055	$14.993	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.365	$14.863	0
	2008	$14.863	$8.651	0
	2009	$8.651	$11.760	0
	2010	$11.760	$13.274	0
	2011	$13.274	$11.845	0
	2012	$11.845	$13.975	0
	2013	$13.975	$17.312	0
	2014	$17.312	$17.235	0
	2015	$17.235	$17.430	0
	2016	$17.430	$16.977	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.420	$12.907	0
	2008	$12.907	$7.805	0
	2009	$7.805	$10.422	0
	2010	$10.422	$12.511	0
	2011	$12.511	$11.915	0
	2012	$11.915	$13.676	0
	2013	$13.676	$18.760	0
	2014	$18.760	$20.434	0
	2015	$20.434	$18.718	0
	2016	$18.718	$21.488	0
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.509	$10.623	0
	2008	$10.623	$10.116	0
	2009	$10.116	$11.410	0
	2010	$11.410	$12.077	0
	2011	$12.077	$12.579	0
	2012	$12.579	$13.601	0
	2013	$13.601	$13.334	0
	2014	$13.334	$14.459	0
	2015	$14.459	$14.146	0
	2016	$14.146	$14.694	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.087	$10.318	0
	2008	$10.318	$10.292	0
	2009	$10.292	$10.052	0
	2010	$10.052	$9.810	0
	2011	$9.810	$9.576	0
	2012	$9.576	$9.347	0
	2013	$9.347	$9.123	0
	2014	$9.123	$8.901	0
	2015	$8.901	$8.684	0
	2016	$8.684	$8.538	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.263	$11.079	0
	2008	$11.079	$10.047	0
	2009	$10.047	$11.603	0
	2010	$11.603	$12.237	0
	2011	$12.237	$13.332	0
	2012	$13.332	$14.143	0
	2013	$14.143	$12.525	0
	2014	$12.525	$12.596	0
	2015	$12.596	$11.955	0
	2016	$11.955	$12.268	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.306	$10.934	0
	2008	$10.934	$11.180	1,432
	2009	$11.180	$12.441	675
	2010	$12.441	$13.121	674
	2011	$13.121	$13.263	674
	2012	$13.263	$14.178	645
	2013	$14.178	$13.559	616
	2014	$13.559	$13.793	0
	2015	$13.793	$13.515	0
	2016	$13.515	$13.538	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.618	$10.829	0
	2008	$10.829	$7.270	0
	2009	$7.270	$6.989	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.248	$11.665	0
	2008	$11.665	$10.534	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.413	$12.523	0
	2008	$12.523	$7.005	0
	2009	$7.005	$9.690	0
	2010	$9.690	$10.965	0
	2011	$10.965	$10.842	0
	2012	$10.842	$12.470	0
	2013	$12.470	$17.134	0
	2014	$17.134	$18.192	621
	2015	$18.192	$19.662	589
	2016	$19.662	$19.285	553

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Equity Income Portfolio - II
	2007	$12.873	$12.936	0
	2008	$12.936	$8.042	1,333
	2009	$8.042	$9.826	0
	2010	$9.826	$10.999	0
	2011	$10.999	$10.620	0
	2012	$10.620	$12.113	0
	2013	$12.113	$15.291	0
	2014	$15.291	$15.976	0
	2015	$15.976	$14.477	0
	2016	$14.477	$16.786	0
UIF Growth Portfolio, Class II
	2007	$11.726	$13.915	0
	2008	$13.915	$6.875	0
	2009	$6.875	$11.076	0
	2010	$11.076	$13.248	0
	2011	$13.248	$12.531	0
	2012	$12.531	$13.941	0
	2013	$13.941	$20.091	0
	2014	$20.091	$20.792	0
	2015	$20.792	$22.710	0
	2016	$22.710	$21.729	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.462	$15.704	0
	2008	$15.704	$9.488	0
	2009	$9.488	$11.893	0
	2010	$11.893	$15.028	0
	2011	$15.028	$15.491	0
	2012	$15.491	$17.471	0
	2013	$17.471	$17.341	0
	2014	$17.341	$21.895	0
	2015	$21.895	$21.769	0
	2016	$21.769	$22.628	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.172	$10.324	0
	2008	$10.324	$8.752	0
	2009	$8.752	$9.721	0
	2010	$9.721	$9.955	0
	2011	$9.955	$9.491	0
	2012	$9.491	$9.381	0
	2013	$9.381	$9.614	0
	2014	$9.614	$9.278	0
	2015	$9.278	$9.150	0
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.999	$28.186	0
	2008	$28.186	$9.683	0
	2009	$9.683	$20.137	0
	2010	$20.137	$24.917	0
	2011	$24.917	$18.051	0
	2012	$18.051	$22.856	0
	2013	$22.856	$24.977	0
	2014	$24.977	$24.263	218
	2015	$24.263	$20.357	207
	2016	$20.357	$19.880	194

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.156	$31.412	0
	2008	$31.412	$16.508	0
	2009	$16.508	$25.368	0
	2010	$25.368	$31.982	0
	2011	$31.982	$26.067	0
	2012	$26.067	$26.288	0
	2013	$26.288	$28.345	0
	2014	$28.345	$22.367	0
	2015	$22.367	$14.521	0
	2016	$14.521	$20.358	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.701	$11.376	0
	2008	$11.376	$7.669	0
	2009	$7.669	$11.585	0
	2010	$11.585	$12.963	0
	2011	$12.963	$12.807	0
	2012	$12.807	$14.750	0
	2013	$14.750	$15.260	0
	2014	$15.260	$14.662	0
	2015	$14.662	$13.433	0
	2016	$13.433	$15.117	0

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.35% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.7

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.328	$17.432	18,890
	2008	$17.432	$9.369	12,250
	2009	$9.369	$13.864	8,797
	2010	$13.864	$15.470	4,945
	2011	$15.470	$15.097	2,846
	2012	$15.097	$17.477	2,301
	2013	$17.477	$23.133	1,926
	2014	$23.133	$25.772	1,300
	2015	$25.772	$26.804	1,422
	2016	$26.804	$26.381	331
Alger Large Cap Growth Portfolio - Class S
	2007	$11.371	$13.357	10,486
	2008	$13.357	$7.044	20,165
	2009	$7.044	$10.186	15,504
	2010	$10.186	$11.294	14,306
	2011	$11.294	$11.006	13,568
	2012	$11.006	$11.821	12,190
	2013	$11.821	$15.622	10,963
	2014	$15.622	$16.961	10,450
	2015	$16.961	$16.881	10,560
	2016	$16.881	$16.378	9,142
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.286	$15.837	32,351
	2008	$15.837	$6.458	30,915
	2009	$6.458	$9.596	15,709
	2010	$9.596	$11.203	14,156
	2011	$11.203	$10.056	12,397
	2012	$10.056	$11.424	6,470
	2013	$11.424	$15.191	4,773
	2014	$15.191	$16.048	3,896
	2015	$16.048	$15.461	3,847
	2016	$15.461	$15.257	3,202
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.479	553
	2008	$9.479	$5.904	8,461
	2009	$5.904	$7.499	6,476
	2010	$7.499	$8.587	6,522
	2011	$8.587	$7.910	7,429
	2012	$7.910	$8.931	7,479
	2013	$8.931	$11.592	2,349
	2014	$11.592	$12.442	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.718	10,050
	2008	$9.718	$6.144	8,585
	2009	$6.144	$7.511	4,311
	2010	$7.511	$8.074	3,403
	2011	$8.074	$8.322	4,149
	2012	$8.322	$9.520	3,911
	2013	$9.520	$12.375	2,511
	2014	$12.375	$13.576	2,540
	2015	$13.576	$12.949	1,521
	2016	$12.949	$14.370	1,215
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.910	$12.338	10,303
	2008	$12.338	$8.614	15,530
	2009	$8.614	$10.891	13,118
	2010	$10.891	$12.189	8,427
	2011	$12.189	$11.633	8,191
	2012	$11.633	$12.821	10,063
	2013	$12.821	$14.521	7,851
	2014	$14.521	$15.049	6,124
	2015	$15.049	$14.770	5,606
	2016	$14.770	$14.916	4,416
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.218	$16.377	80,603
	2008	$16.377	$9.216	102,855
	2009	$9.216	$12.260	81,493
	2010	$12.260	$14.077	53,895
	2011	$14.077	$13.440	45,208
	2012	$13.440	$15.327	37,230
	2013	$15.327	$19.710	24,831
	2014	$19.710	$21.611	23,735
	2015	$21.611	$21.311	20,812
	2016	$21.311	$22.546	11,853
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.182	$13.108	98,411
	2008	$13.108	$7.361	102,049
	2009	$7.361	$9.388	75,431
	2010	$9.388	$10.595	78,583
	2011	$10.595	$10.473	57,292
	2012	$10.473	$12.038	60,518
	2013	$12.038	$15.111	52,689
	2014	$15.111	$16.097	45,304
	2015	$16.097	$15.137	45,292
	2016	$15.137	$17.498	31,625
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.949	23,258

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.291	$10.606	258,815
	2008	$10.606	$10.703	280,115
	2009	$10.703	$10.560	204,879
	2010	$10.560	$10.378	115,332
	2011	$10.378	$10.193	105,038
	2012	$10.193	$10.010	93,580
	2013	$10.010	$9.830	99,838
	2014	$9.830	$9.654	58,641
	2015	$9.654	$9.482	39,320
	2016	$9.482	$9.313	78,984
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.592	$13.173	75,363
	2008	$13.173	$6.816	71,379
	2009	$6.816	$8.565	57,607
	2010	$8.565	$10.418	58,821
	2011	$10.418	$10.228	39,731
	2012	$10.228	$11.490	48,616
	2013	$11.490	$15.345	38,482
	2014	$15.345	$16.728	42,969
	2015	$16.728	$17.561	34,065
	2016	$17.561	$17.341	29,697
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.366	$12.772	211,816
	2008	$12.772	$7.881	225,131
	2009	$7.881	$9.775	188,699
	2010	$9.775	$11.013	186,215
	2011	$11.013	$11.008	112,062
	2012	$11.008	$12.499	96,761
	2013	$12.499	$16.191	101,931
	2014	$16.191	$18.012	85,546
	2015	$18.012	$17.879	77,986
	2016	$17.879	$19.592	67,115
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.410	$10.639	90,643
	2008	$10.639	$10.086	138,607
	2009	$10.086	$11.437	109,299
	2010	$11.437	$12.079	73,245
	2011	$12.079	$12.697	52,851
	2012	$12.697	$13.166	43,691
	2013	$13.166	$12.662	32,645
	2014	$12.662	$13.132	22,768
	2015	$13.132	$12.786	14,698
	2016	$12.786	$13.119	8,832
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.687	$16.880	84,356
	2008	$16.880	$9.289	71,734
	2009	$9.289	$11.514	59,741
	2010	$11.514	$12.757	48,418
	2011	$12.757	$10.355	44,346
	2012	$10.355	$12.241	53,374
	2013	$12.241	$15.647	46,559
	2014	$15.647	$14.090	44,726
	2015	$14.090	$14.293	30,202
	2016	$14.293	$13.297	27,327

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.711	1,711
	2016	$8.711	$9.712	1,796
Guggenheim VIF Long Short Equity Fund
	2007	$12.893	$15.539	6,080
	2008	$15.539	$9.043	13,735
	2009	$9.043	$11.304	13,289
	2010	$11.304	$12.345	12,260
	2011	$12.345	$11.328	12,101
	2012	$11.328	$11.616	11,965
	2013	$11.616	$13.399	1,459
	2014	$13.399	$13.525	864
	2015	$13.525	$13.449	326
	2016	$13.449	$13.294	297
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.394	5,393
	2013	$9.394	$12.897	3,297
	2014	$12.897	$13.699	3,048
	2015	$13.699	$14.091	2,831
	2016	$14.091	$14.118	2,282
Invesco V.I. Capital Appreciation - Series II
	2007	$11.395	$12.501	9,752
	2008	$12.501	$7.043	14,356
	2009	$7.043	$8.349	12,418
	2010	$8.349	$9.446	6,468
	2011	$9.446	$8.523	6,151
	2012	$8.523	$9.773	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.767	$11.405	16,749
	2008	$11.405	$7.804	23,452
	2009	$7.804	$9.807	16,715
	2010	$9.807	$10.522	14,055
	2011	$10.522	$10.302	12,208
	2012	$10.302	$11.494	11,510
	2013	$11.494	$14.553	8,377
	2014	$14.553	$15.412	8,069
	2015	$15.412	$14.226	8,177
	2016	$14.226	$15.371	3,077
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.781	12,345
	2012	$11.781	$11.825	7,815
	2013	$11.825	$11.281	9,571
	2014	$11.281	$11.508	7,672
	2015	$11.508	$11.307	6,961
	2016	$11.307	$11.216	4,981

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.544	$13.635	34,015
	2008	$13.635	$9.076	41,700
	2009	$9.076	$11.062	31,070
	2010	$11.062	$12.187	27,922
	2011	$12.187	$11.698	24,168
	2012	$11.698	$13.135	22,503
	2013	$13.135	$17.254	19,862
	2014	$17.254	$18.632	12,486
	2015	$18.632	$17.690	15,920
	2016	$17.690	$20.748	6,367
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.564	$13.482	12,802
	2008	$13.482	$9.442	35,385
	2009	$9.442	$12.040	23,028
	2010	$12.040	$13.453	21,748
	2011	$13.453	$12.352	22,611
	2012	$12.352	$13.417	17,790
	2013	$13.417	$16.926	16,032
	2014	$16.926	$17.314	14,497
	2015	$17.314	$16.275	13,712
	2016	$16.275	$18.086	10,510
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.441	$14.367	10,156
	2008	$14.367	$7.500	5,141
	2009	$7.500	$11.517	10,158
	2010	$11.517	$14.395	7,082
	2011	$14.395	$12.813	6,034
	2012	$12.813	$14.045	6,076
	2013	$14.045	$18.840	4,784
	2014	$18.840	$19.924	3,162
	2015	$19.924	$19.769	1,652
	2016	$19.769	$19.526	1,030
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.288	$12.230	26,372
	2008	$12.230	$5.776	28,022
	2009	$5.776	$8.380	17,395
	2010	$8.380	$8.801	15,645
	2011	$8.801	$8.349	12,474
	2012	$8.349	$9.646	7,102
	2013	$9.646	$12.624	6,070
	2014	$12.624	$13.188	4,517
	2015	$13.188	$11.571	3,652
	2016	$11.571	$13.400	3,345
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.419	$10.948	21,802
	2008	$10.948	$10.914	24,600
	2009	$10.914	$10.809	15,906
	2010	$10.809	$11.133	41,188
	2011	$11.133	$11.184	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.916	7,352
	2009	$6.916	$12.163	7,507
	2010	$12.163	$14.932	5,973
	2011	$14.932	$9.922	5,705
	2012	$9.922	$11.027	6,067
	2013	$11.027	$12.375	3,622
	2014	$12.375	$10.681	1,555
	2015	$10.681	$9.565	1,088
	2016	$9.565	$8.764	851
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.740	$14.459	34,280
	2008	$14.459	$10.238	42,657
	2009	$10.238	$13.363	30,080
	2010	$13.363	$15.139	24,624
	2011	$15.139	$14.424	21,913
	2012	$14.424	$15.692	16,678
	2013	$15.692	$19.386	14,698
	2014	$19.386	$20.644	8,246
	2015	$20.644	$19.524	6,864
	2016	$19.524	$22.772	4,078
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.093	$12.071	12,418
	2008	$12.071	$7.596	19,904
	2009	$7.596	$7.188	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.130	$13.136	14,877
	2008	$13.136	$10.828	22,471
	2009	$10.828	$13.353	19,202
	2010	$13.353	$14.178	20,105
	2011	$14.178	$14.112	18,228
	2012	$14.112	$15.711	10,712
	2013	$15.711	$18.483	8,198
	2014	$18.483	$19.646	6,363
	2015	$19.646	$19.371	4,798
	2016	$19.371	$19.846	2,684
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.632	$15.829	6,797
	2008	$15.829	$14.875	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.554	$18.185	13,531
	2008	$18.185	$9.944	14,716
	2009	$9.944	$14.259	12,938
	2010	$14.259	$14.910	10,052
	2011	$14.910	$13.625	8,840
	2012	$13.625	$16.572	7,253
	2013	$16.572	$21.300	5,800
	2014	$21.300	$22.688	3,321
	2015	$22.688	$24.939	2,507
	2016	$24.939	$24.967	2,019

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.379	$13.943	13,792
	2008	$13.943	$8.729	10,922
	2009	$8.729	$10.506	5,256
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$17.572	5,959
	2016	$17.572	$18.265	3,986
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.367	4,159
	2014	$15.367	$15.473	4,685
	2015	$15.473	$14.522	3,448
	2016	$14.522	$16.208	2,284
MFS® High Income Series - Service Class
	2007	$11.483	$11.449	23,290
	2008	$11.449	$8.020	27,280
	2009	$8.020	$11.438	18,164
	2010	$11.438	$12.849	12,581
	2011	$12.849	$13.105	10,973
	2012	$13.105	$14.725	5,772
	2013	$14.725	$14.899	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.248	$12.262	18,306
	2008	$12.262	$7.588	22,364
	2009	$7.588	$10.365	18,949
	2010	$10.365	$11.415	15,205
	2011	$11.415	$11.251	12,320
	2012	$11.251	$12.892	10,941
	2013	$12.892	$16.464	10,784
	2014	$16.464	$17.965	6,946
	2015	$17.965	$18.113	0
MFS® Investors Trust Series - Service Class
	2007	$12.521	$13.528	3,450
	2008	$13.528	$8.867	5,345
	2009	$8.867	$11.020	3,217
	2010	$11.020	$11.999	1,719
	2011	$11.999	$11.498	3,714
	2012	$11.498	$13.417	3,388
	2013	$13.417	$17.358	3,108
	2014	$17.358	$18.871	2,607
	2015	$18.871	$18.523	2,415
	2016	$18.523	$19.703	2,086
MFS® New Discovery Series - Service Class
	2007	$11.329	$11.374	10,252
	2008	$11.374	$6.755	10,509
	2009	$6.755	$10.807	13,125
	2010	$10.807	$14.427	9,230
	2011	$14.427	$12.681	8,946
	2012	$12.681	$15.055	7,889
	2013	$15.055	$20.877	4,629
	2014	$20.877	$18.965	3,804
	2015	$18.965	$18.224	5,636
	2016	$18.224	$19.472	5,341

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$11.861	$12.104	20,247
	2008	$12.104	$9.233	26,900
	2009	$9.233	$10.674	20,112
	2010	$10.674	$11.492	13,332
	2011	$11.492	$11.464	13,081
	2012	$11.464	$12.488	11,293
	2013	$12.488	$14.561	9,152
	2014	$14.561	$15.477	7,803
	2015	$15.477	$15.110	4,680
	2016	$15.110	$16.147	3,407
MFS® Value Series - Service Class
	2007	$13.770	$14.547	8,826
	2008	$14.547	$9.608	4,507
	2009	$9.608	$11.553	3,502
	2010	$11.553	$12.618	2,399
	2011	$12.618	$12.333	2,554
	2012	$12.333	$14.034	2,402
	2013	$14.034	$18.688	2,381
	2014	$18.688	$20.223	1,921
	2015	$20.223	$19.674	923
	2016	$19.674	$21.982	533
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.787	$12.272	5,022
	2008	$12.272	$6.120	7,593
	2009	$6.120	$7.949	8,703
	2010	$7.949	$9.927	6,348
	2011	$9.927	$9.830	7,146
	2012	$9.830	$11.213	5,665
	2013	$11.213	$14.934	3,682
	2014	$14.934	$15.475	4,374
	2015	$15.475	$16.161	2,520
	2016	$16.161	$16.201	1,275
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.644	$15.254	111,096
	2008	$15.254	$8.938	64,672
	2009	$8.938	$12.231	44,368
	2010	$12.231	$13.897	41,921
	2011	$13.897	$12.483	32,097
	2012	$12.483	$14.826	36,198
	2013	$14.826	$18.489	32,092
	2014	$18.489	$18.530	30,546
	2015	$18.530	$18.865	26,022
	2016	$18.865	$18.497	16,284
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.681	$13.246	44,402
	2008	$13.246	$8.064	43,930
	2009	$8.064	$10.840	31,176
	2010	$10.840	$13.099	26,227
	2011	$13.099	$12.557	21,911
	2012	$12.557	$14.509	23,005
	2013	$14.509	$20.037	19,793
	2014	$20.037	$21.969	18,283
	2015	$21.969	$20.259	15,722
	2016	$20.259	$23.411	10,883

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.714	$10.902	33,647
	2008	$10.902	$10.451	27,562
	2009	$10.451	$11.867	25,316
	2010	$11.867	$12.644	20,331
	2011	$12.644	$13.257	16,521
	2012	$13.257	$14.430	14,395
	2013	$14.430	$14.241	12,784
	2014	$14.241	$15.546	5,997
	2015	$15.546	$15.310	4,556
	2016	$15.310	$16.009	3,744
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.283	$10.590	32,822
	2008	$10.590	$10.634	91,586
	2009	$10.634	$10.454	70,508
	2010	$10.454	$10.271	58,599
	2011	$10.271	$10.092	65,420
	2012	$10.092	$9.916	35,580
	2013	$9.916	$9.744	41,518
	2014	$9.744	$9.569	31,288
	2015	$9.569	$9.399	31,282
	2016	$9.399	$9.286	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.462	$11.371	42,156
	2008	$11.371	$10.380	41,393
	2009	$10.380	$12.068	32,397
	2010	$12.068	$12.812	32,722
	2011	$12.812	$14.051	20,871
	2012	$14.051	$15.005	16,504
	2013	$15.005	$13.377	14,113
	2014	$13.377	$13.542	9,334
	2015	$13.542	$12.938	6,186
	2016	$12.938	$13.366	5,442
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.507	$11.221	79,939
	2008	$11.221	$11.550	109,474
	2009	$11.550	$12.939	93,450
	2010	$12.939	$13.737	84,488
	2011	$13.737	$13.977	122,070
	2012	$13.977	$15.042	111,189
	2013	$15.042	$14.481	49,016
	2014	$14.481	$14.829	28,408
	2015	$14.829	$14.627	25,235
	2016	$14.627	$14.749	19,524
Premier VIT OpCap Balanced Portfolio
	2007	$11.826	$11.096	7,098
	2008	$11.096	$7.499	9,792
	2009	$7.499	$7.225	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.467	$11.971	12,010
	2008	$11.971	$10.815	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.636	$12.852	54,684
	2008	$12.852	$7.238	68,814
	2009	$7.238	$10.078	50,583
	2010	$10.078	$11.480	35,122
	2011	$11.480	$11.427	29,928
	2012	$11.427	$13.230	30,044
	2013	$13.230	$18.300	22,612
	2014	$18.300	$19.559	16,859
	2015	$19.559	$21.281	12,660
	2016	$21.281	$21.011	5,906
T. Rowe Price Equity Income Portfolio - II
	2007	$13.123	$13.276	72,693
	2008	$13.276	$8.309	93,184
	2009	$8.309	$10.220	63,978
	2010	$10.220	$11.515	56,769
	2011	$11.515	$11.193	48,248
	2012	$11.193	$12.851	37,818
	2013	$12.851	$16.331	24,332
	2014	$16.331	$17.176	14,093
	2015	$17.176	$15.669	10,593
	2016	$15.669	$18.289	7,376
UIF Growth Portfolio, Class II
	2007	$11.954	$14.281	1,834
	2008	$14.281	$7.103	3,770
	2009	$7.103	$11.520	5,504
	2010	$11.520	$13.870	4,539
	2011	$13.870	$13.207	4,772
	2012	$13.207	$14.791	4,328
	2013	$14.791	$21.457	3,807
	2014	$21.457	$22.354	3,003
	2015	$22.354	$24.579	1,744
	2016	$24.579	$23.674	730
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.841	$16.117	49,639
	2008	$16.117	$9.803	52,161
	2009	$9.803	$12.369	39,348
	2010	$12.369	$15.734	29,572
	2011	$15.734	$16.326	27,469
	2012	$16.326	$18.536	24,708
	2013	$18.536	$18.521	21,474
	2014	$18.521	$23.540	15,395
	2015	$23.540	$23.561	11,583
	2016	$23.561	$24.653	9,065
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.370	$10.595	5,710
	2008	$10.595	$9.042	3,607
	2009	$9.042	$10.110	2,562
	2010	$10.110	$10.422	2,634
	2011	$10.422	$10.003	2,497
	2012	$10.003	$9.953	2,675
	2013	$9.953	$10.268	1,125
	2014	$10.268	$9.975	571
	2015	$9.975	$9.865	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.408	$28.927	22,998
	2008	$28.927	$10.004	15,749
	2009	$10.004	$20.943	10,954
	2010	$20.943	$26.087	7,376
	2011	$26.087	$19.024	5,823
	2012	$19.024	$24.250	5,143
	2013	$24.250	$26.676	4,678
	2014	$26.676	$26.087	2,040
	2015	$26.087	$22.032	1,431
	2016	$22.032	$21.659	1,281
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.587	$32.238	35,164
	2008	$32.238	$17.055	36,260
	2009	$17.055	$26.383	36,520
	2010	$26.383	$33.484	30,164
	2011	$33.484	$27.472	22,360
	2012	$27.472	$27.890	21,376
	2013	$27.890	$30.273	19,427
	2014	$30.273	$24.049	17,441
	2015	$24.049	$15.716	12,344
	2016	$15.716	$22.181	15,845
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.929	$11.675	47,449
	2008	$11.675	$7.924	53,932
	2009	$7.924	$12.049	33,607
	2010	$12.049	$13.571	22,444
	2011	$13.571	$13.497	19,914
	2012	$13.497	$15.649	13,535
	2013	$15.649	$16.298	11,196
	2014	$16.298	$15.763	8,819
	2015	$15.763	$14.539	8,273
	2016	$14.539	$16.470	4,444

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR

EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$12.977	$16.815	0
	2008	$16.815	$8.955	0
	2009	$8.955	$13.130	0
	2010	$13.130	$14.517	0
	2011	$14.517	$14.037	0
	2012	$14.037	$16.100	0
	2013	$16.100	$21.116	0
	2014	$21.116	$23.309	0
	2015	$23.309	$24.021	0
	2016	$24.021	$23.426	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.071	$12.885	0
	2008	$12.885	$6.733	0
	2009	$6.733	$9.646	0
	2010	$9.646	$10.597	0
	2011	$10.597	$10.233	0
	2012	$10.233	$10.890	0
	2013	$10.890	$14.260	0
	2014	$14.260	$15.340	0
	2015	$15.340	$15.128	0
	2016	$15.128	$14.543	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$11.962	$15.277	0
	2008	$15.277	$6.172	0
	2009	$6.172	$9.087	0
	2010	$9.087	$10.512	0
	2011	$10.512	$9.350	0
	2012	$9.350	$10.524	0
	2013	$10.524	$13.866	0
	2014	$13.866	$14.514	0
	2015	$14.514	$13.855	0
	2016	$13.855	$13.547	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.420	0
	2008	$9.420	$5.813	0
	2009	$5.813	$7.316	0
	2010	$7.316	$8.301	0
	2011	$8.301	$7.577	0
	2012	$7.577	$8.476	0
	2013	$8.476	$10.900	0
	2014	$10.900	$11.600	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.658	0
	2008	$9.658	$6.049	0
	2009	$6.049	$7.328	0
	2010	$7.328	$7.805	0
	2011	$7.805	$7.971	0
	2012	$7.971	$9.035	0
	2013	$9.035	$11.637	0
	2014	$11.637	$12.649	0
	2015	$12.649	$11.954	0
	2016	$11.954	$13.145	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.622	$11.902	0
	2008	$11.902	$8.233	0
	2009	$8.233	$10.314	0
	2010	$10.314	$11.438	0
	2011	$11.438	$10.816	0
	2012	$10.816	$11.811	0
	2013	$11.811	$13.255	0
	2014	$13.255	$13.611	0
	2015	$13.611	$13.236	0
	2016	$13.236	$13.245	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.843	$15.798	0
	2008	$15.798	$8.809	0
	2009	$8.809	$11.611	0
	2010	$11.611	$13.210	0
	2011	$13.210	$12.496	0
	2012	$12.496	$14.120	0
	2013	$14.120	$17.992	0
	2014	$17.992	$19.546	0
	2015	$19.546	$19.097	0
	2016	$19.097	$20.020	0
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.834	$12.644	0
	2008	$12.644	$7.035	0
	2009	$7.035	$8.891	0
	2010	$8.891	$9.942	0
	2011	$9.942	$9.737	0
	2012	$9.737	$11.089	0
	2013	$11.089	$13.793	0
	2014	$13.793	$14.558	0
	2015	$14.558	$13.565	0
	2016	$13.565	$15.537	0
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.919	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.020	$10.231	0
	2008	$10.231	$10.230	0
	2009	$10.230	$10.001	0
	2010	$10.001	$9.738	0
	2011	$9.738	$9.477	0
	2012	$9.477	$9.221	0
	2013	$9.221	$8.973	0
	2014	$8.973	$8.732	0
	2015	$8.732	$8.497	0
	2016	$8.497	$8.269	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.313	$12.707	0
	2008	$12.707	$6.514	0
	2009	$6.514	$8.111	0
	2010	$8.111	$9.776	0
	2011	$9.776	$9.509	0
	2012	$9.509	$10.584	0
	2013	$10.584	$14.006	0
	2014	$14.006	$15.129	0
	2015	$15.129	$15.737	0
	2016	$15.737	$15.398	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.040	$12.320	0
	2008	$12.320	$7.533	0
	2009	$7.533	$9.257	0
	2010	$9.257	$10.334	0
	2011	$10.334	$10.235	0
	2012	$10.235	$11.515	0
	2013	$11.515	$14.779	0
	2014	$14.779	$16.291	0
	2015	$16.291	$16.023	0
	2016	$16.023	$17.397	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.136	$10.263	0
	2008	$10.263	$9.641	0
	2009	$9.641	$10.831	0
	2010	$10.831	$11.334	0
	2011	$11.334	$11.805	0
	2012	$11.805	$12.129	0
	2013	$12.129	$11.558	0
	2014	$11.558	$11.878	0
	2015	$11.878	$11.459	0
	2016	$11.459	$11.649	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.299	$16.284	0
	2008	$16.284	$8.878	0
	2009	$8.878	$10.904	0
	2010	$10.904	$11.971	0
	2011	$11.971	$9.628	0
	2012	$9.628	$11.277	0
	2013	$11.277	$14.282	0
	2014	$14.282	$12.744	0
	2015	$12.744	$12.808	0
	2016	$12.808	$11.807	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.658	0
	2016	$8.658	$9.565	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.553	$14.990	0
	2008	$14.990	$8.643	0
	2009	$8.643	$10.705	0
	2010	$10.705	$11.584	0
	2011	$11.584	$10.532	0
	2012	$10.532	$10.701	0
	2013	$10.701	$12.230	0
	2014	$12.230	$12.233	0
	2015	$12.233	$12.052	0
	2016	$12.052	$11.805	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.654	0
	2013	$8.654	$11.772	0
	2014	$11.772	$12.390	0
	2015	$12.390	$12.628	0
	2016	$12.628	$12.536	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.094	$12.059	0
	2008	$12.059	$6.732	0
	2009	$6.732	$7.907	0
	2010	$7.907	$8.864	0
	2011	$8.864	$7.925	0
	2012	$7.925	$9.059	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.700	$11.230	0
	2008	$11.230	$7.613	0
	2009	$7.613	$9.481	0
	2010	$9.481	$10.078	0
	2011	$10.078	$9.778	0
	2012	$9.778	$10.808	0
	2013	$10.808	$13.560	0
	2014	$13.560	$14.229	0
	2015	$14.229	$13.013	0
	2016	$13.013	$13.932	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$10.954	0
	2012	$10.954	$10.894	0
	2013	$10.894	$10.297	0
	2014	$10.297	$10.408	0
	2015	$10.408	$10.133	0
	2016	$10.133	$9.959	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.187	$13.153	0
	2008	$13.153	$8.675	0
	2009	$8.675	$10.476	0
	2010	$10.476	$11.436	0
	2011	$11.436	$10.876	0
	2012	$10.876	$12.100	0
	2013	$12.100	$15.749	0
	2014	$15.749	$16.851	0
	2015	$16.851	$15.853	0
	2016	$15.853	$18.424	0
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.233	$13.005	0
	2008	$13.005	$9.025	0
	2009	$9.025	$11.403	0
	2010	$11.403	$12.624	0
	2011	$12.624	$11.484	0
	2012	$11.484	$12.360	0
	2013	$12.360	$15.450	0
	2014	$15.450	$15.660	0
	2015	$15.660	$14.584	0
	2016	$14.584	$16.060	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.113	$13.859	0
	2008	$13.859	$7.169	0
	2009	$7.169	$10.907	0
	2010	$10.907	$13.507	0
	2011	$13.507	$11.913	0
	2012	$11.913	$12.938	0
	2013	$12.938	$17.197	0
	2014	$17.197	$18.020	0
	2015	$18.020	$17.716	0
	2016	$17.716	$17.338	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$11.964	$11.798	0
	2008	$11.798	$5.521	0
	2009	$5.521	$7.936	0
	2010	$7.936	$8.258	0
	2011	$8.258	$7.763	0
	2012	$7.763	$8.886	0
	2013	$8.886	$11.523	0
	2014	$11.523	$11.928	0
	2015	$11.928	$10.369	0
	2016	$10.369	$11.898	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.144	$10.561	0
	2008	$10.561	$10.431	0
	2009	$10.431	$10.237	0
	2010	$10.237	$10.447	0
	2011	$10.447	$10.464	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.611	0
	2009	$6.611	$11.518	0
	2010	$11.518	$14.012	0
	2011	$14.012	$9.225	0
	2012	$9.225	$10.158	0
	2013	$10.158	$11.295	0
	2014	$11.295	$9.660	0
	2015	$9.660	$8.572	0
	2016	$8.572	$7.781	0
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.378	$13.948	0
	2008	$13.948	$9.785	0
	2009	$9.785	$12.655	0
	2010	$12.655	$14.206	0
	2011	$14.206	$13.411	0
	2012	$13.411	$14.456	0
	2013	$14.456	$17.696	0
	2014	$17.696	$18.671	0
	2015	$18.671	$17.497	0
	2016	$17.497	$20.220	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.894	$11.777	0
	2008	$11.777	$7.343	0
	2009	$7.343	$6.927	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.810	$12.672	0
	2008	$12.672	$10.349	0
	2009	$10.349	$12.646	0
	2010	$12.646	$13.304	0
	2011	$13.304	$13.121	0
	2012	$13.121	$14.473	0
	2013	$14.473	$16.872	0
	2014	$16.872	$17.768	0
	2015	$17.768	$17.360	0
	2016	$17.360	$17.623	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.273	$15.270	0
	2008	$15.270	$14.306	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.197	$17.542	0
	2008	$17.542	$9.505	0
	2009	$9.505	$13.504	0
	2010	$13.504	$13.991	0
	2011	$13.991	$12.669	0
	2012	$12.669	$15.267	0
	2013	$15.267	$19.443	0
	2014	$19.443	$20.520	0
	2015	$20.520	$22.349	0
	2016	$22.349	$22.170	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.026	$13.450	0
	2008	$13.450	$8.343	0
	2009	$8.343	$9.949	0
	2010	$9.949	$10.633	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$15.747	0
	2016	$15.747	$16.218	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.027	0
	2014	$14.027	$13.994	0
	2015	$13.994	$13.014	0
	2016	$13.014	$14.392	0
MFS® High Income Series - Service Class
	2007	$11.180	$11.044	0
	2008	$11.044	$7.666	0
	2009	$7.666	$10.832	0
	2010	$10.832	$12.057	0
	2011	$12.057	$12.185	0
	2012	$12.185	$13.566	0
	2013	$13.566	$13.647	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.964	$11.798	0
	2008	$11.798	$7.252	0
	2009	$7.252	$9.815	0
	2010	$9.815	$10.711	0
	2011	$10.711	$10.461	0
	2012	$10.461	$11.876	0
	2013	$11.876	$15.029	0
	2014	$15.029	$16.248	0
	2015	$16.248	$16.346	0
MFS® Investors Trust Series - Service Class
	2007	$10.951	$11.828	0
	2008	$11.828	$8.475	0
	2009	$8.475	$10.436	0
	2010	$10.436	$11.259	0
	2011	$11.259	$10.691	0
	2012	$10.691	$12.361	0
	2013	$12.361	$15.844	0
	2014	$15.844	$17.068	0
	2015	$17.068	$16.599	0
	2016	$16.599	$17.495	0
MFS® New Discovery Series - Service Class
	2007	$11.030	$10.972	0
	2008	$10.972	$6.456	0
	2009	$6.456	$10.234	0
	2010	$10.234	$13.538	0
	2011	$13.538	$11.790	0
	2012	$11.790	$13.869	0
	2013	$13.869	$19.057	0
	2014	$19.057	$17.152	0
	2015	$17.152	$16.331	0
	2016	$16.331	$17.289	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$11.548	$11.676	0
	2008	$11.676	$8.825	0
	2009	$8.825	$10.109	0
	2010	$10.109	$10.783	0
	2011	$10.783	$10.659	0
	2012	$10.659	$11.505	0
	2013	$11.505	$13.292	0
	2014	$13.292	$13.998	0
	2015	$13.998	$13.541	0
	2016	$13.541	$14.338	0
MFS® Value Series - Service Class
	2007	$13.407	$14.033	0
	2008	$14.033	$9.183	0
	2009	$9.183	$10.941	0
	2010	$10.941	$11.840	0
	2011	$11.840	$11.467	0
	2012	$11.467	$12.929	0
	2013	$12.929	$17.058	0
	2014	$17.058	$18.291	0
	2015	$18.291	$17.631	0
	2016	$17.631	$19.520	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.607	$11.974	0
	2008	$11.974	$5.917	0
	2009	$5.917	$7.614	0
	2010	$7.614	$9.421	0
	2011	$9.421	$9.244	0
	2012	$9.244	$10.448	0
	2013	$10.448	$13.787	0
	2014	$13.787	$14.156	0
	2015	$14.156	$14.648	0
	2016	$14.648	$14.550	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.258	$14.715	0
	2008	$14.715	$8.542	0
	2009	$8.542	$11.583	0
	2010	$11.583	$13.040	0
	2011	$13.040	$11.607	0
	2012	$11.607	$13.659	0
	2013	$13.659	$16.877	0
	2014	$16.877	$16.759	0
	2015	$16.759	$16.905	0
	2016	$16.905	$16.424	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.320	$12.778	0
	2008	$12.778	$7.708	0
	2009	$7.708	$10.265	0
	2010	$10.265	$12.291	0
	2011	$12.291	$11.675	0
	2012	$11.675	$13.367	0
	2013	$13.367	$18.289	0
	2014	$18.289	$19.870	0
	2015	$19.870	$18.155	0
	2016	$18.155	$20.788	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.431	$10.517	0
	2008	$10.517	$9.989	0
	2009	$9.989	$11.239	0
	2010	$11.239	$11.865	0
	2011	$11.865	$12.326	0
	2012	$12.326	$13.294	0
	2013	$13.294	$13.000	0
	2014	$13.000	$14.060	0
	2015	$14.060	$13.720	0
	2016	$13.720	$14.216	0
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.012	$10.215	0
	2008	$10.215	$10.164	0
	2009	$10.164	$9.900	0
	2010	$9.900	$9.638	0
	2011	$9.638	$9.384	0
	2012	$9.384	$9.135	0
	2013	$9.135	$8.894	0
	2014	$8.894	$8.655	0
	2015	$8.655	$8.423	0
	2016	$8.423	$8.266	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.186	$10.969	0
	2008	$10.969	$9.921	0
	2009	$9.921	$11.429	0
	2010	$11.429	$12.022	0
	2011	$12.022	$13.064	0
	2012	$13.064	$13.824	0
	2013	$13.824	$12.210	0
	2014	$12.210	$12.248	0
	2015	$12.248	$11.595	0
	2016	$11.595	$11.869	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.230	$10.824	0
	2008	$10.824	$11.040	0
	2009	$11.040	$12.254	0
	2010	$12.254	$12.890	0
	2011	$12.890	$12.996	0
	2012	$12.996	$13.857	0
	2013	$13.857	$13.219	0
	2014	$13.219	$13.412	0
	2015	$13.412	$13.108	0
	2016	$13.108	$13.097	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.539	$10.728	0
	2008	$10.728	$7.183	0
	2009	$7.183	$6.901	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.164	$11.548	0
	2008	$11.548	$10.428	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.329	$12.398	0
	2008	$12.398	$6.918	0
	2009	$6.918	$9.544	0
	2010	$9.544	$10.772	0
	2011	$10.772	$10.625	0
	2012	$10.625	$12.188	0
	2013	$12.188	$16.704	0
	2014	$16.704	$17.690	0
	2015	$17.690	$19.071	0
	2016	$19.071	$18.657	0
T. Rowe Price Equity Income Portfolio - II
	2007	$12.777	$12.807	0
	2008	$12.807	$7.942	0
	2009	$7.942	$9.678	0
	2010	$9.678	$10.805	0
	2011	$10.805	$10.407	0
	2012	$10.407	$11.839	0
	2013	$11.839	$14.907	0
	2014	$14.907	$15.535	0
	2015	$15.535	$14.041	0
	2016	$14.041	$16.239	0
UIF Growth Portfolio, Class II
	2007	$11.639	$13.776	0
	2008	$13.776	$6.789	0
	2009	$6.789	$10.909	0
	2010	$10.909	$13.015	0
	2011	$13.015	$12.280	0
	2012	$12.280	$13.626	0
	2013	$13.626	$19.586	0
	2014	$19.586	$20.218	0
	2015	$20.218	$22.026	0
	2016	$22.026	$21.021	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.318	$15.547	0
	2008	$15.547	$9.370	0
	2009	$9.370	$11.714	0
	2010	$11.714	$14.764	0
	2011	$14.764	$15.179	0
	2012	$15.179	$17.076	0
	2013	$17.076	$16.906	0
	2014	$16.906	$21.290	0
	2015	$21.290	$21.114	0
	2016	$21.114	$21.891	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.097	$10.221	0
	2008	$10.221	$8.642	0
	2009	$8.642	$9.575	0
	2010	$9.575	$9.780	0
	2011	$9.780	$9.300	0
	2012	$9.300	$9.169	0
	2013	$9.169	$9.372	0
	2014	$9.372	$9.022	0
	2015	$9.022	$8.887	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.843	$27.905	0
	2008	$27.905	$9.562	0
	2009	$9.562	$19.834	0
	2010	$19.834	$24.479	0
	2011	$24.479	$17.688	0
	2012	$17.688	$22.340	0
	2013	$22.340	$24.349	0
	2014	$24.349	$23.594	0
	2015	$23.594	$19.744	0
	2016	$19.744	$19.232	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$21.992	$31.099	0
	2008	$31.099	$16.301	0
	2009	$16.301	$24.986	0
	2010	$24.986	$31.420	0
	2011	$31.420	$25.543	0
	2012	$25.543	$25.693	0
	2013	$25.693	$27.633	0
	2014	$27.633	$21.750	0
	2015	$21.750	$14.083	0
	2016	$14.083	$19.694	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.614	$11.262	0
	2008	$11.262	$7.573	0
	2009	$7.573	$11.411	0
	2010	$11.411	$12.735	0
	2011	$12.735	$12.549	0
	2012	$12.549	$14.417	0
	2013	$14.417	$14.877	0
	2014	$14.877	$14.257	0
	2015	$14.257	$13.029	0
	2016	$13.029	$14.625	0

*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.60% and an administrative expense charge of 0.10%.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$1,379
Legal fees	$1,841
Accounting fees	$21,508
Mailing fees	$1,590

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

Resolution Life, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of Resolution Life, Inc. and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No. Description

1	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

3(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203376).

3(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553).

4(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

5(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

5(f)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)

10.2	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.3	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-111553)

10.4	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.6	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.7	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.8	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-111553)

10.9	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180374)

10.12	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.13	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.14	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376)

10.15	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.16	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

11	None

12	None

15	Not applicable.

16	None

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

23	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25	None

26	None

99	Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS    XBRL Instance Document

101.SCH    XBRL Taxonomy Extension Schema

101.CAL    XBRL Taxonomy Extension Calculation Linkbase

101.DEF    XBRL Taxonomy Extension Definition Linkbase

101.LAB    XBRL Taxonomy Extension Label Linkbase

101.PRE    XBRL Taxonomy Extension Presentation Linkbase

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 3rd day of April, 2017.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/ W. Weldon Wilson
W. Weldon Wilson
Director and Chief Executive Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 3rd day of April, 2017.

SIGNATURE	TITLE

*Richard Carbone Richard Carbone	Director

*Clive Cowdery Clive Cowdery	Director

*Ann Frohman Ann Frohman	Director

*Jon Hack Jon Hack	Director

*Robert Stein Robert Stein	Director

*Grace Vandecruze Grace Vandecruze	Director

*Stephen Paul Campbell	Director
Stephen Paul Campbell

/s/ W. Weldon Wilson W. Weldon Wilson	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Robyn Wyatt Robyn Wyatt	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

*By: /s/ Robyn Wyatt, pursuant to Power of Attorney.

EXHIBIT LIST

5(f)	Opinion and Consent of Counsel regarding legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze.

99	Experts

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase